Exhibit 2.1

Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

by and among

PHILLIPS 66 COMPANY

PHILLIPS 66 PROJECT DEVELOPMENT INC.

PHILLIPS 66 PARTNERS GP LLC

and

PHILLIPS 66 PARTNERS LP

dated as of

September 19, 2017

ARTICLE V COVENANTS, ETC.		24

5.1	Conduct of the Businesses	24
5.2	Financial Statements	25
5.3	Prefunded Projects	25
5.4	Independent Investigation	26
5.5	Post-Closing Payments	26
5.6	Further Assurances	26
5.7	NYSE Listing	27
5.8	Tax Covenants	27
5.9	Consents	28
5.10	Financing Cooperation	28

ARTICLE VI CONDITIONS TO CLOSING		28

6.1	Conditions to Each Party’s Obligation to Effect the Transactions	28
6.2	Conditions to the Obligation of the Partnership	29
6.3	Conditions to the Obligation of the P66 Parties	29

ARTICLE VII CLOSING		30

7.1	Closing	30
7.2	Deliveries by the P66 Parties	30
7.3	Deliveries by the Partnership	31

ARTICLE VIII INDEMNIFICATION		32

8.1	Indemnification of P66 Company and Other Parties	32
8.2	Indemnification of the Partnership and other Parties	32
8.3	Demands	32
8.4	Right to Contest and Defend	33
8.5	Cooperation	34
8.6	Right to Participate	34
8.7	Payment of Damages	34
8.8	Limitations on Indemnification	34
8.9	Survival	35
8.10	Sole Remedy	35
8.11	Express Negligence Rule	35
8.12	Knowledge	36
8.13	Consideration Adjustment	36
8.14	Specified Matter	36

ARTICLE IX TERMINATION		36

9.1	Events of Termination	36
9.2	Effect of Termination	37

ARTICLE X MISCELLANEOUS		37

10.1	Expenses	37
10.2	Deed; Bill of Sale; Assignment	37

10.3	Right of Offset	37
10.4	Notices	37
10.5	Governing Law	38
10.6	Public Statements	38
10.7	Form of Payment	38
10.8	Entire Agreement; Amendments and Waivers	38
10.9	Binding Effect and Assignment	39
10.10	Severability	39
10.11	Interpretation	39
10.12	Headings and Schedules	39
10.13	Counterparts	39
10.14	Consent of Conflicts Committee	39

EXHIBITS AND SCHEDULES

Exhibit A	Amended and Restated Operational Services Agreement
Exhibit B	Form of Assignment of Interests
Exhibit C	Form of Assignment of Term Note
Exhibit D	Form of Amended and Restated Lease
Exhibit E	Form of Omnibus Agreement Amendment
Exhibit F	Form of Amended and Restated Shared Services Agreement
Exhibit G	Form of Amended and Restated Tolling Services Agreement

Schedule 1.1(a)	Excluded Assets
Schedule 2.4	Assumed Liabilities
Schedule 2.5	Certain Capital Contributions (Excluded Liabilities)
Schedule 3.4	Consents
Schedule 3.5	Litigation
Schedule 3.7	Environmental Matters
Schedule 3.8	Contributed Interests
Schedule 3.18	Adverse Changes
Schedule 5.3	Prefunded Projects

v

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement (this “Agreement”) is made and entered into as of September 19, 2017 by and among Phillips 66 Company, a Delaware corporation (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation (“PDI” and, together with P66 Company, the “P66 Parties”), Phillips 66 Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”). P66 Company, PDI, the General Partner and the Partnership are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, P66 Company owns 100% of the common stock of PDI, and PDI owns 100% of the limited liability company interests in each of (a) Phillips 66 DE Holdings 20A LLC, a Delaware limited liability company (“DE A LLC”), (b) Phillips 66 DE Holdings 20B LLC, a Delaware limited liability company (“DE B LLC”), (c) Phillips 66 DE Holdings 20C LLC, a Delaware limited liability company (“DE C LLC”), (d) Phillips 66 DE Holdings 20D LLC, a Delaware limited liability company (“DE D LLC”), and (e) Phillips 66 DE Primary LLC, a Delaware limited liability company (“DE P LLC”), each of which owns an undivided 20% limited liability company interest in Phillips 66 DAPL Holdings LLC, a Delaware limited liability company (“DAPL Holdings”), and an undivided 20% limited liability company interest in Phillips 66 ETCO Holdings LLC, a Delaware limited liability company (“ETCO Holdings”);

WHEREAS, P66 Company owns, directly or indirectly, all of the limited partner interests in Merey Sweeny, L.P., a Delaware limited partnership (“MSLP”), and all of the limited liability company interests in Sweeny Coker, L.L.C., a Delaware limited liability company and the sole general partner of MSLP (“Sweeny Coker LLC”);

WHEREAS, MSLP has conveyed the Excluded Assets (as defined below) to P66 Company and, on the Closing Date, P66 Company shall contribute, assign, transfer and convey, or cause to be contributed, assigned, transferred and conveyed, all of the limited liability company interests in Sweeny Coker LLC and all of its limited partner interests in MSLP to PDI as a capital contribution, and definitive conveyance documents will be entered into for the conveyances described in this recital, forms of which have been made available to the Partnership (the “Prior Conveyances”);

WHEREAS, PDI intends to contribute its ownership interests in each of DE A LLC, DE B LLC, DE C LLC, DE D LLC, DE P LLC, MSLP, and Sweeny Coker LLC to the Partnership in exchange for the consideration, and on the other terms and conditions, set forth in this Agreement; and

WHEREAS, on the Closing Date (as defined below), each of the events and transactions set forth in Section 2.1 below shall occur.

NOW, THEREFORE, in consideration of the mutual undertakings and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (a) with respect to P66 Company, the term “Affiliate” shall not include any Group Member, (b) with respect to the Partnership Group, the term “Affiliate” shall not include Phillips 66, P66 Company, PDI or any of their respective Subsidiaries (other than a Group Member), and (c) the Contributed Entities shall be deemed to be Affiliates of P66 Company (and not of any Group Member) prior to the Effective Date and Affiliates of the Partnership Group (and not of P66 Company) on and after the Effective Date.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended & Restated Lease” means that certain Third Amended and Restated Lease between Phillips 66 Company and MSLP, in substantially the form attached hereto as Exhibit D.

“Amended and Restated Operational Services Agreement” means that certain Amended and Restated Operational Services Agreement by and among Phillips 66 Pipeline LLC, Phillips 66 Carrier LLC, and Phillips 66 Partners Holdings LLC, in substantially the form attached hereto as Exhibit A.

“Amended and Restated Shared Services Agreement” means that certain Amended and Restated Shared Services Agreement by and between P66 Company and MSLP, in substantially the form attached hereto as Exhibit F.

“Amended & Restated Tolling Services Agreement” means that certain Amended and Restated Tolling Services Agreement by and between MSLP and P66 Company, substantially in the form attached hereto as Exhibit G.

“Assets” means the DAPL Assets, the ETCO Assets and the MSLP Assets, collectively.

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, dated as of August 1, 2017, by and among P66 Company and MSLP.

“Assignment of Interests” means that certain Assignment of Interests in substantially the form attached as Exhibit B hereto.

“Assignment of Term Note” means that certain Assignment and Assumption Agreement in substantially the form attached as Exhibit C hereto.

“Assumed Liabilities” has the meaning set forth in Section 2.4.

“Businesses” means, collectively, the operations and business (a) as historically conducted by the P66 Parties and their Affiliates using the Assets and (b) as contemplated to be conducted, consistent with prudent industry practice, following the Effective Date by the Partnership Group using the Assets.

“Cap” has the meaning set forth in Section 8.8(a).

“Carrier” means Phillips 66 Carrier LLC, a Delaware limited liability company.

“Cash Consideration” has the meaning set forth in Section 2.2.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Code” has the meaning set forth in Section 3.14(f).

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in Section 3.6.

“Consent” has the meaning set forth in Section 3.4.

“Contract” means any contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, Permit or other legally binding agreement.

“Contributed Entities” means DE A LLC, DE B LLC, DE C LLC, DE D LLC, DE P LLC, DAPL Holdings, ETCO Holdings, MSLP and Sweeny Coker LLC, collectively.

“Contributed Entity” means any of the Contributed Entities, individually.

“Contributed Interests” has the meaning set forth in Section 2.1(c).

“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Dakota Access” means Dakota Access, LLC, a Delaware limited liability company and the owner of the DAPL Assets.

“Damages” has the meaning set forth in Section 8.1.

“DAPL Assets” means, collectively, the Dakota Access Pipeline, a 1,172-mile crude oil pipeline system originating in the Bakken / Three Forks production area of North Dakota and extending to markets in the Midwest, and all other assets owned, held, used or held for use by

Dakota Access or any of its Affiliates in connection with the operation of the Dakota Access Pipeline.

“DAPL Holdings” has the meaning set forth in the recitals to this Agreement.

“DE A LLC” has the meaning set forth in the recitals to this Agreement.

“DE B LLC” has the meaning set forth in the recitals to this Agreement.

“DE C LLC” has the meaning set forth in the recitals to this Agreement.

“DE D LLC” has the meaning set forth in the recitals to this Agreement.

“DE P LLC” has the meaning set forth in the recitals to this Agreement.

“Deductible” has the meaning set forth in Section 8.8(a).

“DSR Guaranty” means that certain guaranty dated and effective as of July 24, 2017, executed by Phillips 66 as an indirect owner of DAPL and ETCO, to provide for its pro rata share of six months’ interest coverage under the Credit Agreement dated as of August 2, 2016 among Dakota Access and Energy Transfer Crude Oil Company, as borrowers, the lenders named therein, and the other parties thereto.

“Energy Transfer Crude Oil Company” means Energy Transfer Crude Oil Company LLC, a Delaware limited liability company and the owner of the ETCO Assets.

“ETCO Assets” means, collectively, the Energy Transfer Crude Oil Pipeline, a crude oil pipeline system originating in Illinois and extending to markets in the U.S. Gulf Coast, and all other assets owned, held, used or held for use by Energy Transfer Crude Oil Company or any of its Affiliates in connection with the operation of the Energy Transfer Crude Oil Pipeline.

“Effective Date” means October 1, 2017.

“Effective Time” means 12:01 a.m. local time in Houston, Texas on the Closing Date, or such other time and date mutually agreed to by the Parties in writing.

“Environmental Laws” means any and all applicable federal, state and local laws and regulations and other legally enforceable requirements and rules of common law relating to the prevention of pollution or protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Materials.

“ETCO Holdings” has the meaning set forth in the recitals to this Agreement.

“Excluded Assets” means any of the assets set forth on Schedule 1.1(a) hereto.

“Excluded Liabilities” has the meaning set forth in Section 2.5.

“Financial Advisor” has the meaning set forth in Section 3.6.

“Financial and Operational Information” has the meaning set forth in Section 3.6.

“Financial Statements” has the meaning set forth in Section 3.15.

“Financing” has the meaning set forth in Section 5.10.

“Fundamental Representations” has the meaning set forth in Section 8.9.

“Funding Cap” means an amount equal to (i) $22,000,000 less (ii) 25% of any indebtedness or operating cash flow of DAPL Holdings or ETCO Holdings or their respective Subsidiaries (and also Dakota Access and Energy Transfer Crude Oil Company) used to fund the Specified Projects following the Closing Date.

“General Partner” has the meaning set forth in the preamble to this Agreement.

“General Partner Units” has the meaning set forth in the Partnership Agreement.

“Governmental Approval” has the meaning set forth in Section 3.4.

“Governmental Authority” means (a) the United States of America or any state or political subdivision thereof within the United States of America and (b) any court or any governmental or administrative department, commission, board, bureau or agency of the United States of America or of any state or political subdivision thereof within the United States of America.

“GP Contribution” has the meaning set forth in Section 2.1(a).

“Group Member” means a member of the Partnership Group.

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

“Holdings” has the meaning set forth in Section 2.1(d).

“Indemnity Claim” has the meaning set forth in Section 8.3.

“JV Assets” means the DAPL Assets and the ETCO Assets, collectively.

“JV Businesses” means, with respect to the JV Assets, collectively, the operations and business (a) as historically conducted by the Operator and its Affiliates using the DAPL Assets and/or the ETCO Assets, and (b) as contemplated to be conducted, consistent with prudent industry practice, following the Effective Date by the Operator and its Affiliates using the DAPL Assets and/or ETCO Assets.

“JV Entities” means Dakota Access and Energy Transfer Crude Oil Company, collectively.

“JV Interests” has the meaning set forth in Section 3.8(d).

“Lease” means that certain Second Amended and Restated Lease between P66 Company and MSLP, dated August 1, 2017, relating to the lease of real property at the location of the MSLP Assets.

“Liability” or “Liabilities” means any direct or indirect liability, indebtedness, obligation, cost, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Lien” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right.

“Litigation” means any claims, fines, actions, suits, demands, investigations or proceedings or any arbitration or binding dispute resolution proceedings.

“LP Contribution” has the meaning set forth in Section 2.1(c).

“Material Adverse Effect” means any change, circumstance, effect or condition that (a) is, or could reasonably be expected to be, materially adverse to the business, financial condition, assets, liabilities or results of operations of the Businesses, the Assets or the Contributed Entities, taken as a whole, or (b) materially adversely affects, or could reasonably be expected to materially adversely affect, P66 Company’s ability to satisfy its obligations under the Transaction Documents or the Prior Conveyances.

“Material Contract” means (a) any Transportation Agreement that, as of the date hereof, is reasonably expected to result in revenues to any JV Entity in an amount greater than $15,000,000 during any calendar year, (b) any Contract relating to the ownership or operation of the Businesses or the ownership, use or operation of the Assets that, as of the date hereof, is reasonably expected to provide for revenues to or commitments of P66 Company or its Affiliates in an amount greater than $5,000,000 or any JV Entity in an amount greater than $15,000,000 during any calendar year and (c) any other Contract (other than any Contract granting any Permits, servitudes, easements or rights-of-way) materially affecting the ownership or operation of the Businesses or the ownership, use or operation of the Assets, the loss of which could, individually or in the aggregate, have a Material Adverse Effect.

“MSLP” has the meaning set forth in the recitals to this Agreement.

“MSLP Assets” means, collectively, (a) the petroleum coke producing facility comprised of a vacuum distillation unit, delayed coker unit, flare, cooling tower, instrument air skid, and certain underground facilities and tanks at the solid waste disposal facilities, each located within the Sweeny Refinery Complex located in Old Ocean, Texas, and (b) all other assets, other than the Excluded Assets, owned, held, used or held for use by MSLP or any of its Affiliates in connection with the operation of the assets referred to in clause (a) located at or near the Sweeny

Refinery Complex. MSLP Assets include any intercompany receivable balance as of the Effective Time established with respect to any Prefunded Projects as described in Section 5.3.

“MSLP Environmental Facilities Revenue Bonds” means, collectively, the:  (i) $25,000,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 1998, (ii) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2000A, (iii) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2000B, (iv) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2001A, (v) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2001B, (vi) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2002A, and (vii) $12,500,000 Brazos River Harbor Navigation District of Brazoria County, Texas Environmental Facilities Revenue Bonds (Merey Sweeny, L.P. Project) Series 2002B.

“New Common Units” has the meaning set forth in Section 2.2.

“New GP Units” means a number of General Partner Units having an aggregate value equal to the amount required to maintain the General Partner’s 2% interest in the Partnership as of the Closing.

“NYSE” has the meaning set forth in Section 5.7.

“Omnibus Agreement” means that certain Omnibus Agreement, dated effective July 26, 2013, to be amended pursuant to the Omnibus Agreement Amendment, by and among P66 Company, Pipeline, the Partnership, the General Partner, Holdings and Carrier.

“Omnibus Agreement Amendment” means that certain Seventh Amendment to the Omnibus Agreement in substantially the form attached as Exhibit E hereto.

“Operator” means DAPL-ETCO Operations Management, LLC, a Delaware limited liability company.

“P66 Company” has the meaning set forth in the preamble to this Agreement.

“P66 Company Closing Certificate” has the meaning set forth in Section 6.2(c).

“P66 Indemnitees” has the meaning set forth in Section 8.1.

“P66 Parties” has the meaning set forth in the preamble to this Agreement.

“P66 Parties’ knowledge,” “knowledge of the P66 Parties” and similar phrases means the knowledge of the P66 Parties after reasonable inquiry with respect to the particular matter in question.

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP, dated as of July 26, 2013, as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP, dated as of March 1, 2016, as may be further amended in connection with Closing.

“Partnership Closing Certificate” has the meaning set forth in Section 6.3(c).

“Partnership Group” means, collectively, the Partnership and its Subsidiaries, including, after the Closing, the Contributed Entities.

“Partnership Indemnitees” has the meaning set forth in Section 8.2.

“Partnership Material Adverse Effect” means any change, circumstance, effect or condition that is, or could reasonably be expected to be, materially adverse to the business, financial condition, assets, liabilities or results of operations of the Partnership Group, taken as a whole.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“PDI” has the meaning set forth in the preamble to this Agreement.

“Permits” means permits, licenses, tariffs, certificates, orders, approvals, authorizations, grants, consents, concessions, warrants, franchises and similar rights and privileges.

“Permitted Liens” has the meaning set forth in Section 3.9(b).

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Pipeline” means Phillips 66 Pipeline LLC, a Delaware limited liability company.

“Post-Closing Settlement Obligation” means an amount equal to the (a) aggregate revenues (including revenues generated from third parties) less (b) general and administrative expenses, operating and maintenance expense, taxes and interest, in each case, of the P66 Parties and their respective Subsidiaries attributable solely to the MSLP Assets with respect to the period beginning on October 1, 2017 and ending at the Effective Time, with all of such revenues and expenses being determined in a manner consistent with the Financial and Operational Information.

“Prefunded Projects” has the meaning set forth in Section 5.3.

“Prior Conveyances” has the meaning set forth in the recitals to this Agreement.

“Securities Act” has the meaning set forth in Section 3.13.

“Specified Matter” has the meaning set forth in Section 8.14.

“Specified Projects” has the meaning set forth in Section 2.5.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general or limited partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Sweeny Coker LLC” has the meaning set forth in the recitals to this Agreement.

“Sweeny Refinery Complex” means the petroleum refinery and related assets owned and operated by Phillips 66 Company and its Affiliates and located at Old Ocean, Texas.

“Tax” or “Taxes” means any federal, state, local or foreign income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof.

“Tax Authority” means any Governmental Authority having jurisdiction over the payment or reporting of any Tax.

“Tax Proceeding” has the meaning set forth in Section 5.8(b).

“Tax Return” means any report, statement, form, return or other document or information required to be supplied to a Tax Authority in connection with Taxes.

“Tolling Services Agreement” means that certain Tolling Services Agreement by and between MSLP and P66 Company, effective as of August 1, 2017.

“Transaction Debt” has the meaning set forth in Section 5.8(c).

“Transaction Documents” means, collectively, this Agreement, the Omnibus Agreement Amendment, the Amended and Restated Operational Services Agreement, the Amended and Restated Tolling Services Agreement, the Amended and Restated Lease, the Amended and Restated Shared Services Agreement, and the Assignment of Term Note.

“Transaction Taxes” has the meaning set forth in Section 2.6.

“Transportation Agreements” means those certain Contracts between a JV Entity or the Operator, on the one hand, and the shippers party thereto, on the other hand, providing for take-or-pay or other volume commitments of specified volumes of crude or other products, as the case may be, to be shipped through the Energy Transfer Crude Oil Pipeline system or the Dakota Access Pipeline system, as the case may be, in consideration of the tariffs and fees set forth therein.

“Treasury Regulations” has the meaning set forth in Section 5.8(c).

ARTICLE II
CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.1                               Contributions.  On the Closing Date, on the terms and subject to the conditions of this Agreement, each of the following shall occur:

(a)                                 PDI shall contribute, assign, transfer and convey  to the General Partner, as a capital contribution, the limited liability company interests or limited partner interests, as applicable, in DE A LLC, DE B LLC, DE C LLC, DE D LLC, DE P LLC, MSLP and Sweeny Coker LLC with an aggregate value equal to an amount such that, immediately following the consummation of the transactions contemplated by this Agreement, the General Partner will maintain its 2% general partner interest in the Partnership (the “GP Contribution”), and the General Partner shall accept the contribution of the GP Contribution;

(b)                                 the General Partner shall contribute, assign, transfer and convey the GP Contribution to the Partnership in exchange for the consideration set forth in Section 2.2, and the Partnership shall accept the contribution of the GP Contribution;

(c)                                  PDI shall contribute, assign, transfer and convey to the Partnership its remaining limited liability company interest or limited partner interest, as applicable, in DE A LLC, DE B LLC, DE C LLC, DE D LLC, DE P LLC, MSLP and Sweeny Coker LLC (collectively, the “LP Contribution” and, together with the GP Contribution, the “Contributed Interests”), in exchange for the consideration set forth in Section 2.2, and the Partnership shall accept the contribution of the LP Contribution; and

(d)                                 The Partnership shall contribute, assign, transfer and convey the Contributed Interests to Phillips 66 Partners Holdings LLC, a Delaware limited liability company and wholly owned Subsidiary of the Partnership (“Holdings”), and Holdings shall accept the contribution of the Contributed Interests.

2.2                               Consideration.  At the Closing, in consideration for the contribution of the Contributed Interests, the Partnership shall: (a) deliver to PDI an amount in cash equal to $372,178,118  (“Cash Consideration”); (b) deliver to PDI the Assignment of Term Note, pursuant to which the Partnership shall assume approximately $450,000,000 of debt under which PDI will as of the Closing be the primary obligor; (c) assume the Assumed Liabilities (including the debt obligations set forth on Schedule 2.4 attached hereto); (d) issue to PDI a number of Common Units equal to 5,005,778 less the number of New GP Units (the “New Common Units”); and (e) issue to the General Partner the New GP Units.

2.3                               Effective Time of Conveyances.  Notwithstanding anything to the contrary contained herein, to the extent the Closing occurs in accordance with the terms and conditions of this Agreement, the Parties acknowledge and agree that the Partnership shall be entitled to all of the rights of ownership of the Contributed Interests and shall be liable for and shall bear all of the Assumed Liabilities, in each case, from and after the Effective Time.

2.4                               Assumed Liabilities.  Except for Excluded Liabilities as provided in Section 2.5, at the Effective Time, the Partnership Group agrees to assume, and to pay, discharge and perform as and when due, all Liabilities that (a) first accrue, are caused by, arise out of, are associated with, are in respect of, or are incurred, in each case, at any time from and after the Effective Time, in connection with the ownership or operation of the Contributed Interests or the Contributed Entities or other activities occurring in connection with and attributable to the ownership or operation of the Contributed Interests or the Contributed Entities from and after the Effective Time or (b) are set forth on Schedule 2.4 (collectively, the “Assumed Liabilities”).

2.5                               Excluded Liabilities.  The Parties agree that, subject to the provisions of this Section 2.5, any Liabilities arising out of or attributable to the ownership or operation of the Contributed Interests or the Contributed Entities or other activities occurring in connection with and attributable to the ownership or operation of the Businesses  prior to the Effective Time other than those expressly identified as Assumed Liabilities in Section 2.4 are not part of the Assumed Liabilities, and neither the Partnership Group nor any member thereof has assumed, and shall not assume or become obligated with respect to, any Liability first incurred, accrued or arising out of or attributable to the ownership or operation of the Contributed Interests or the Contributed Entities or other activities occurring in connection with and attributable to the ownership or operation of the Contributed Interests or the Contributed Entities prior to the Effective Time, including any Liabilities of the P66 Parties or their Affiliates existing immediately prior to the Effective Time (other than Liabilities that are expressly identified as Assumed Liabilities in Section 2.4), whether or not described specifically in this Section 2.5 (collectively, the “Excluded Liabilities”), all of which shall remain the sole responsibility of, and be discharged and performed as and when due by, the P66 Parties or their Affiliates from and after the Effective Time.  The term “Excluded Liabilities” shall also include any and all Liabilities arising out of or attributable to the Prior Conveyances. The term “Excluded Liabilities” shall also include any and all capital calls issued to DAPL Holdings or ETCO Holdings by Dakota Access and Energy Transfer Crude Oil Company, respectively, that are required to be funded with respect to the capital projects described on Schedule 2.5 (the “Specified Projects”) to the extent such capital calls exceed, in the aggregate, the Funding Cap.

2.6                               Transaction Taxes.  All sales, use, transfer, real property transfer, filing, recordation, registration, business and occupation and similar Taxes arising from or associated with the transactions contemplated by this Agreement, other than Taxes based on income (“Transaction Taxes”), shall be borne fifty percent (50%) by PDI and fifty percent (50%) by the Partnership; provided, however, that in accordance with Section8.2(e), any Transaction Taxes imposed on the Prior Conveyances shall be borne one hundred percent (100%) by PDI. To the extent under applicable law the transferee is responsible for filing Tax Returns in respect of Transaction Taxes, the Partnership shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate to the extent reasonably required to minimize Transaction Taxes.  The Party that is not responsible under applicable law for paying the Transaction Taxes shall pay its share of the Transaction Taxes to the responsible Party prior to the due date of such Taxes.

2.7                               Proration of 2017 Ad Valorem Taxes.  Ad valorem taxes relating to the MSLP  Assets for the year ending December 31, 2017 shall be prorated on a daily basis between the P66 Parties, on the one hand, and the Partnership, on the other hand, with the P66 Parties responsible for the prorated portion of such taxes for such period up to and including the Closing Date and the Partnership responsible for the prorated portion of such taxes after the Closing Date. The P66 Parties will be responsible for timely remitting all such ad valorem taxes imposed on or with respect to the MSLP Assets due prior to the Closing Date and the Partnership will be responsible for timely remitting all ad valorem taxes due on or after the Closing Date, to the relevant Tax Authority, and each of the P66 Parties and Partnership shall reimburse the other for its or their portion of such ad valorem taxes paid, in accordance with this Section 2.7.

2.8                               Distributions.  To the extent that the Partnership receives a distribution from the JV Entities related to activities prior to the Effective Date, any such distribution shall be prorated on a daily basis between PDI and the Partnership, with the Partnership retaining the prorated portion of any such distribution for the period beginning on October 1, 2017. The prorated portion of any such distribution for the period up to, but not including, the Effective Date shall be promptly paid by the Partnership to PDI, with the Partnership acting as PDI’s agent in respect to the collection and remittance of any such distribution to PDI.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE P66 PARTIES

The P66 Parties, jointly and severally, hereby represent and warrant to the Partnership that, as of the date hereof and as of Closing:

3.1                               Organization and Existence.

(a)                                 P66 Company has been duly organized and is validly existing and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted.  P66 Company is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

(b)                                 PDI has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. PDI is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

(c)                                  Each of the Contributed Entities has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, with full limited liability company power or limited partnership power, as applicable, and authority to own, lease, use and operate the properties and assets it now owns, leases, uses and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted.  Each Contributed Entity is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.  The P66 Parties have delivered to the Partnership correct and complete copies of each Contributed Entity’s organizational documents, as amended to date.  There is no pending or, to the knowledge of P66 Company, threatened action for the dissolution, liquidation or insolvency of any Contributed Entity.

(d)                                 To the knowledge of the P66 Parties, (i) each of the JV Entities is a limited liability company organized and in good standing under the laws of the State of Delaware and (ii) is qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The P66 Parties have delivered to the Partnership correct and complete copies of each JV Entity’s respective organizational documents, as amended to date.

(e)                                  Each of DE A LLC, DE B LLC, DE C LLC, DE D LLC and DE P LLC was formed for the sole purpose of owning the interests in DAPL Holdings or ETCO Holdings owned by it. Each of DAPL Holdings and ETCO Holdings was formed for the sole purpose of owning the interests in Dakota Access or Energy Transfer Crude Oil Company, as applicable, owned by it. As of the Closing, none of the Contributed Entities other than MSLP and Sweeny Coker LLC (x) has conducted any business or owned any assets since its respective date of formation other than (i) its direct ownership interest in the Contributed Entities in which it holds an ownership interest, (ii) the direct ownership interests of DAPL Holdings and ETCO Holdings in the JV Entities (and the pledge of such ownership interests), and (iii) its indirect ownership interest in the DAPL Assets and the ETCO Assets or (y) will have any material Liabilities other than the Assumed Liabilities, Liabilities that will be released or otherwise settled in full at the Closing and Liabilities arising out of the organizational documents of the JV Entities.

(f)                                   Sweeny Coker LLC was formed for the sole purpose of serving as the general partner of MSLP, and MSLP was formed for the sole purpose of owning the MSLP Assets and the Excluded Assets. As of the Closing, neither of Sweeny Coker LLC or MSLP (x) has conducted any business or owned any assets since its respective date of formation other than (i) with respect to Sweeny Coker LLC, its general partner interest in MSLP and its indirect ownership interest in the MSLP Assets and the Excluded Assets and (ii) with respect to MSLP, its ownership interest in the MSLP Assets and the Excluded Assets or (y) will have any material Liabilities other than the Assumed Liabilities or Liabilities that will be released or otherwise settled in full at the Closing.

3.2                               Authority and Approval; Enforceability.

(a)                                 P66 Company has the corporate power and authority to execute and deliver this Agreement and any Transaction Document to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by P66 Company of this Agreement and any Transaction Document to which it is or will be a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action of P66 Company.  Each of this Agreement and any Transaction Document to which P66 Company is or will be a party constitutes or will constitute, upon execution and delivery by P66 Company, the valid and binding obligation of P66 Company, enforceable against P66 Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)                                 PDI has the corporate power and authority to execute and deliver this Agreement and any Transaction Document to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by PDI of this Agreement and any Transaction Document to which it is or will be a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action of PDI. Each of this Agreement and any Transaction Document to which PDI is or will be a party constitutes or will constitute, upon execution and delivery by PDI, the valid and binding obligation of PDI, enforceable against PDI in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3                               No Conflict.  This Agreement and the Transaction Documents to which P66 Company and PDI are or will be a party, the execution and delivery hereof and thereof by the P66 Parties, and the Prior Conveyances do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not:

(a)                                 conflict with any of the provisions of the certificate of incorporation or bylaws of either of the P66 Parties or with any of the provisions of the organizational documents of any of the Contributed Entities or the JV Entities;

(b)                                 conflict with any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to either of the P66 Parties or any Contributed Entity or, to the knowledge of the P66 Parties, any JV Entity;

(c)                                  conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any material indenture, mortgage, lien or material agreement, contract, commitment or instrument to which either of the P66 Parties, any Contributed Entity or, to the knowledge of the P66 Parties, any JV Entity is a party or by which any of them is bound or to which any of the Contributed Interests are subject;

(d)                                 result in the creation of, or afford any person the right to obtain, any material Lien on the capital stock or other equity interests, property or assets of either of the P66 Parties or any Contributed Entity or, to the knowledge of the P66 Parties, any JV Entity under any such material indenture, mortgage, lien, agreement, contract, commitment or instrument; or

(e)                                  result in the revocation, cancellation, suspension or material modification, singly or in the aggregate, of any Governmental Approval  possessed by either of the P66 Parties, any Contributed Entity or, to the knowledge of the P66 Parties, any JV Entity that is necessary or desirable for the ownership, lease or operation of its or their respective properties and other assets in the conduct of its or their respective business as now conducted, including any Governmental Approvals under any applicable Environmental Law;

except, in the case of clauses (b), (c), (d) and (e), as would not have, individually or in the aggregate, a Material Adverse Effect or as will have been cured at or prior to the Closing.

3.4                               Consents.  Other than as set forth in Schedule 3.4 (each item so listed, a “Consent”) and except for notice to, or consent of, Governmental Authorities related to the transfer of environmental Permits, no consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with any Governmental Authority (each a “Governmental Approval”) or other person or entity is required to be obtained or made by or with respect to either of the P66 Parties, any Contributed Entity or, to the knowledge of the P66 Parties, any JV Entity in connection with:

(a)                                 the execution, delivery, and performance of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby;

(b)                                 the enforcement against either of the P66 Parties of its respective obligations hereunder and thereunder; or

(c)                                  following the Closing, (i) the Partnership Group’s ownership of the Contributed Entities or (ii) the conduct of the Businesses (or, with respect to the JV Assets, the JV Businesses);

except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

3.5                               Laws and Regulations; Litigation.  As of the date hereof, other than as set forth on Schedule 3.5 (or other than Litigation under any Environmental Law, which is the subject of Section 3.7), (a) there is no pending or, to the P66 Parties’ knowledge, threatened Litigation against any of the P66 Parties or the Contributed Entities, or against or affecting the Contributed

Interests or the MSLP Assets or the ownership of the Contributed Interests or the ownership and operation of the MSLP Assets and (b) to the P66 Parties’ knowledge, there is no pending or threatened Litigation against the JV Entities or against or affecting the ownership and operation of the JV Assets, in the case of either clause  (a) or (b) that (i) would individually, or in the aggregate, have a Material Adverse Effect or (ii) seeks any material injunctive relief with respect to the Businesses or the Assets. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) none of the Contributed Entities or, to the P66 Parties’ knowledge, the JV Entities is in violation of or in default under any law or regulation or under any order (other than Environmental Laws, which are the subject of Section 3.7) of any Governmental Authority applicable to it and (y) there is no Litigation (other than Litigation under any Environmental Law, which is the subject of Section 3.7) pending or, to the P66 Parties’ knowledge, threatened against or affecting the Contributed Entities or the P66 Parties’ respective ownership of the Contributed Interests or, to the P66 Parties’ knowledge, the JV Entities at law or in equity, by or before any Governmental Authority having jurisdiction over the P66 Parties or any of the Contributed Entities or the JV Entities.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Litigation is pending or, to the P66 Parties’ knowledge, threatened to which either of the P66 Parties is or may become a party that questions or involves the validity or enforceability of any of its respective obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby.

3.6                               Management Projections and Budgets.  The projections and budgets (the “Financial and Operational Information”) provided to the Partnership (including those provided to Evercore Partners (“Financial Advisor”), the financial advisor to the conflicts committee of the Board of Directors of the General Partner (the “Conflicts Committee”)) by P66 Company as part of the Partnership’s review of the Businesses, the Contributed Interests and the Assets in connection with this Agreement have a reasonable basis, were prepared in good faith and are consistent with P66 Company’s management’s current expectations. The other financial and operational information provided by P66 Company to Financial Advisor as part of its review of the proposed transaction for the Conflicts Committee is complete and correct in all material respects for the periods covered and is derived from and is consistent with the books and records of P66 Company.

3.7                               Environmental Matters.  With respect to the Businesses (and, with respect to the JV Assets, the JV Businesses), except as set forth on Schedule 3.7 or as would not (individually or in the aggregate) have a Material Adverse Effect:

(a)                                 the P66 Parties and the Contributed Entities and, to the P66 Parties’ knowledge, the JV Entities are in compliance with Environmental Laws;

(b)                                 none of the P66 Parties, the Contributed Entities or the MSLP Assets, or, to the P66 Parties’ knowledge, the JV Entities, the DAPL Assets or ETCO Assets, is the subject of any outstanding administrative or judicial order of judgment, agreement or arbitration award from any Governmental Authority under any Environmental Law relating to the Assets and requiring remediation or the payment of a fine or penalty;

(c)                                  each of the P66 Parties, the Contributed Entities and, to the P66 Parties’ knowledge, the JV Entities has received all Permits required to be received by it under applicable Environmental Laws and that are necessary to conduct the Businesses (and, with respect to the JV Assets, the JV Businesses) as presently conducted or in light of the current stage of development or construction, and each of the P66 Parties, the Contributed Entities and, to the P66 Parties’ knowledge, the JV Entities is in compliance with all terms and conditions of any such Permits;

(d)                                 to the P66 Parties’ knowledge, none of the P66 Parties, the Contributed Entities or the JV Entities is subject to any pending or threatened Litigation under any Environmental Law with respect to the ownership or operation of the Assets; and

(e)                                  none of the P66 Parties, the Contributed Entities or, to the knowledge of the P66 Parties, the JV Entities has any liability in connection with the release into the environment of any Hazardous Material.

3.8                               Contributed Interests.

(a)                                 The Contributed Interests (i) constitute 100% of the limited liability company interests and partnership interests, as applicable, in the Contributed Entities and (ii) were duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, as applicable). The Contributed Interests are not directly or indirectly subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such interests, any Contributed Entity’s organizational documents (or the organizational documents of any JV Entity), or any contract, arrangement or agreement to which P66 Company or any of its Subsidiaries is a party or to which it or any of its properties or assets is otherwise bound.

(b)                                 P66 Company or its Affiliates have good and valid record and beneficial title to the Contributed Interests, free and clear of any and all Liens, and, except as provided or created by the limited liability company agreement or other organizational or governance documents of any Contributed Entity, the Securities Act or applicable securities laws, the Contributed Interests are free and clear of any restrictions on transfer, Taxes, or claims. There are no options, warrants, purchase rights, contracts, commitments or other securities exercisable or exchangeable for any equity interests of the Contributed Entities, any other commitments or agreements providing for the issuance of additional equity interests in the Contributed Entities, or for the repurchase or redemption of the Contributed Interests, or any agreements of any kind that may obligate any Contributed Entity to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests. Immediately after the Closing, the Partnership will have good and valid record and beneficial title to the Contributed Interests, free and clear of any Liens.

(c)                                  Except as set forth on Schedule 3.8, each of DAPL Holdings and ETCO Holdings has good and valid record and beneficial title to the JV Interests  owned by it, free and clear of any and all Liens, and, except as provided or created by the limited liability company agreement or other organizational or governance documents of any JV Entity, the Securities Act or applicable securities laws, the JV Interests are free and clear of any restrictions on transfer, Taxes, or claims. Except as set forth on Schedule 3.8, to the knowledge of the P66 Parties and except as set forth in the organizational or governance documents of any JV Entity furnished to the Partnership prior to the date hereof, there are no options, warrants, purchase rights, Contracts, commitments or other securities exercisable or exchangeable for any equity interests of any JV Entity, any other commitments or agreements providing for the issuance of additional equity interests in any JV Entity, or for the repurchase or redemption of the JV Interests, or any agreements of any kind which may obligate any JV Entity to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests.

(d)                                 DAPL Holdings owns a direct twenty-five percent (25%) limited liability company interest in Dakota Access and ETCO Holdings owns a direct twenty-five percent (25%) limited liability company interest in Energy Transfer Crude Oil Company (such interests, collectively, the “JV Interests”).  The JV Interests (i) were duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and (ii) except as set forth in Schedule 3.8, are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such limited liability company interest, the organizational documents of any JV Entity, or any contract, arrangement or agreement to which any of the P66 Parties, Contributed Entities or JV Entities is a party or to which it or any of their respective properties or assets is otherwise bound.

3.9                               Assets.

(a)                                 Other than as set forth on Schedule 3.7, the MSLP Assets and, to the P66 Parties’ knowledge, the JV Assets, when considered together with the Amended and Restated Lease and the services provided by P66 Company and its Affiliates pursuant to the Omnibus Agreement, the Amended and Restated Operational Services Agreement, the Amended and Restated Tolling Services Agreement and the Amended and Restated Shared Services Agreement (each as contemplated to be entered into or amended as of the Closing, as applicable) and, with respect to the JV Assets, the services provided by the Operator, are sufficient to conduct the Businesses and, with respect to the JV Assets, the JV Businesses, in a manner materially consistent with the Financial and Operational Information.

(b)                                 P66 Company or its Affiliates are, and, as of the Effective Time, the applicable Contributed Entities will be, the owners of such valid easement rights, leasehold and/or fee ownership interests (including rights of way) in and to the lands on which any of the MSLP Assets are located that, when considered together with the Lease (as modified by the Amended and Restated Lease) and the services provided by P66 Company and its Affiliates pursuant to the Omnibus Agreement, the Amended and Restated Operational Services Agreement, the Amended and Restated Tolling Services Agreement and the Amended and Restated Shared Services Agreement (each as contemplated to be entered into or amended as of the Closing, as applicable), are sufficient to enable the Partnership to use or operate the MSLP Assets in substantially the same manner that the MSLP Assets were used and operated historically by P66 Company and its Affiliates. P66 Company or its Affiliates have, and, as of the Effective Time, the applicable Contributed Entities will have, valid and marketable title in fee to all fee-owned real property and interests in real property constituting part of the MSLP Assets, and good and valid title to the leasehold and easement estates in all other real property and interests in real property (including rights of way) constituting part of the MSLP Assets, in each case except as would not have a Material Adverse Effect.  Neither P66 Company nor its Affiliates has knowledge of any default or breach (or event which, with the giving of notice or passage of time, or both, would become a default or breach) under any lease, right of way or similar instrument pursuant to which it holds any such non-fee real property interest, in each case except as would not have a Material Adverse Effect.  P66 Company or its Affiliates own, and, as of the Effective Time, the applicable Contributed Entities will own, all such real property and interests in real property free and clear of any Liens except (i)  mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business that are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with U.S. generally accepted accounting principles, (ii) Liens for current Taxes that are not yet due and payable or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with U.S. generally accepted accounting principles, (iii) Liens securing debt of any of the Contributed Entities that will be released prior to or as of the Closing and (iv) other imperfections of title or encumbrances that, individually or in the aggregate, could not reasonably be expected to materially interfere with the ordinary conduct of the Businesses (the Liens described in clauses (i), (ii), and (iii) above, being referred to collectively as “Permitted Liens”). To the P66 Parties’ knowledge, except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no material gaps in contiguity between and among the tracts or parcels of real property or interests in real property comprising the routes or corridors used by or for any pipeline or gathering systems constituting part of the Assets, including, without limitation, the JV Assets.

(c)                                  The P66 Parties or their Affiliates have, and, as of the Effective Time, the applicable Contributed Entities will have, good and marketable title to all tangible personal property included in the MSLP Assets, free and clear of all Liens except Permitted Liens, other than tangible personal property owned on the date of this Agreement but subsequently sold or otherwise disposed of in the ordinary course of business consistent with prior practice. All tangible personal property included in the MSLP Assets is, in the aggregate, in good operating condition and repair (normal wear and tear excepted) and has been maintained in accordance with applicable laws and regulations, as well as generally accepted industry practice, and is sufficient for the purposes for which it is currently being used or held for use.

3.10                        Permits.  The P66 Parties or their Affiliates hold or have a valid right to use, and, as of the Effective Time, the applicable Contributed Entities will hold or have a valid right to use, all Permits (other than environmental Permits, which are the subject of Section 3.7) that are required to be held by them and are necessary for the conduct of the business conducted by MSLP and the ownership and operation of the MSLP Assets, each in compliance with applicable laws and regulations of applicable Governmental Authorities, except for those the failure of which to have, individually or in the aggregate, would not have a Material Adverse Effect.  The P66 Parties or their Affiliates have complied in all material respects with all terms and conditions thereof.  To the knowledge of the P66 Parties, each of the JV Entities holds or has a valid right to use all Permits (other than environmental Permits, which are the subject of Section 3.7) that are required to be held by them and are necessary for the conduct of the business conducted by the respective JV Entity and the ownership and operation of the JV Assets, each in compliance with applicable laws and regulations of applicable Governmental Authorities, except for those the failure of which to have, individually or in the aggregate, would not have a Material Adverse Effect.

3.11                        Insurance.

(a)                                 The P66 Parties or their Affiliates maintain policies of fire and casualty, liability and other forms of property and liability insurance (including self-insurance) related to the MSLP Assets and the business conducted by MSLP in such amounts, with such deductibles, and against such risks and losses as are, in their judgment, reasonable for such business and the MSLP Assets. To the P66 Parties’ knowledge, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.  To the P66 Parties’ knowledge, the activities and operations of the business conducted by MSLP has been conducted in a manner so as to conform in all material respects to all applicable provisions of those insurance policies.

(b)                                 To the P66 Parties’ knowledge, the JV Entities maintain policies of fire and casualty, liability and other forms of property and liability insurance (including self-insurance) related to the JV Assets and the business conducted by the JV Entities in such amounts, with such deductibles, and against such risks and losses as are, in their judgment, reasonable for such business and the JV Assets. To the P66 Parties’ knowledge, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.12                        Brokerage Arrangements.  None of the P66 Parties or any of their Affiliates has entered, directly or indirectly, into any agreement with any person, firm or corporation that would obligate any Group Member to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby.

3.13                        Investment.  PDI is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). PDI is not acquiring the New Common Units with a view to or for sale in connection with any distribution thereof or any other security related thereto within the meaning of the Securities Act.  PDI is familiar with investments of the nature of the New Common Units, understands that this investment involves substantial risks, has adequately investigated the Partnership and the New Common Units, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the New Common Units, and is able to bear the economic risks of such investment. PDI has had the opportunity to visit with the Partnership and meet with the officers of the General Partner and other representatives to discuss the business, assets, liabilities, financial condition, and operations of the Partnership, has received all materials, documents and other information that PDI deems necessary or advisable to evaluate the Partnership and the New Common Units, and has made its own independent examination, investigation, analysis and evaluation of the Partnership and the New Common Units, including its own estimate of the value of the New Common Units.  PDI has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Partnership) as PDI deems adequate. PDI acknowledges that the New Common Units have not been registered under applicable federal and state securities laws and that the New Common Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under any federal or state securities laws.

3.14                        Taxes.

(a)                                 All Tax Returns that are required to be filed by or with respect to the Contributed Entities, the MSLP Assets or, to the P66 Parties’ knowledge, the JV Entities on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.

(b)                                 All Taxes due and payable by or with respect to the Contributed Entities, the MSLP Assets or, to the P66 Parties’ knowledge, the JV Entities (in each case, whether or not shown on any Tax Return) have been fully paid and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued for by the applicable Contributed Entity or by the applicable JV Entity, as the case may be.

(c)                                  No examination, audit, claim, assessment, levy, or administrative or judicial proceeding regarding any of the Tax Returns described in Section 3.14(a) or any Taxes of or with respect to the Contributed Entities, the MSLP Assets or, to the P66 Parties’ knowledge, the JV Entities, are currently pending or have been proposed in writing or have been threatened.

(d)                                 No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes of or with respect to the Contributed Entities, the MSLP Assets or, to the P66 Parties’ knowledge, the JV Entities, or any Tax Returns of or with respect to the Contributed Entities, the MSLP Assets or, to the P66 Parties’ knowledge, the JV Entities.

(e)                                  For U.S. federal income tax purposes, each of the Contributed Entities is currently, and has been since its respective inception, properly classified as an entity disregarded as separate from its owner.

(f)                                   To the P66 Parties’ knowledge, for U.S. federal income tax purposes, each of the JV Entities (i) is properly classified as a partnership and (ii) has in effect a valid election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”).

(g)                                  The interest on the MSLP Environmental Facility Revenue Bonds is excludable from the gross income of the owners of the MSLP Environmental Facility Revenue

Bonds for U.S. federal income tax purposes (subject to the exceptions under sections 147(a), 57(a)(5), 884 and 1375 of the Code).

(h)                                 No examination, audit, claim, assessment, levy or administrative or judicial proceeding with respect to any of the MSLP Environmental Facility Revenue Bonds are currently pending or have been proposed in writing or have been threatened.

3.15                        Financial Statements.

(a)                                 P66 Company has delivered to the Partnership the (i) audited balance sheets, as of December 31, 2016 and 2015, and the statements of operation and cash flows for each of the two years then ended, for each of Dakota Access, Energy Transfer Crude Oil Company, and MSLP and (ii) unaudited balance sheets, as of June 30, 2017, and the statements of operation and cash flows for the six (6) month period then ended, for MSLP and (iii) unaudited balance sheets, as of July 31, 2017, and the statements of operation and cash flows for the seven (7) month period then ended, for each of Dakota Access and Energy Transfer Crude Oil Company (collectively, the “Financial Statements”).

(b)                                 The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered, subject to, in the case of the unaudited Financial Statements, the absence of footnote disclosures.

(c)                                  As of the Effective Time, MSLP shall have approximately $50,000,000 to $60,000,000 of receivables from P66 Company or its Affiliates (i.e., receivables that comprise “MSLP Assets” rather than “Excluded Assets”) or cash on hand which relates to prepayments by P66 Company for the completion of the Prefunded Projects.

3.16                        Material Contracts.  The P66 Parties have made available to the Partnership a correct and complete copy of each Material Contract.  Each Material Contract is in full force and effect, and none of the P66 Parties or any Contributed Entity, or, to the knowledge of the P66 Parties, any JV Entity or any other party, is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. None of the P66 Parties or any Contributed Entity or, to the P66 Parties’ knowledge, the JV Entities has given or received from any third party any notice of any action or intent to terminate or amend in any material respect any Material Contract.

3.17                        Outstanding Capital Commitments. The P66 Parties have provided the Partnership with a copy of the approved budgets for each of the JV Entities. Except as previously disclosed to the Partnership prior to the date hereof and reflected in the Financial and Operational Information, to the knowledge of the P66 Parties, there are no outstanding capital commitments or other expenditure commitments relating to the JV Entities that will require any of the P66 Parties, Contributed Entities or the Partnership Group to make any capital contributions, capital expenditures or pay any operating expenses in respect of the JV Entities other than those set forth in the applicable approved budget. Each of the capital projects set forth on the applicable approved budget, which capital projects represent all of the capital projects that are planned to be undertaken prior to the Effective Time in respect of any JV Entity, have been duly authorized and approved by the applicable JV Entity.

3.18                        No Adverse Changes.  Except as set forth in Schedule 3.18, since June 30, 2017:

(a)                                 there has not been a Material Adverse Effect;

(b)                                 to the knowledge of the P66 Parties, the Businesses and the Assets have been operated and maintained in the ordinary course of business consistent with past practices; and

(c)                                  there has not been any material damage or destruction to any material portion of the Assets other than such damage or destruction that has been repaired.

3.19                        Prior Conveyances.  As of the Effective Time, each of the Prior Conveyances has been duly executed, acknowledged (where applicable) and delivered by the parties thereto in substantially the form provided by the P66 Parties to the Partnership prior to the date hereof.

3.20                        No Other Representations or Warranties; Schedules.  The P66 Parties make no other express or implied representation or warranty with respect to the Contributed Interests, the Contributed Entities, the Businesses, the Assets or the transactions contemplated by this Agreement, and disclaim any other representations or warranties. The disclosure of any matter or item in any schedule to this Agreement shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby represents and warrants to the P66 Parties that as of the date hereof:

4.1                               Organization and Existence.  The Partnership is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all limited partnership power and authority to own the Contributed Interests. The Partnership is duly qualified to transact business as a limited partnership and is in good standing in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not have a Partnership Material Adverse Effect.

4.2                               Authority and Approval; Enforceability.  The Partnership has the requisite power and authority to execute and deliver this Agreement and any Transaction Document to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.  The execution and delivery by the Partnership of this Agreement and any Transaction Document to which it is a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action of the Partnership.  Each of this Agreement and any Transaction Document to which the Partnership is a party constitutes the valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

4.3                               Delivery of Fairness Opinion.  Financial Advisor has delivered an opinion to the Conflicts Committee that the aggregate consideration to be paid by the Partnership as consideration for the Contributed Interests pursuant to this Agreement is fair to the Partnership and the common unitholders of the Partnership (other than the P66 Parties) from a financial point of view.

4.4                               Brokerage Arrangements.  The Partnership has not entered, directly or indirectly, into any agreement with any person, firm or corporation that would obligate the P66 Parties or any of their Affiliates (other than the Partnership) to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby.

4.5                               New Common Units and New GP Units.  The New Common Units and the New GP Units being issued at Closing will be, when issued in consideration for the contribution by the P66 Parties of the Contributed Interests, duly authorized, validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Delaware Revised Uniform Limited Partnership Act) and free of any preemptive or similar rights (other than those set forth in the Partnership Agreement).

ARTICLE V
COVENANTS, ETC.

5.1                               Conduct of the Businesses.  The P66 Parties covenant and agree that from and after the execution of this Agreement and until the Closing:

(a)                                 without the prior written consent of the Partnership, the P66 Parties will not, and will not permit any of the Contributed Entities to, sell, transfer, assign, convey or otherwise dispose of any of the Contributed Interests or, with respect to MSLP, the MSLP Assets;

(b)                                 the P66 Parties will not, and will not permit the Contributed Entities to, permit any Lien to be imposed on the Contributed Interests, other than Permitted Liens ;

(c)                                  the P66 Parties will not, and will not permit the Contributed Entities to, make, vote for or authorize any capital commitments or other expenditure commitments that will require any P66 Party, any Contributed Entity or the Partnership to make a capital contribution or other expenditure in respect of the Contributed Interests, MSLP or the JV Entities, except (i) as previously disclosed to the Partnership prior to the date hereof, (ii) to the extent such authorization is already granted and documented within the existing governance documents and delegations of authority of the applicable JV Entity or (iii) as set forth in the approved budgets of the JV Entities provided to the Partnership by the P66 Parties; and

(d)                                 except as expressly provided in this Agreement, the P66 Parties will not, and will not permit the Contributed Entities to, agree to, consent to, promote, or vote in favor of (or not vote, if the effect of a failure to vote is a vote in favor of), or, to the extent they have such authority, permit the operator of the JV Entities to conduct the business of the JV Entities in a manner not in the ordinary course of business consistent with past practices or do any of the foregoing in clauses (a) through (c) beyond what such operator is already authorized and delegated to do pursuant to the existing governance documents and delegations of authority of the applicable JV Entity. However, in case of emergency, the P66 Parties are permitted to take, vote for and/or authorize all necessary and reasonable actions to resolve the emergency situation and then promptly inform the Partnership of same.

5.2                               Financial Statements.  P66 Company shall permit the Partnership and its representatives to contact P66 Company’s accountants, auditors and employees, and shall cause such accountants, auditors and employees to discuss, cooperate and provide information reasonably requested by the Partnership or its representatives, in order for the Partnership to prepare audited and unaudited historical financial statements with respect to the Businesses and/or Contributed Entities and pro forma financial statements of the Partnership, in each case that meet the requirements of Regulation S-X promulgated under the Securities Act and within the timeframe specified for the Partnership to file such financial statements on Form 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. P66 Company shall cause its accountants, auditors and employees to cooperate with the Partnership with regards to responding to any comments from the Commission on such financial statements. The Partnership shall be responsible for and shall pay for or reimburse P66 Company for all costs incurred by P66 Company in connection with the external audit of any such financial statements (including reasonable accountants’ fees). The obligations of P66 Company under this Section 5.2 shall survive for five (5) years after the Closing.

5.3                               Prefunded Projects.  Prior to the Effective Time, P66 Company has contributed approximately $50,000,000 to $60,000,000 as prepayment for the completion of the projects set forth on Schedule 5.3 (the “Prefunded Projects”). The Partnership agrees, in consideration of such contributions in respect of the Prefunded Projects, and assuming compliance by P66 Company with the terms of the Tolling Services Agreement, that the Partnership will use its commercially reasonable efforts to complete, or cause the completion of, each such Prefunded Project in accordance with the specifications previously identified by P66 Company to the Partnership.  With regard to the next Scheduled Turnaround (as such term is defined in the Amended and Restated Tolling Services Agreement), in the event such prepayment is greater or less than the sum of the Aggregate Major Turnaround Cost and Aggregate Minor Turnaround Cost (as such terms are defined in the Amended and Restated Tolling Services Agreement) attributable to the period of time between the immediately prior Scheduled Turnaround and the Closing Date, the difference shall be either (a) promptly paid by P66 Company to the Partnership or (b) promptly refunded by the Partnership to P66 Company, as applicable. Subject to the other terms of this Agreement and except as provided in the Amended and Restated Tolling Services Agreement, the Partnership acknowledges and agrees that the Partnership will bear the full amount of the next Scheduled Turnaround’s costs attributable to the period of time following the Closing Date.

5.4                               Independent Investigation.  The Partnership acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely on its own independent investigation of the Businesses, the Contributed Interests, the Contributed Entities, the JV Entities and the Assets and upon the express written representations, warranties and covenants in this Agreement.  Without diminishing the scope of the express written representations, warranties and covenants of the Parties and without affecting or impairing its right to rely thereon, THE PARTNERSHIP ACKNOWLEDGES THAT THE P66 PARTIES HAVE NOT MADE, AND THE P66 PARTIES HEREBY EXPRESSLY DISCLAIM AND NEGATE, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS, THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ENTITIES, THE JV ENTITIES OR THE BUSINESSES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY INCLUDED IN THIS AGREEMENT.

5.5                               Post-Closing Payments.  The Parties acknowledge that the consideration payable by the Partnership for the Contributed Interests and Contributed Entities reflects the operational and other assumptions included in the Financial and Operational Information. Following the Closing, and in any event no later than December 31, 2017 if the Closing occurs, the P66 Parties shall pay to the Partnership an amount in cash equal to the greater of zero and the Post-Closing Settlement Obligation. Additionally, should any of the P66 Parties or any of their respective Subsidiaries, after Closing, receive any payments or distributions relating to the Contributed Interests or the Contributed Entities to which the Partnership or any of its Subsidiaries is entitled pursuant to this Agreement, then such P66 Party or its applicable Subsidiary shall, within thirty (30) days of receipt of such payments, forward such payments or distributions to the Partnership.  If any demand is made on any of the P66 Parties or any of their respective Subsidiaries after Closing to pay any invoice or other obligation contracted or incurred in connection with the ownership of the Contributed Interests or the ownership of the Contributed Entities or the operation of the Businesses, the Partnership shall pay the same to the extent such invoice or obligation constitutes an Assumed Liability. The Parties agree that (i) the P66 Parties’ obligation to pay the Post-Closing Settlement Obligation is in lieu of any obligation of the P66 Parties or their respective Subsidiaries to settle any payment obligations due to the MSLP Assets from outstanding trade receivables, if any, as of the Effective Time and (ii) the payment of the Post-Closing Settlement Obligation shall not in any event be deemed to be a payment under the Tolling Services Agreement or reduce any applicable minimum volume commitment for any period thereunder.

5.6                               Further Assurances.  On and after the Closing Date, the Parties shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to make effective the transactions contemplated hereby, including the execution of any additional assignment or similar documents or instruments of transfer of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such Party may reasonably request to be taken by the other Party from to time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and transactions contemplated hereby.

5.7                               NYSE Listing.  Prior to the Closing, the Partnership will use its reasonable best efforts to obtain approval for listing, subject to notice of issuance, the New Common Units on the New York Stock Exchange (the “NYSE”).

5.8                               Tax Covenants.

(a)                                 The Parties agree that the income related to the Assets for the period up to and including the Closing Date will be reflected on the federal income Tax Return of a P66 Party and that the appropriate P66 Party shall bear the liability for any Taxes associated with such income.  The Parties further agree that the income related to the Assets for the period after the Closing Date will be reflected on the federal income Tax Return of the Partnership and that the partners of the Partnership shall bear the liability for any Taxes associated with such income.

(b)                                 The Parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other Party, to accomplish the apportionment of income described pursuant to this Section 5.8, requests for the provision of any information or documentation within the knowledge or possession of the other Party as reasonably necessary to facilitate compliance with financial reporting obligations arising under FASB Accounting Standards Codification Topic 740, Income Taxes, and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes.  Such cooperation shall include access to, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any Tax Return or Tax Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Partnership and P66 Company will use their respective commercially reasonable efforts to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the later of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority.  The Partnership and P66 Company each agree, upon request, to use their respective commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

(c)                                  The Partnership intends to incur a borrowing or borrowings with respect to the transactions contemplated by Section 2.1 and Section 2.2, which will be considered recourse debt within the meaning of Section 1.752-1 of the Treasury Regulations (the “Treasury Regulations”) promulgated under the Code (the “Transaction Debt”).  The Parties intend that (i) (x) the distribution of the Cash Consideration to PDI shall be treated, pursuant to Treasury Regulation Section 1.163-8T and Notice 89-35 (Part VI), 1989-1 C.B. 675, as being made first out of proceeds of the Transaction Debt, and such repayment shall qualify to the maximum extent possible as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations and (y) PDI’s allocable share of the Transaction Debt under Sections 1.752-2 and 1.707-5T(a)(2)(i) of the Treasury Regulations shall be determined in accordance with PDI’s interest in the Partnership’s profits, as determined by the General Partner; and (ii) the distribution of the Cash Consideration to PDI  in excess of amounts of the Transaction Debt as set forth in clause (i) hereof, if any, shall be made to reimburse PDI for capital expenditures described in

Section 1.707-4(d) of the Treasury Regulations to the extent such distribution does not exceed the amount of capital expenditures described in Section 1.707-4(d) of the Treasury Regulations.  The Parties agree to act at all times in a manner consistent with this intended treatment of the Transaction Debt.

(d)                                 From and after Closing, the Partnership will operate the MSLP Assets in such a manner as is consistent with its historical operation of the MSLP Assets by P66 Company and its Affiliates and in any event will continue to operate the MSLP Assets in a manner that will maintain the current treatment for Tax purposes of any applicable agreements evidencing indebtedness relating to the MSLP Assets as set forth on Schedule 2.4.

(e)                                  From and after Closing, P66 Company will comply with the covenants and agreements in Section 3 of the Assignment and Assumption Agreement.

5.9                               Consents.  The P66 Parties shall use commercially reasonable efforts to obtain the Consents listed on Schedule 3.4. Within one year after Closing, the P66 Parties shall obtain all Consents listed in Schedule 3.4 and shall be responsible for all costs associated with obtaining such Consents and all Liabilities associated with failing to obtain any such Consent (and all such Liabilities shall be Excluded Liabilities for all purposes hereunder).

5.10                        Financing Cooperation. From and after the execution of this Agreement, the P66 Parties shall, and shall cause each of their Affiliates to, use commercially reasonable efforts to cause their representatives (including auditors) to provide all customary cooperation as reasonably requested by the Partnership to assist the Partnership in the arrangement of any capital markets debt or equity financing, any bank debt, or any other financing arrangements (the “Financing”) necessary or desirable to fund any amounts contemplated to be paid in connection with or promptly following the consummation of the transactions contemplated by this Agreement, including any necessary offering documents related thereto.

ARTICLE VI
CONDITIONS TO CLOSING

6.1                               Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligation of each Party to proceed with the Closing is subject to the satisfaction or waiver by each of the Parties (subject to applicable laws) on or prior to the Closing Date of all of the following conditions:

(a)                                 all necessary filings with and consents of any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been made and obtained; provided, however, that, prior to invoking this condition, the invoking Party shall have used commercially reasonable efforts to make or obtain such filings and consents;

(b)                                 no Party shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated hereby and no statute, rule, regulation, order, decree or injunction enacted, entered, or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, shall be in effect; and

(c)                                  the New Common Units shall have been approved for listing upon notice of issuance on the NYSE.

6.2                               Conditions to the Obligation of the Partnership.  The obligation of the Partnership to proceed with the Closing is subject to the satisfaction or waiver by the Partnership on or prior to the Closing Date of the following conditions:

(a)                                 the P66 Parties shall have performed in all material respects the covenants and agreements contained in this Agreement required to be performed by them on or prior to the Closing Date;

(b)                                 (i) the Fundamental Representations shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the P66 Parties made in this Agreement shall be true and correct in all respects (without regard to qualifications as to materiality or Material Adverse Effect contained therein, except in the case of the representation and warranty contained in Section 3.18(a)) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had a Material Adverse Effect;

(c)                                  the P66 Parties shall have delivered to the Partnership a certificate dated the Closing Date and signed by an authorized officer of each of the P66 Parties confirming the foregoing matters set forth in clauses (a) and (b) of this Section 6.2 (the “P66 Company Closing Certificate”);

(d)                                 the P66 Parties shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.2;

(e)                                  between the date hereof and the Closing Date, there shall not have been a Material Adverse Effect; and

(f)                                   the Partnership shall have received, on terms and conditions that are reasonably satisfactory to the Partnership, sufficient proceeds in the Financing necessary to fulfill its obligations required for Closing, and the Partnership shall have determined in good faith that it expects to be able to repay or refinance, on commercially reasonable terms, any indebtedness assumed by or assigned to the Partnership in connection with the transactions contemplated hereby.

6.3                               Conditions to the Obligation of the P66 Parties.  The obligation of the P66 Parties to proceed with the Closing is subject to the satisfaction or waiver by the P66 Parties on or prior to the Closing Date of the following conditions:

(a)                                 the Partnership shall have performed in all material respects the covenants and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date;

(b)                                 the representations and warranties of the Partnership made in this Agreement shall be true and correct in all respects (without regard to qualifications as to materiality or Partnership Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had a Partnership Material Adverse Effect;

(c)                                  the Partnership shall have delivered to the P66 Parties a certificate dated the Closing Date and signed by an authorized officer of the General Partner confirming the foregoing matters set forth in clauses (a) and (b) of this Section 6.3 (the “Partnership Closing Certificate”);

(d)                                 the Partnership shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.3; and

(e)                                  between the date hereof and the Closing Date, there shall not have been a Partnership Material Adverse Effect.

ARTICLE VII
CLOSING

7.1                               Closing.  Subject to the terms and conditions of this Agreement and unless otherwise agreed in writing by the P66 Parties and the Partnership, the closing (the “Closing”) of the transactions contemplated by this Agreement will be held at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas at 9:00 a.m., Houston, Texas time on the date that is three (3) business days immediately following the date of fulfillment or waiver (in accordance with the provisions hereof) of the last to be fulfilled or waived of the conditions set forth in Sections 6.1, 6.2 and 6.3 (other than those conditions that by their nature are to be fulfilled at or after the Closing, but subject to the fulfillment or waiver of such conditions), or such other time or date as mutually agreed to by the Parties.  The date on which the Closing occurs is referred to as the “Closing Date.”

7.2                               Deliveries by the P66 Parties.  At the Closing, the P66 Parties will deliver (or cause to be delivered) the following:

(a)                                 a counterpart to the Assignment of Interests, duly executed by the P66 Parties or their applicable Affiliates party thereto, with respect to the assignments of the Contributed Interests to the Partnership;

(b)                                 a counterpart to the Assignment of Term Note, duly executed by, among others, Phillips 66, P66 Company and PDI;

(c)                                  a counterpart to the Omnibus Agreement Amendment, duly executed by P66 Company and Pipeline;

(d)                                 a counterpart to the Amended and Restated Operational Services Agreement, duly executed by Pipeline;

(e)                                  a counterpart to the Amended and Restated Lease, duly executed by P66 Company;

(f)                                   a counterpart to the Amended and Restated Tolling Services Agreement, duly executed by P66 Company;

(g)                                  a counterpart to the Amended and Restated Shared Services Agreement, duly executed by P66 Company;

(h)                                 the P66 Company Closing Certificate, duly executed by officers of P66 Company and PDI;

(i)                                     an executed statement described in Treasury Regulations section 1.1445-2(b)(2) certifying that PDI is neither a disregarded entity nor a foreign person within the meaning of the Code and the Treasury Regulations; and

(j)                                    such other documents, certificates and other instruments as may be reasonably requested by the Partnership prior to the Closing Date to carry out the intent and purposes of this Agreement.

7.3                               Deliveries by the Partnership.  At the Closing, the Partnership will deliver (or cause to be delivered) the following:

(a)                                 the New Common Units, by issuance of such New Common Units (in book-entry form) to PDI pursuant to instruction to the Partnership’s transfer agent or otherwise;

(b)                                 the New GP Units, by issuance of such New GP Units (in certificated or book-entry form) to the General Partner pursuant to instruction to the Partnership’s transfer agent or otherwise;

(c)                                  a counterpart to the Assignment of Interests, duly executed by the Partnership, the General Partner and Holdings;

(d)                                 a counterpart to the Assignment of Term Note, duly executed by the Partnership;

(e)                                  a counterpart to the Omnibus Agreement Amendment, duly executed by the Partnership, the General Partner and Holdings;

(f)                                   a counterpart to the Amended and Restated Operational Services Agreement, duly executed by Holdings and Carrier;

(g)                                  a counterpart to the Amended and Restated Lease, duly executed by MSLP;

(h)                                 a counterpart to the Amended and Restated Tolling Services Agreement, duly executed by MSLP;

(i)                                     a counterpart to the Amended and Restated Shared Services Agreement, duly executed by MSLP;

(j)                                    the Partnership Closing Certificate, duly executed by an officer of the General Partner; and

(k)                                 such other documents, certificates and other instruments as may be reasonably requested by the P66 Parties prior to the Closing Date to carry out the intent and purposes of this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1                               Indemnification of P66 Company and Other Parties.  Solely for the purpose of indemnification in this Section 8.1, the representations and warranties of the Partnership in this Agreement shall be deemed to have been made without regard to any materiality or Partnership Material Adverse Effect or knowledge qualifiers.  From and after the Closing Date, subject to the other provisions of this Article VIII, the Partnership shall indemnify and hold the P66 Parties and their respective Affiliates, directors, officers, employees, agents and representatives (together with the P66 Parties, the “P66 Indemnitees”) harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, judgments, settlements, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the “Damages”), suffered by the P66 Indemnitees as a result of, caused by, arising out of, or in any way relating to (a) any breach of a representation or warranty of the Partnership in this Agreement, (b) any breach of any agreement or covenant under this Agreement on the part of the Partnership or (c) any of the Assumed Liabilities.

8.2                               Indemnification of the Partnership and other Parties.  Solely for the purpose of indemnification in this Section 8.2, the representations and warranties of the P66 Parties in this Agreement (other than the representation and warranty contained in Section 3.18(a)) shall be deemed to have been made without regard to any materiality or Material Adverse Effect or knowledge qualifiers. From and after the Closing Date, subject to the other provisions of this Article VIII, the P66 Parties shall, jointly and severally, indemnify and hold the Group Members and their respective directors, officers, employees, agents and representatives (together with the Partnership, the “Partnership Indemnitees”) harmless from and against any and all Damages suffered by the Partnership Indemnitees as a result of, caused by, arising out of, or in any way relating to (a) any breach of a representation or warranty of the P66 Parties in this Agreement, (b) any breach of any agreement or covenant in this Agreement on the part of the P66 Parties, (c) any of the Excluded Liabilities, (d) the Specified Matter described in and subject to the terms of Section 8.14, or (e) any Transaction Taxes imposed on the Prior Conveyances.

8.3                               Demands.  Each indemnified party agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have.  Such notice shall include a formal demand for indemnification under this Agreement.  The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Indemnity Claim if the indemnified party failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement to the extent that knowing failure to notify actually results in material prejudice or damage to the indemnifying party.

8.4                               Right to Contest and Defend.

(a)                                 The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within twenty (20) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim.  Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate.  Such contest shall be conducted and prosecuted diligently to a final conclusion or settled in accordance with this Section 8.4 by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.  The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense.  If the indemnifying party does not elect to contest any such Indemnity Claim or elects to contest such Indemnity Claim but fails diligently and promptly to prosecute or settle such claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and which would not otherwise adversely affect the indemnified party.

(b)                                 Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

8.5                               Cooperation.  If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating.  At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

8.6                               Right to Participate.  The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such persons.

8.7                               Payment of Damages.  The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days as and when reasonably specific bills are received or loss, liability, claim, damage or expense is incurred and reasonable evidence thereof is delivered.  In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all reimbursements (including, without limitation, insurance proceeds) credited to or received by the other party related to the Damages.

8.8                               Limitations on Indemnification.

(a)                                 To the extent the Partnership Indemnitees are entitled to indemnification for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations or the representations set forth in Section 3.15(c)), the P66 Parties shall not be liable for those Damages unless the aggregate amount of Damages exceeds $4,125,000 (the “Deductible”), and then only to the extent of any such excess; provided, however, that the P66 Parties shall not be liable for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations or the representations set forth in Section 3.15(c)) that exceed, in the aggregate, $165,000,000 (the “Cap”) less the Deductible.

(b)                                 Notwithstanding Section 8.8(a) above, to the extent the Partnership Indemnitees are entitled to indemnification for Damages for claims arising from fraud or related to or arising from Taxes (including, without limitation, Damages for breach of the representations or warranties in Section 3.14), the P66 Parties shall be fully liable for such Damages without regard to the Deductible or the Cap. For the avoidance of doubt, the P66 Parties shall be fully liable for Damages pursuant to Sections 8.2(b), 8.2(c), 8.2(d) or 8.2(e) and for breaches of Fundamental Representations without regard to the Deductible or the Cap (subject, however, in the case of the Specified Matter, to the terms described in Section 8.14).

(c)                                  To the extent the P66 Indemnitees are entitled to indemnification for Damages pursuant to Section 8.1(a), the Partnership shall not be liable for those Damages unless the aggregate amount of Damages exceeds, in the aggregate, the Deductible, and then only to the extent of any such excess; provided, however, that the Partnership shall not be liable for Damages that exceed, in the aggregate, the Cap less the Deductible.

(d)                                 Notwithstanding Section 8.8(c) above, to the extent the P66 Indemnitees are entitled to indemnification for Damages arising from fraud, the Partnership shall be fully liable for such Damages without regard to the Deductible or the Cap. For the avoidance of doubt, the Partnership shall be fully liable for Damages pursuant to Sections  8.1(b) or 8.1(c) without regard to the Deductible or the Cap.

8.9                               Survival.

(a)                                 The liability of the P66 Parties for the breach of any of the representations and warranties of the P66 Parties set forth in Sections 3.1, 3.2, 3.8 and 3.9 (the “Fundamental Representations”) shall be limited to claims for which the Partnership delivers written notice to the P66 Parties on or before the date that is three years after the Closing Date.  The liability of the P66 Parties for the breach of any of the representations and warranties of the P66 Parties set forth in Article III other than the Fundamental Representations shall be limited to claims for which the Partnership delivers written notice to the P66 Parties on or before the date that is eighteen months after the Closing Date. The liability of the P66 Parties for Damages for claims related to or arising from Taxes (including, without limitation, Damages for claims for breach of the representations or warranties in Section 3.14) shall be limited to claims for which the Partnership delivers written notice to the P66 Parties on or before the date that is ninety (90) days after the expiration of the applicable statute of limitations for assessment of the applicable Tax. The liability of the P66 Parties for the Specified Matter shall be limited to claims for which the Partnership delivers written notice to the P66 Parties on or before the date that is eighteen (18) months after the Closing Date.

(b)                                 The liability of the Partnership for the breach of any of the representations and warranties of the Partnership set forth in Article IV shall be limited to claims for which the P66 Parties deliver written notice to the Partnership on or before the date that is eighteen (18) months after the Closing Date.

8.10                        Sole Remedy.  After the Closing, no Party shall have liability under this Agreement or the transactions contemplated hereby except as is provided in this Article VIII other than claims or causes of action arising from fraud, and other than claims for specific performance or claims arising under any Transaction Documents (which claims shall be subject to the liability provisions of such Transaction Documents).

8.11                        Express Negligence Rule.  THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY.  THE PARTNERSHIP AND THE P66 PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE.  NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS

AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

8.12                        Knowledge. The Partnership Indemnitees’ and the P66 Indemnitees’ rights under this Agreement or otherwise shall not be diminished by any investigation performed or knowledge acquired or capable of being acquired, whether before or after the date of this Agreement, regarding the accuracy or inaccuracy of any representation or warranty or the performance or non-performance of any covenant.

8.13                        Consideration Adjustment.  The Parties agree to treat all payments made pursuant to Section 5.3 and this Article VIII as adjustments to the consideration payable pursuant to Section 2.2 for Tax purposes, except as otherwise required by Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.

8.14                        Specified Matter.  The “Specified Matter” means Standing Rock Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1534 (JEB) (and the two consolidated cases, Yankton Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1796 (JEB); and Oglala Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 17-267 (JEB)),  United States District Court for the District of Columbia (and any other Litigation that is either (i) based on or arising from similar claims or (ii) involves DAPL Assets and was filed prior to the date of this Agreement). The Partnership Indemnitees shall be indemnified for all Damages of the Partnership Indemnitees associated with the Specified Matter in excess of $10 million in the aggregate but not to exceed $250 million in the aggregate. For the avoidance of doubt, “Damages” shall include costs and expenses of Dakota Access in defending such Litigation, costs of pipeline redirection, modification or other enhancements required by such Litigation and any reduction in the fair market value purchase price of the DAPL Assets due to reduced throughput as a result of such Litigation, in each case, after the date hereof and calculated in a manner taking into account DAPL Holdings’ ownership of a twenty-five percent (25%) limited liability company interest in Dakota Access.

ARTICLE IX
TERMINATION

9.1                               Events of Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)                                 by mutual written consent of the P66 Parties and the Partnership;

(b)                                 by either the P66 Parties or the Partnership in writing after October 31, 2017, if the Closing has not occurred by that date, provided that as of such date the terminating Party is not in default under this Agreement;

(c)                                  by either the P66 Parties or the Partnership in writing without prejudice to other rights and remedies the terminating Party or its Affiliates may have (provided the terminating Party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other Party or its Affiliates shall have (i) materially failed to perform its covenants or agreements contained herein required to be performed by such Party or its Affiliates on or prior to the Closing Date or (ii) materially breached any of its representations or warranties contained herein; provided, however, that in the case of clauses (i) or (ii), the defaulting Party shall have a period of thirty (30) days following written notice from the non-defaulting Party to cure any breach of this Agreement if the breach is curable; or

(d)                                 by either the P66 Parties or the Partnership in writing, without liability, if there shall be any order, writ, injunction or decree of any Governmental Authority binding on the Parties that prohibits or restrains any Party from consummating the transactions contemplated hereby; provided, however, that the applicable Party shall have used its reasonable best efforts to have any such order, writ, injunction or decree removed but it shall not have been removed within thirty (30) days after entry by the Governmental Authority.

9.2                               Effect of Termination.  In the event of the termination of this Agreement by a Party as provided in Section 9.1, this Agreement shall thereafter become void except for this Section 9.2 and Section 10.4.  Nothing in this Section 9.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair any rights of any Party under this Agreement.  If this Agreement is terminated by either Party pursuant to Section 9.1(c), then the other Party shall reimburse such Party for its out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement (including legal fees and fees paid to Financial Advisor, in either case incurred by the Partnership or the Conflicts Committee).

ARTICLE X
MISCELLANEOUS

10.1                        Expenses.  Unless otherwise specifically provided in this Agreement, each Party shall pay its own expenses incident to this Agreement or the other Transaction Documents and all action taken in preparation for effecting the provisions of this Agreement and the other Transaction Documents.

10.2                        Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and liabilities referenced herein.

10.3                        Right of Offset.  Each Party agrees that, in addition to, and without limitation of, any right of set-off, lien or counterclaim a Party may otherwise have, each Party shall have the right and be entitled, at its option, to offset (a) balances held by it or by any of its Affiliates for account of any other Party at any of its offices and (b) other obligations at any time owing by such Party in connection with any obligations to or for the credit or account of the other Party, against any principal of or interest on any of such other Party’s indebtedness or any other amount due and payable to such other Party hereunder that is not paid when due.

10.4                        Notices.  Unless otherwise specifically provided in this Agreement, any notice, request, instruction, correspondence or other document to be given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if:  (a) personally delivered (with written confirmation of receipt); or (b) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to P66 Company or PDI, addressed to:

Phillips 66 Company
1075 W. Sam Houston Parkway N., Suite 200
Houston, Texas 77043
Attention: General Counsel

If to the Partnership or the General Partner, addressed to:

Phillips 66 Partners LP
c/o Phillips 66 Partners GP LLC
1075 W. Sam Houston Parkway N., Suite 200
Houston, Texas 77043
Attention: General Counsel

Any Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

10.5                        Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law that would result in the application of the laws of another jurisdiction.

10.6                        Public Statements.  The Parties shall consult with each other and no Party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other Parties, which shall not be unreasonably withheld or delayed, unless the Party desiring to make such announcement or statement, after seeking such consent from the other Parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law or securities exchange regulations.

10.7                        Form of Payment.  All payments hereunder shall be made in United States dollars and, unless the Parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds on the date such payment is due to such account as the Party receiving payment may designate at least three (3) business days prior to the proposed date of payment.

10.8                        Entire Agreement; Amendments and Waivers.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) are not intended to confer upon any other Person or entity any rights or remedies hereunder except as Article VIII or Article X contemplates or except as otherwise expressly provided herein or therein.  Each Party agrees that (i) no other Party (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to this Agreement or the transactions contemplated hereby other than those referred to in clause (i) above.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.9                        Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Parties.

10.10                 Severability.  If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall meet promptly and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect and will not be affected or impaired in any way thereby.

10.11                 Interpretation.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

10.12                 Headings and Schedules.  The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, those schedules are incorporated in the definition of “Agreement.”

10.13                 Counterparts.  This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.14                 Consent of Conflicts Committee.  Any amendment or waiver by the Partnership made prior to Closing shall be approved by the Conflicts Committee.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

PHILLIPS 66 COMPANY

By:	/s/ R. A. Herman
Name:	Robert A. Herman
Title:	Vice President

PHILLIPS 66 PROJECT DEVELOPMENT INC.

By:	/s/ R. A. Herman
Name:	Robert A. Herman
Title:	Vice President

PHILLIPS 66 PARTNERS GP LLC

By:	/s/ J. T. Liberti
Name:	J. T. Liberti
Title:	Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS LP

By:	Phillips 66 Partners GP LLC,
its general partner

By:	/s/ J. T. Liberti
Name:	J. T. Liberti
Title:	Vice President and Chief Operating Officer

Signature page to Contribution Agreement

EXHIBIT A

AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT

Exhibit A

AMENDED AND RESTATED

OPERATIONAL SERVICES AGREEMENT

by and among

PHILLIPS 66 CARRIER LLC,

PHILLIPS 66 PARTNERS HOLDINGS LLC

and

PHILLIPS 66 PIPELINE LLC

[Form of Amended and Restated Operational Services Agreement]

Exhibits

A	Description of Operated Assets
B	Maintenance Services
C	Operating Services
D	Administrative Services
E	Construction Services
F	Accounting Procedures
G	Coverage of Louisiana Workers’ Compensation Law

[Form of Amended and Restated Operational Services Agreement]

i

AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT

This AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT is made and entered into as of the [•]th day of September, 2017, by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and PHILLIPS 66  PIPELINE LLC, a Delaware limited liability company (“Operator”).  Carrier and Holdings are collectively referred to herein as “Company”.

WITNESSETH:

WHEREAS, Company owns various crude oil, refined product and natural gas liquid pipeline and terminal assets and storage facilities, as well as natural gas liquid fractionation facilities and refinery assets;

WHEREAS, Operator has experience and expertise in the maintenance and operation of similar assets and facilities and can provide or make available to Company the personnel, technology, and other resources necessary to maintain and operate such assets and facilities; and

WHEREAS, Company and Operator desire that Operator maintain and operate such assets and facilities for Company;

WHEREAS, Company and Operator entered into that certain Operational Services Agreement, dated as of June 26, 2014, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment thereto effective as of March 1, 2014, December 1, 2014, March 1, 2016, May 10, 2016, October 14, 2016 and November 17, 2016, respectively (the “Operational Services Agreement”); and

WHEREAS, Company and Operator desire to amend and restate the Operational Services Agreement in its entirety in the form of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Company and Operator, Company and Operator agree as follows:

Article I.

Defined Terms

1.01                        Defined Terms.  The following definitions shall for all purposes, unless clearly indicated to the contrary, apply to the capitalized terms used in this Amended and Restated Operational Services Agreement:

(a)                                 “Accounting Procedures” has the meaning set forth in Section 3.01 hereof and Exhibit F hereto.

(b)                                 “Administrative Services” has the meaning set forth in Section 2.01(c) hereof.

[Form of Amended and Restated Operational Services Agreement]

(c)                                  “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person; provided, however, that for all purposes of this Agreement, (i) neither Phillips 66 Partners LP, a Delaware limited partnership, nor any Person controlled by Phillips 66 Partners LP shall be deemed to be an Affiliate of Phillips 66, a Delaware corporation, or any Person controlled by Phillips 66 (other than Persons controlled by Phillips 66 Partners LP) and (ii) neither Phillips 66 nor any Person controlled by Phillips 66 (other than Persons controlled by Phillips 66 Partners LP) shall be deemed to be an Affiliate of Phillips 66 Partners LP or any Person controlled by Phillips 66 Partners LP.

(d)                                 “Agreement” means this Amended and Restated Operational Services Agreement, together with all exhibits attached hereto, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

(e)                                  “Bankruptcy” means, with respect to any Person, that:  (i) such Person (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for such Person, a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i); or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (ii) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced, and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or all or any substantial part of such Person’s properties has been appointed and 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

(f)                                   “Business Day” means any Day except for Saturday, Sunday or a legal holiday in the State of Texas.

(g)                                 “Carrier” has the meaning set forth in the introductory paragraph hereof.

(h)                                 “Category of Expenditure” means each of the types of capital and expense expenditures, or combinations thereof, for the Services set forth in Section 2.01 hereof and in accordance with the Accounting Procedures set forth in Exhibit F.

(i)                                    “Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual or consequential), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

[Form of Amended and Restated Operational Services Agreement]

2

(j)                                    “Claim Notice” has the meaning set forth in Section 6.05 hereof.

(k)                                 “Company” has the meaning set forth in the introductory paragraph hereof.

(l)                                    “Construction Services” has the meaning set forth in Section 2.01(d) hereof.

(m)                             “Control” including the correlative terms “Controlled by” or “under common Control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.”

(n)                                 “Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to Houston, Texas, local time.

(o)                                 “Dispute Resolution Procedures” has the meaning set forth in Section 14.01 hereof.

(p)                                 “DOT” means the United States Department of Transportation.

(q)                                 “Effective Date” means October 1, 2017.

(r)                                  “FERC” means the Federal Energy Regulatory Commission.

(s)                                   “Force Majeure” has the meaning set forth in Section 10.02 hereof.

(t)                                    “GAAP” means United States generally accepted accounting principles.

(u)                                 “Holdings” has the meaning set forth in the introductory paragraph hereof.

(v)                                 “Indemnified Parties” has the meaning set forth in Section 6.03 hereof.

(w)                               “Law” means any applicable constitutional provision, statute, act, code, law, regulation ordinance, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision or declaration.

(x)                                 “Liability Claim” means any Claim against Operator or Company, except Claims made by employees under any workers compensation Law or those fully covered by insurance.

(y)                                 “Maintenance Services” has the meaning set forth in Section 2.01(a) hereof.

(z)                                  “Material Default” means:  (i) the failure of a Party to pay the other Party any material amount of money payable by that Party, except a failure related to a bona fide business dispute about the amount of such payment or the liability for such payment, not accompanied by a general failure by that Party to pay the amounts it owes under this Agreement, (ii) the general, continuing failure of a Party to perform its material obligations under this Agreement, except when excused by Force Majeure or by some other provision of this Agreement, and except a failure related to a bona fide dispute about any obligation, or (iii) with respect to Company, its failure to approve any budgetary expense or capital project involving any pipeline integrity, compliance or

[Form of Amended and Restated Operational Services Agreement]

3

regulatory issue that Operator, in its reasonable judgment, deems necessary or required by any Law.

(aa)                          “Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to Houston, Texas, local time.

(bb)                          “Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to Houston, Texas, local time.

(cc)                            “Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement in accordance with Article XI hereof, or received from a Person who is not a Party.

(dd)                          “Omnibus Agreement” shall mean the Omnibus Agreement by and among Phillips 66 Company, Phillips 66 Pipeline LLC, Phillips 66 Partners LP and Phillips 66 Partners GP LLC, as amended.

(ee)                            “Operated Assets” means the assets and facilities identified in Exhibit A hereto, and any other assets and facilities that Operator agrees to operate on behalf of Company upon reasonable request by Company.

(ff)                              “Operating Services” has the meaning set forth in Section 2.01(b) hereof.

(gg)                          “Operational Services Agreement” has the meaning set forth in the recitals hereof.

(hh)                          “Operator” has the meaning set forth in the introductory paragraph hereof.

(ii)                                “Overrun” has the meaning set forth in Section 3.03(b) hereof.

(jj)                                “Parties” means Carrier, Holdings and Operator, collectively.

(kk)                          “Partnership Change of Control” means Phillips 66 Company ceases to Control the general partner of Phillips 66 Partners LP.

(ll)                                “Party” means Carrier, Holdings or Operator, individually.

(mm)                  “Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body, and shall include any successor (by merger or otherwise) of such entity.

(nn)                          “Recovery Claim” means any liability or claim which Company has against one or more Persons.

(oo)                          “Seconded Employees” has the meaning set forth in Section 2.03(a) hereof.

[Form of Amended and Restated Operational Services Agreement]

4

(pp)                          “Services” means the Maintenance Services, Operating Services, Administrative Services, Construction Services, and the other services included in Section 2.01 hereof, collectively.

(qq)                          “Year” means a period of three hundred sixty five (365) consecutive Days, commencing on the date hereof, and it shall also include each successive three hundred sixty five (365) Day period; provided, however, that any Year which contains a date of February 29 shall consist of three hundred sixty six (366) Days.

1.02                        Terms Generally.  The definitions in Section 1.01 shall apply equally to both singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The word “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections and exhibits shall be deemed references to Articles and Sections of, and exhibits to, this Agreement unless the context shall otherwise require.  Unless the context shall otherwise require, any reference to any federal, state or local statute, act, code or law shall be deemed also to refer to all rules, regulations and directives promulgated thereunder (and to any successor provision).

Article II.

Responsibilities of Operator

2.01                        Services to be Provided by Operator.  During the term of this Agreement, and subject to the terms and conditions hereof, Operator shall be obligated to perform and provide, or cause to be performed and provided, the following Services:

(a)                                 Such services as may be required by Company for the day-to-day routine and emergency maintenance and repair of the Operated Assets.  Operator’s obligation to maintain and repair the Operated Assets shall include the obligation to perform and provide such maintenance, repair and related services and activities as are described in Exhibit B (the “Maintenance Services”).

(b)                                 Such services as may be required by Company for the day-to-day operation of the Operated Assets.  Operator’s obligation to operate the Operated Assets shall include the obligation to perform and provide such operating services and activities as are described in Exhibit C (the “Operating Services”).

(c)                                  Such administrative services as may be required by Company in order for it to own the Operated Assets and conduct its business and affairs from time to time.  Operator’s obligation to provide administrative services shall include the obligation to perform and provide such administrative services as are described in Exhibit D (the “Administrative Services”).

(d)                                 Such construction and related services as may be required by Company from time to time in connection with the Operated Assets, consisting of the services described in Exhibit E (the “Construction Services”).

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(e)                                  Such other services related to the Operated Assets as the Parties may agree upon in writing from time to time.

2.02                        Manner of Performing/Providing Services.  The Services to be performed and provided by Operator hereunder shall be performed and provided in an efficient and prudent manner with the same degree of diligence and care that Operator would exercise if operating its own property and in all respects in accordance with all applicable Laws relating to Operator, Company and the Operated Assets, and Company’s ownership and operation thereof.  Operator shall operate the Operated Assets in a safe, professional and economical manner and, in a timely fashion, shall advise Company of all matters of significance that could affect the safety or economics relating to their operation so that Company can make appropriate decisions with respect thereto.  Operator shall provide such Services in accordance with and subject to the terms of the budget that is submitted by it to and approved by Company pursuant to Section 3.03 hereof.

2.03                        Personnel.

(a)                                 In connection with providing the Services, Operator agrees to second certain of its and/or its Affiliates’ employees, including direct, borrowed, special, seconded, or statutory employees (collectively, the “Seconded Employees”), to Company, and Company agrees to accept the secondment of the Seconded Employees for the purpose of performing Services and working on behalf of Company in the furtherance of Company’s business objectives. The Seconded Employees will remain at all times employees of Operator or its Affiliate, as applicable, and Operator shall have supervision over such Seconded Employees, subject to the direction and control of Company as provided in Section 5.02.  In addition, when the Seconded Employees are performing Services and working on behalf of Company, the Seconded Employees will also be joint employees of Company during such period of secondment for the limited purposes described in this Section 2.03. The period of secondment for a particular Seconded Employee shall be at the discretion of either Operator or Company. Certain of such Seconded Employees shall consist of managerial or supervisory personnel who will act on behalf of the Company when providing direction, supervision and control of the other Seconded Employees as contemplated hereby.

(b)                                 In addition to such Seconded Employees, Operator may utilize such other Persons (including consultants and professionals, service or other organizations) as Operator deems necessary or appropriate in order to permit Operator to perform the Services in an efficient and prudent manner. Operator shall have supervision over such other Persons, subject to the direction and control of Company as provided in Section 5.02.  Operator shall provide, or cause to be provided, all workers who will perform Services.

(c)                                  Subject to Operator’s right to be reimbursed for such expenses in accordance with the Accounting Procedures (as defined in Section 3.01), Operator shall pay, or caused to be paid, all expenses incurred by it or its Affiliates, as applicable, in connection with the employment of such Seconded Employees or the retention of such other Persons, including, but not limited to, compensation, salaries, wages and overhead and administrative expenses, charges to or incurred by Operator, and, if applicable, social

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security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any such Seconded Employees supplied by Operator or its Affiliates may be union or non-union employees, and Operator or its Affiliates, as applicable, shall have the sole right to negotiate the terms and provisions of any labor or other agreements with the unions to which such Seconded Employees belong.

(d)                                 During the period of secondment, Operator shall provide, or cause to be provided, worker’s compensation insurance to cover all Seconded Employees performing Services on behalf of Company, and Operator will name, or caused to be named, Company as a named insured under such insurance policies.

(e)                                  With respect to Company’s operations in Texas, Operator shall obtain and maintain, or cause to be obtained and maintained, workers’ compensation insurance (as defined by Texas Labor Code Section 401.011(44)) on behalf of both Operator and Company, and Company shall be considered an employer of the Seconded Employees solely for the purposes of Texas Labor Code Section 401.011(18) and Section 408.001.

(f)                                   With respect to Company’s operations in Louisiana, Operator shall obtain and maintain, or cause to be obtained and maintained, worker’s compensation coverage (as defined by the Louisiana Worker’s Compensation Law, Louisiana Revised Statutes 23:1021 et seq.), and the provisions of Exhibit G (Coverage of Louisiana Worker’s Compensation Law) shall apply to the Parties and to the Seconded Employees.

(g)                                 With respect to Company’s operations performed in any jurisdiction other than Texas or Louisiana, to the extent that such jurisdiction may regard Company as an employer of any such Seconded Employee for the purposes of workers’ compensation coverage, including joint or dual employer or in a similar capacity, Operator shall obtain and maintain, or cause to be obtained and maintained, workers’ compensation coverage as defined and required by Law or as otherwise appropriate in the applicable jurisdiction, on behalf of both Operator and Company, provided that Company shall be considered an employer or in a similar capacity, solely for the purposes under the relevant workers’ compensation regime.

(h)                                 The Parties intend that the sole remedy of the Seconded Employees against either Operator or Company and their respective Affiliates for any workplace injury (including death) shall be under the worker’s compensation coverage provided by, or caused to be provided by, Operator.

(i)                                    Notwithstanding the foregoing, nothing herein shall preclude a Seconded Employee from participating in benefit plans generally available to employees of Operator.  For the avoidance of doubt, nothing in this Agreement is intended to have any effect on the right of a Seconded Employee to prosecute a workers’ compensation claim against Operator, Company or both.

2.04                        Affiliates.  In its performance of the Services hereunder, Operator may, but shall not be obligated to, use the services of Operator’s or its Affiliates’ accounting construction, purchasing,

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engineering, legal, planning, budgeting, operating, regulatory, and other departments.  Operator’s Services may include Services for and on behalf of Company’s Affiliates.

2.05                        Contracts.  Operator is authorized to execute, in its name and for the benefit of Company, such contracts as may be necessary for Operator to carry out its responsibilities under this Agreement; provided, however, that Operator shall not execute any contract in excess of Five Million Dollars ($5,000,000.00), or that covers a period longer than the term of this Agreement, unless Operator obtains Company’s prior written approval.

2.06                        Claims.

(a)                                 Any Liability Claim or Recovery Claim, to the extent relating to the operation or maintenance of the Operated Assets, shall be defended, prosecuted or settled by Operator, subject to the ultimate direction and control of Company.

(b)                                 The costs of handling a Liability Claim or a Recovery Claim, including reasonable costs of legal counsel, together with the amount of any settlement of or judgment rendered on a Liability Claim, including court costs, shall be paid by Operator and shall be reimbursed by Company.  Any amounts received by Operator in settlement of a Recovery Claim or in payment of a judgment on a Recovery Claim shall be paid over to Company.

(c)                                  Operator shall promptly notify Company whenever Operator receives actual Notice of any claim against Company or Operator (in its capacity as Operator).

(d)                                 Before making any settlement of any Liability Claim and before filing any lawsuit or making any settlement with respect to any Recovery Claim, Operator shall give to Company written Notice of the fact that it desires to file such suit or make such settlement (as the case may be), which Notice shall set forth the nature of the claim and the amount for which Operator proposes to sue or settle, and Operator shall not file any such suit nor make any such settlement without the approval of Company.

2.07                        Company Property.  All property, equipment and material acquired solely on behalf of Company by Operator hereunder shall be deemed to be owned by Company.

Article III.

Financial Accounting and Billing Practices

3.01                        Accounting.  Operator shall keep a full and complete account of all costs and expenses incurred by it in connection with the performance and provision of the Services hereunder in the manner set forth in the Accounting Procedures.

3.02                        Compensation.  Operator shall be fully reimbursed by Company for all necessary and reasonable costs, expenses and expenditures incurred by Operator on behalf of Company in connection with the provision of the Services at the rates and in the manner set forth in the Accounting Procedures.

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3.03                        Budgets.

(a)                                 By November 1st of each calendar Year, Operator shall prepare and submit to Company for approval a detailed maintenance, operating, and capital budget setting out the amounts Operator proposes to expend for such purposes during the next calendar Year, which budget shall, to the extent practicable, provide for a breakdown of expenses and expenditures on a Monthly basis, by Category of Expenditure and by asset as defined by Operator. Upon Company approval of such budget, Operator shall have the authority to award and execute contracts within the expenditure limits set forth in such budget.  When expense and capital appropriation requests are not required (such as with annual maintenance contracts), Operator shall have the authority to award and execute such contracts without additional Company approval, subject to Section 2.05 of this Agreement.

(b)                                 If it appears at any time after Operator receives a budget approved by Company that the total actual expenditures for any calendar Year will exceed the total annual budgeted amount for such calendar Year, Operator shall notify Company of such expected excess expenditure as part of the normal Monthly billing process.  If it subsequently appears that the total actual expenditures for any calendar Year will exceed ten percent (10%) of the total annual budgeted amount (“Overrun”), Operator shall submit to Company for approval an amendment to the then-applicable budget, together with an explanation of the reason(s) for the anticipated budget Overrun.  As soon as practicable following the last Day of each Month, Operator shall submit to Company a Monthly report comparing actual expenditures for such Month to budgeted operating expenses and capital projects for such Month.

(c)                                  Company shall notify Operator in writing of the approval or disapproval of any proposed budget or amendment thereto in writing within fifteen (15) Days after receipt thereof.  In the event Company does not so notify Operator within such time period, or if Company notifies Operator that such budget or amendment has been disapproved, then until Operator receives approval of a proposed budget or amendment:  (i) the current approved budget shall remain in effect, and (ii) Operator shall continue to have the authority to make expenditures with regard to items previously approved by Company.  If any such proposed budget or amendment is disapproved, Operator shall submit a revised proposed budget or amendment to Company for approval as soon as is reasonably practicable.

(d)                                 Operator shall meet with Company a minimum of four (4) times during each calendar Year, or more if Company requests, in order to review the budget and permit Company to monitor the accuracy of the budget for current Year operations.

(e)                                  Except as Company may otherwise direct in writing, the approval by Company of a budget or an amendment to a budget shall constitute Company’s authorization of Operator to incur the expenses contained in such budget or amendment.

3.04                        Safety, Environmental and Emergency Expenditures.  Notwithstanding any other provision in this Agreement, Operator may incur (and be reimbursed for) any expenditures or take any other actions as Operator in its reasonable judgment deems to be immediately necessary:  (a) to protect the environment from immediate and present harm; (b) to protect the health and safety of Persons from immediate and present harm; (c) to safeguard lives or property

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in connection with the initial response to any emergencies affecting the Operated Assets; and (d) proceed with maintenance or repair work necessary to keep the Operated Assets operating, or to restore the Operated Assets to operating conditions; however, it is also understood that every reasonable effort will be made by Operator to notify Company at the earliest possible convenience of such emergencies and expenditures involving same.

3.05                        Billing Practices.  Company shall pay and Operator shall receive as full and complete compensation for the performance of the Services hereunder, the sum of the amounts becoming due as described in the Accounting Procedures.  For Services provided by Operator in any Month, payment by Company shall be made no later than the 21st Day of the immediately following Month, provided that if such Day is not a Business Day, then Company shall pay such amount without interest on the next Business Day.  As long as Operator and Company are Controlled by the same Person, Operator and Company may settle Company’s financial obligations to Operator through Operator’s normal interaffiliate settlement processes.

3.06                        Records and Audit Rights.  Operator shall maintain a true and correct set of records pertaining to all activities relating to its performance hereunder and all transactions related thereto.  Operator further agrees to retain all such records for a period of time not less than two (2) Years following the end of the calendar Year in which the applicable Services were performed. Company, or its authorized representative or representatives, shall have the right during Operator’s Normal Business Hours to audit, copy and inspect, at Company’s sole cost and expense, any and all records of Operator relating to its performance of its obligations hereunder (but not any other books and records of Operator).  Audits shall not be commenced more than once by Company during each calendar Year and shall be completed within a reasonable time frame not to exceed thirty (30) Days.  Company may request information from Operator’s books and records relating to Operator’s obligations hereunder from time to time and such requests shall not constitute an audit for that calendar Year.  Company shall have two (2) Years after the end of a calendar Year during which to conduct an audit of Operator’s books and records for such calendar Year, and any Claim arising out of or based in whole or in part on the information produced or obtained by the performance of any such audit must be made, if at all, within such two (2) Year period.

Article IV.
Safety

4.01                        Safety Requirements.  Company agrees that Operator will abide by, at a minimum, the safety requirements promulgated by Operator from time to time with respect to the Operated Assets and in compliance with applicable Laws.

Article V.
Relationship of the Parties

5.01                        General Principles Regarding Relationship of the Parties.  The Parties agree that Operator shall provide the Services to Company as an independent contractor. Except for the limited purposes specifically set forth in this Agreement, the Parties agree that Operator’s provision of the Services to Company shall not be as an agent or representative of Company.

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This Agreement is not intended to and shall not create or otherwise form a partnership or joint venture between Operator and Company.

5.02                        Standard of Operational Control.  The Parties agree that the Services shall be performed under the absolute direction and control of Company.  Company shall have the right to monitor, consult with and give operational instructions to Operator.  Operator shall not unreasonably refuse service requests or operational instructions of Company.

Article VI.
Liability Standard and Indemnification

6.01                        Liability Standard.  Notwithstanding anything herein to the contrary, and in recognition of the fact that the Services to be performed and provided by Operator hereunder are to be furnished, performed and provided in exchange for the reimbursement provided for in the Accounting Procedures, Operator shall only be liable to Company for gross negligence or willful or wanton misconduct in the performance of its obligations hereunder, AND NEITHER OPERATOR NOR SUCH OF ITS AFFILIATES OR AGENTS AS IT SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES SHALL BE LIABLE TO COMPANY OR PERSONS WHO HAVE ACQUIRED INTERESTS IN COMPANY, WHETHER AS PARTNERS, ASSIGNEES OR OTHERWISE, FOR ERRORS IN JUDGMENT OR FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT, IT BEING THE INTENTION OF THE PARTIES THAT NEITHER OPERATOR NOR SUCH OF ITS AFFILIATES OR AGENTS AS IT SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES SHALL BE LIABLE FOR THEIR OWN NEGLIGENCE (SOLE, PARTIAL OR CONCURRENT).

6.02                        Responsibility for Affiliates and Agents.  Operator may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its Affiliates or agents, and Operator shall not be responsible for any misconduct or negligence on the part of any such Affiliate or agent appointed by Operator with due care.

6.03                        Indemnification.  FROM AND AFTER THE DATE OF THIS AGREEMENT, COMPANY SHALL INDEMNIFY AND HOLD HARMLESS OPERATOR AND EVERY AFFILIATE OF OPERATOR AS IT SHALL APPOINT TO PERFORM SERVICES HEREUNDER AND ITS AND THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES (COLLECTIVELY THE “INDEMNIFIED PARTIES”) FROM, AGAINST AND IN RESPECT OF ANY AND ALL LIABILITY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON OTHER THAN COMPANY ARISING FROM, RELATING TO, OR

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ASSOCIATED WITH THE PERFORMANCE OR PROVISION OR FAILURE TO PERFORM OR PROVIDE BY OPERATOR ANY OF THE SERVICES OR THE FAILURE BY COMPANY TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, IN EACH CASE REGARDLESS OF WHETHER ANY SUCH CLAIM RESULTS FROM THE NEGLIGENCE (SOLE, PARTIAL OR CONCURRENT) OF OPERATOR OR ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT SUCH INDEMNIFICATION SHALL NOT EXTEND TO ANY AMOUNT OF DAMAGES THAT ARE DETERMINED TO BE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OF THE INDEMNIFIED PARTY.

6.04                        Consequential Damages.  Notwithstanding anything herein to the contrary, neither Party shall be liable to the other Party for special, indirect or consequential damages resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruptions, however they may be caused.

6.05                        Notice of Claims.  Promptly after any Indemnified Party becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article, such Indemnified Party shall provide Notice to Company (a “Claim Notice”) outlining such Claim and a copy of all papers served with respect thereto (if any).  For purposes of this Section, receipt by an Indemnified Party of Notice of any Claim by or from any Person other than a Party to this Agreement which gives rise to a Claim on behalf of such Indemnified Party shall require prompt Notice from the Indemnified Party to Company of the receipt of such Notice as provided in the first sentence of this Section 6.05; provided, however, that the failure of any Indemnified Party to give timely Notice shall not affect its rights to indemnification hereunder except to the extent that Company is materially prejudiced thereby.  Each Claim Notice shall set forth all information regarding the Claim as the Indemnified Party shall then have and shall contain a statement to the extent that the Indemnified Party giving the Notice is making a Claim pursuant to a formal demand for indemnification under this Article VI.

Article VII.
Insurance

7.01                        Insurance.

(a)                                 Operator shall at all times during the term of this Agreement obtain and maintain, or cause to be obtained and maintained, workers’ compensation insurance or similar insurance, including all such insurance as may be required by all applicable state and federal workers’ compensation Laws and such other Laws as may be applicable to the Services performed under this Agreement.  Operator shall cause its workers’ compensation and employers liability insurers to waive their rights of subrogation against Company.

(b)                                 Operator may elect to self-insure, or cause to be self-insured, all or any part of the insurance requirements set forth in Section 7.01(a) above to the extent allowed by applicable Law.  If self-insured, then Operator shall respond to, or cause to be responded to, any insurance claim, with regard to waiving rights of subrogation against the

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Company, in the same manner as a commercial market insurance policy that waived subrogation rights against the Company would have responded to such insurance claim.

7.02                        Cost Reimbursement.  Insurance as required in Section 7.01 hereof shall be a reimbursable cost pursuant to the Accounting Procedures.

7.03                        Required Contractor Coverage.  Operator shall require all contractors and subcontractors employed by Operator in performing and/or providing Services hereunder to procure and maintain the following insurance:  (a) workers’ compensation insurance or similar insurance, including all such insurance as may be required by all applicable state and federal workers’ compensation Laws and such other Laws as may be applicable to the Services provided by such contractors and subcontractors; (b) employers’ liability insurance with amounts required by Law or One Million Dollars ($1,000,000.00) per occurrence, whichever is greater; (c) commercial general liability insurance on an occurrence form covering liabilities for death and personal injury and liabilities for loss or damage to property with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence, which insurance must cover all Services conducted by such contractors and subcontractors related to this Agreement; and (d) business vehicle insurance covering liabilities for death of or injury to any one Person and liabilities for loss of or damage to property resulting from any one (1) accident with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence.  Further, Operator shall require such contractors and subcontractors to cause their workers’ compensation and employers’ liability insurance insurers to waive their rights of subrogation against Company, and to name Company as an additional insured under any commercial general liability and business vehicle liability insurance policies carried by such contractors and subcontractors.

Article VIII.
Term and Termination

8.01                        Term.  Unless terminated in accordance with Section 8.02, Section 8.03 or Section 8.04 below, this Agreement shall have a five (5) Year primary term, commencing on the date hereof, and this Agreement shall continue in full force and effect thereafter unless it is terminated by either Party at the end of the primary term or at any time thereafter by giving not less than six (6) Months prior Notice of such termination to the other Party.

8.02                        Termination by Company.  Company shall have the right to terminate this Agreement immediately upon the occurrence of any of the following events:  (a) upon the Bankruptcy of Operator or (b) upon a finding by Company that Operator (i) has been grossly negligent or engaged in willful or wanton misconduct in the performance of its obligations hereunder and that such gross negligence or willful or wanton misconduct has had a material adverse effect on the Operated Assets or Company’s business as it relates to the Operated Assets, or (ii) has engaged in a continued or regular pattern or gross negligence or willful or wanton misconduct that Company reasonably determines to pose a risk of resulting in a material adverse effect on the Operated Assets or Company’s business as it relates to the Operated Assets; provided that Company shall deliver to Operator Notice of any such affirmative finding, which shall include a reasonably detailed description of the basis therefor.

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8.03                        Termination by Operator.  Operator shall have the right to terminate this Agreement or any Services provided hereunder:  (a) immediately upon the Bankruptcy of Company or (b) on six (6) Months prior Notice upon the occurrence of a Partnership Change of Control. Notwithstanding the foregoing, if Phillips 66 Partners LP ceases to Control, directly or indirectly, either Carrier or Holdings, as the case may be, then Operator shall have the right to terminate this Agreement with respect to any Services provided to Carrier or Holdings, as applicable.

8.04                        Right of Termination by Either Party.  Any Party may terminate this Agreement at any time upon sixty (60) Days prior Notice to the other Party if:

(a)                                 the other Party is in Material Default of any of its obligations under this Agreement; and

(b)                                 the non-defaulting Party gives Notice of such Material Default to the defaulting Party, which Notice shall set forth in reasonable detail the facts and circumstances of such Material Default; and

(c)                                  the defaulting Party fails to cure the Material Default within thirty (30) Days, or, for a Material Default not reasonably susceptible to cure within that period, to undertake to cure such Material Default and thereafter to diligently continue such efforts until the Material Default is cured.

8.05                        Effect of Termination.  The termination of this Agreement shall not relieve either Party of its obligations to pay amounts of money due hereunder which accrued prior to such termination.  Upon termination, Operator shall promptly make available to Company its books and records relating to the Operated Assets.

Article IX.
Alcohol and Controlled Substances

9.01                        Substance Abuse.  Operator shall prohibit the use, possession, distribution, sale or storage of illegal or controlled substances, and substance-related paraphernalia, by its personnel while performing Services hereunder or while located on Company premises.  Operator shall perform or cause to be performed all actions necessary for compliance with any applicable Laws pertaining to illegal or controlled substances, specifically including, but not limited to, the Drug-Free Workplace Act of 1988 (41 U.S.C. §§ 701-707) and DOT regulations applicable to operators of pipeline facilities subject to applicable 49 C.F.R. Part 199.  Unless prohibited by Law, Operator shall require all personnel who enter Company premises to consent to searches, whether performed by Company or appropriate law enforcement officials, of the vehicles and other personal effects of such personnel for monitoring the presence of any illegal or controlled substances or substance-related paraphernalia.  Company reserves the right, exercisable in Company’s sole discretion, to bar any of Operator’s personnel from performing Services hereunder, so long as such discretion is not exercised in violation of any governing Law.  Such discretion shall apply with respect to, but not be limited to, any personnel whom Company reasonably suspects to be involved with illegal or controlled substances, and such discretion shall not be unreasonably exercised.

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Article X.
Force Majeure

10.01                 Force Majeure.  If, because of an event of Force Majeure, either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to make money payments when due, and if such Party gives Notice and reasonably full particulars of such Force Majeure in writing to the other Party within a reasonable time after the occurrence of the cause relied upon, the Party giving such Notice, so far and to the extent that it is affected by such Force Majeure, shall not be liable in damages due to such Party’s failure to carry out its obligations under this Agreement; provided, however, that the cause of the event of Force Majeure shall be remedied with all reasonable dispatch.

10.02                 Meaning of “Force Majeure”.  As used herein, the term “Force Majeure” shall mean acts of God; strikes, lockouts or other industrial disturbances; acts of a public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, crevasses, subsidences, floods, washouts; arrests and restraints of the government, necessity for compliance with any court order, Law promulgated by any governmental authority having jurisdiction, either federal or state, civil or military; civil disturbances; shutdowns for purposes of necessary repairs; relocation or construction of facilities; breakage or accident to machinery or lines of pipe; the necessity for testing (as required by governmental authority or as deemed necessary by the testing Party for the safe operation thereof), the necessity of making repairs or alterations to machinery or lines of pipe; failure of surface equipment or pipelines; accidents, breakdowns, inability of either Party to obtain necessary material, supplies, permits or labor to perform or comply with any obligation or condition under this Agreement, or rights of way; and any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the Party claiming suspension.

10.03                 Strikes or Lockouts.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the requirement in Section 10.01 that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

10.04                 Performance by Company or Third Parties.  If, because of an event of Force Majeure, Operator is unable to perform the Services required of it hereunder, Company may perform such Services itself or arrange for such Services to be performed by a third party, but only for the duration of such event of Force Majeure.

Article XI.
Notices

11.01                 Notices.  Unless otherwise specifically provided herein, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if:  (a) personally delivered; (b) delivered and confirmed by telecopier or similar transmission service; (c) delivered by a reputable overnight courier delivery service; or

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(d) sent by certified United States mail (postage prepaid, return receipt requested), addressed as follows:

If to Carrier:	Phillips 66 Carrier LLC
2331 CityWest Blvd.
Houston, TX 77042
Attn: President

If to Holdings:	Phillips 66 Partners Holdings LLC
2331 CityWest Blvd.
Houston, TX 77042
Attn: President

If to Operator:	Phillips 66 Pipeline LLC
2331 CityWest Blvd.
Houston, TX 77042
Attn: President

11.02                 Effective Date.  Any Notice given in the manner set forth in Section 11.01 shall be effective upon actual receipt if received during the recipient’s Normal Business Hours or at the beginning of the recipient’s next Business Day if not received during the recipient’s Normal Business Hours.

11.03                 Change of Address Notice.  Either Party may change its Notice address by giving notice to the other Party in the manner set forth in Section 11.01; provided, however, that no change of address Notice shall be effective until actually received by the other Party.

Article XII.
Applicable Law

12.01                 Applicable Law.  REGARDLESS OF THE PLACE OF CONTRACTING, PLACE(S) OF PERFORMANCE, OR OTHERWISE, THE PROVISIONS OF THIS AGREEMENT AND ALL AMENDMENTS, MODIFICATIONS, ALTERATIONS OR SUPPLEMENTS HERETO SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

Article XIII.
Confidentiality

13.01                 Confidentiality.  During the performance of this Agreement, each Party acknowledges that it will receive confidential business and technical information from or regarding the other Party.  All information disclosed between the Parties will be deemed confidential, unless expressly designated otherwise at the time of disclosure.  The receiving Party agrees not to disclose to any third Person, except as permitted herein, any confidential information it receives

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from the disclosing Party.  The receiving Party agrees that it will not use the confidential information for any purpose other than the performance of this Agreement.  The receiving Party may disclose confidential information:  (a) when compelled by Law (but the receiving Party must notify the disclosing Party promptly of any request for such information before disclosing it, if practicable); and (b) only to those employees, advisers, consultants, or representatives of the receiving Party who have a need to know (provided that such Persons are obligated to the receiving Party in a manner consistent with the terms of this Section).  This Section will be inoperative as to particular portion of the confidential information if such information (i) is or lawfully becomes available to the public through no fault of the receiving Party; (ii) was available to the receiving Party on a non-confidential bas is prior to its disclosure to the receiving Party by the disclosing Party; (iii) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party when such source is entitled, to the best of the receiving Party’s knowledge, to make the disclosure to the receiving Party; or (iv) independently developed by or for the receiving Party by Persons who have not had access to the disclosing Party’s confidential information.

Article XIV.
Disputes Between the Parties

14.01                 Dispute Resolution.  THIS AGREEMENT, AND ANY ACTIONS, CLAIMS, DEMANDS OR SETTLEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PRINCIPLES WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS (AS APPLICABLE) LOCATED IN HOUSTON, TEXAS, AND TO ALL COURTS COMPETENT TO HEAR AND DETERMINE APPEALS THEREFROM, AND WAIVES ANY OBJECTIONS THAT A SUIT, ACTION OR PROCEEDING SHOULD BE BROUGHT IN ANOTHER COURT AND ANY OBJECTIONS TO INCONVENIENT FORUM.

Article XV.
Assignability

15.01                 Assignability.  This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Except as provided for herein, nothing in this Agreement is intended to confer any rights, benefits or obligations upon any Person other than the Parties and their respective successors and assigns.

Article XVI.
Compliance with Laws

16.01                 Compliance with Laws.  This Agreement is in all respects subject to all Laws.  The Parties shall at all times comply with all of these Laws as are applicable to their performance of

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this Agreement.  If applicable, the Parties shall comply with the provisions of Executive Order 11246 (Equal Employment Opportunity), as amended, together with all rules, regulations and relevant orders of the United States Department of Labor.  Notwithstanding the provisions of any other Section of this Agreement, Company shall have no liability hereunder for any fines, penalties, or other assessments by regulatory agencies if and to the extent such fines, penalties, or other assessments result from Operator’s sole negligence in performing its obligations hereunder.

Article XVII.
Severability

17.01                 Severability.  If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable, to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties.  In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

Article XVIII.
Non-Waiver

18.01                 Non-Waiver.  The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless so notified by such Party in writing.  No waiver by either Party of any default by the other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall be deemed to be a waiver of, or in any manner release such other Party from performance of any other provision, condition, covenant or requirement herein contained, nor be deemed to be a waiver of the same provision, condition, covenant or requirement.

Article XIX.
Entire Agreement; Amendments

19.01                 Entire Agreement.  This Agreement, together with all exhibits attached hereto, constitutes the entire Agreement between the Parties relating to the subject matter hereof and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.

19.02                 Amendments.  This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by the Parties.

Article XX.
Survival

20.01                 Survival. Any indemnification granted hereunder by one Party to another Party shall survive the termination of all or any part of this Agreement.

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Article XXI.
Counterparts; Multiple Originals

21.01                 Counterparts; Multiple Originals.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.  Each of the Parties may sign any number of copies of this Agreement.  Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.

Article XXII.
Construction

22.01                 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

Article XXIII.
Article Headings; Exhibits

23.01                 Article Headings.  The Article Headings used in this Agreement have been inserted only for convenience to facilitate reference and they shall not be determinative in construing the meaning, interpretation or application of any Article or provision hereof

23.02                 Exhibits.  The exhibits referred to herein are attached hereto and by this reference are incorporated herein and made a part hereof.  In the event there is any conflict between this Agreement and an exhibit, the provisions of this Agreement shall be deemed controlling.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the date first set forth above.

PHILLIPS 66 PIPELINE LLC
(“Operator”)

By:	Exhibit Copy, Not for Execution
Todd Denton
President

PHILLIPS 66 CARRIER LLC

By:	Exhibit Copy, Not for Execution
Todd Denton
President

PHILLIPS 66 PARTNERS HOLDINGS LLC

By:	Exhibit Copy, Not for Execution
J.T. Liberti
Vice President

Signature Page to Amended and Restated Operational Services Agreement

[Form of Amended and Restated Operational Services Agreement]

Exhibit A
Description of Operated Assets

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

Crude Oil Pipelines

Clifton Ridge to Lake Charles Refinery — a 20” crude oil pipeline extending from the Clifton Ridge marine terminal to the Lake Charles Refinery in Calcasieu Parish, Louisiana.

Pecan Grove to Clifton Ridge — a 12” crude oil pipeline extending from the Pecan Grove marine terminal to the Clifton Ridge marine terminal in Calcasieu Parish, Louisiana.

Shell to Clifton Ridge — a 20” crude oil pipeline extending from Shell’s Houma to Houston pipeline to the Clifton Ridge marine terminal in Calcasieu Parish Louisiana.

CushPo — a 18” crude oil pipeline extending from Phillips 66 Carrier LLC’s, Cushing Crude Terminal in Cushing, Oklahoma to Phillips 66 Carrier LLC’s Ponca Crude Terminal in Ponca City, Oklahoma.

Glacier Pipeline System — a multi-diameter crude oil pipeline system extending from the United States-Canadian border near Carway, Alberta to the Billings ExxonMobil Refinery in Billings, Montana.

Line O — a 10” crude oil pipeline extending from Phillips 66 Partners Holdings LLC’s Buxton Crude Terminal in Cushing, Oklahoma to the Borger Refinery located in Borger, Texas

Line WA — a multi-diameter crude oil pipeline extending from the Odessa Station near Goldsmith, Texas to the Borger Refinery located in Borger, Texas.

Line 80 — a 8” crude oil pipeline extending from Gains Station near Hobbs, New Mexico to the Borger Refinery located in Borger, Texas.

North Texas Gathering Pipeline System — a multi-diameter crude oil pipeline system that gathers products in the various fields of North Texas and transports products to the Wichita Falls Station in Wichita Falls, Texas.

Oklahoma Mainline Pipeline System - a 12” crude oil pipeline extending from the Wichita Falls Station in Wichita Falls, Texas to Phillips 66 Carrier LLC’s Ponca Crude Terminal in Ponca City Oklahoma.

West Texas Gathering —a multi-diameter crude oil pipeline system that gathers crude oil in the various fields of West Texas to supply Line WA and Line 80.

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Refined Product Pipelines

Sweeny to Pasadena — a 12” refined products pipeline extending from the Sweeny Refinery in Brazoria County, Texas to the Pasadena terminal in Harris County, Texas.

Sweeny to Pasadena — a 18” refined products pipeline extending from the Sweeny Refinery in Brazoria County, Texas to the Pasadena terminal in Harris County, Texas.

Wood River to Hartford — a 12” refined products pipeline extending from the Wood River Refinery in Madison County, Illinois to the Hartford terminal in Madison County, Illinois.

Hartford to Explorer — a 24” refined products pipeline extending from the Hartford terminal in Madison County, Illinois to the Explorer Pipeline system in Madison County, Illinois.

Gold Line — a multi-diameter refined products pipeline system extending from the Rocky Station fence line at Phillips 66 Pipeline LLC’s Borger Products Terminal in Borger, Texas to terminal facilities located in Wichita, Kansas; Paola, Kansas; Kansas City, Kansas; Jefferson City, Missouri; and Cahokia, Illinois.

Cross Channel Connector — a 20” refined products pipeline extending from the Pasadena Terminal in Pasadena, Texas to terminal facilities located at Kinder Morgan’s Pasadena Terminal and the Galena Park Station in Galena Park, Texas, and terminating at the Holland Avenue Junction in Galena Park, Texas.

Standish Pipeline — a 18” refined products pipeline extending from the Ponca City Refinery in Ponca City, Oklahoma to the Wichita North Terminal in Wichita, Kansas.

ATA Pipeline - a multi-diameter refined products pipeline extending from the Amarillo Terminal in Amarillo, Texas to the Albuquerque Terminal in Albuquerque, New Mexico.

BAM Pipeline — a multi-diameter refined products pipeline extending from the Borger Refinery in Borger, Texas to the Amarillo Terminal in Amarillo, Texas.

Cherokee East — a multi-diameter refined products pipeline system extending from the Ponca City Refinery in Ponca City, Oklahoma to terminal facilities in Jenks, Oklahoma and Mount Vernon, Missouri.

Cherokee North — a multi-diameter, two-leg refined products pipeline system extending from the Ponca City Refinery in Ponca City, Oklahoma to the Arkansas City Junction in Arkansas City, Oklahoma and the 21st Street Junction in Wichita, Kansas.

Cherokee South — a 8”, multi-leg refined products pipeline system extending from the Ponca City Refinery in Ponca City, Oklahoma to the Oklahoma City Terminal in Oklahoma City, Oklahoma, the Will Rogers Airport in Oklahoma City, Oklahoma and Tinker Air Force Base in Oklahoma City, Oklahoma.

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Medford Triangle — a multi-diameter, multi-leg refined products pipeline system extending from the Ponca City Refinery in Ponca City, Oklahoma to the Medford Storage Spheres in Medford, Oklahoma and the Oneok Terminal in Medford, Oklahoma.

SAAL Pipeline - a 6” refined products pipeline extending from the Amarillo Terminal in Amarillo, Texas to the Lubbock Terminal in Lubbock, Texas.

Seminoe Pipeline — a 8” refined products pipeline extending from the Billings Refinery in Billings, Montana to terminal facilities in Sheridan, Wyoming and Casper, Wyoming and to the Tisdale Junction and Sinclair Junction in Wyoming.

Other Pipelines

River Parish Pipeline System — a refined products pipeline system and associated facilities located in any one or more of the following nine (9) parishes: Ascension, Assumption, Iberville, Jefferson, Lafourche, Plaquemines, St. Charles, St. James, and St. John the Baptist, and including approximately 300 miles of multi-diameter pipeline (formerly the “Texaco Expanded NGL Distribution System” or “TENDS”), approximately eighty-six (86) miles of regulated pipeline comprised of one 8-inch to 20-inch diameter pipeline (formerly the “VP Pipeline”), and approximately one hundred thirteen (113) miles of regulated pipeline comprised of one 6-inch to 8-inch diameter pipeline (formerly the “EP Pipeline”).  The system includes approximately fifteen (15) miles of idled pipeline and segments of approximately ten (10) miles of 8-inch abandoned pipeline.

Terminals

Hartford Terminal.  Hartford Terminal is located at or near Hartford, Illinois.  The facility consists of a two-bay truck rack with 17,000 barrels of active terminal ling capacity, 13 above-ground storage tanks with approximately 1.1 million barrels of total storage capacity.  The Hartford barge dock consists of a single-berth barge loading facility, approximately 0.8 miles of 8-inch pipeline and approximately 0.8 miles of 14-inch pipeline from the Hartford terminal to the Hartford barge dock for delivery.

Pasadena Terminal.  Pasadena Terminal is located at or near Pasadena, Texas and consists of a five-bay truck rack and tankage with 65,000 barrels per day of active terminal ling capacity, 22 above ground storage tanks with approximately 3.2 million barrels of total storage capacity and a vapor combustion unit.

Clifton Ridge Terminal.  Clifton Ridge Terminal is located at or near Sulphur, Louisiana and consists of a single-berth ship dock, 12 above-ground storage tanks with approximately 3.4 million barrels of total storage capacity and a truck offloading facility.

Pecan Grove Terminal.  Pecan Grove terminal is adjacent to the Clifton Ridge Terminal.  The facility consists of a single-berth barge dock and three above-ground storage tanks with 142,000 barrels of total storage capacity.

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Wichita North Terminal. Wichita North Terminal is located in Wichita, Kansas adjacent to the Gold Line pipeline system.  It consists of a two bay truck rack with 12,000 barrels of total storage capacity.

Paola Terminal. Paola Terminal is located in Paola, Kansas adjacent to the Gold Line pipeline system.  It consists of 98,000 barrels of total storage capacity.

Kansas City Terminal.  Kansas City Terminal is located in Kansas City, Kansas adjacent to the Gold Line pipeline system.  It consists of a five bay truck rack with 66,000 barrels of total storage capacity.

Jeff City Terminal. Jeff City Terminal is located in Jefferson City, Missouri adjacent to the Gold Line pipeline system.  It consists of a two bay truck rack with 16,000 barrels of total storage capacity.

East St. Louis Terminal. East St. Louis Terminal is located in Cahokia, Illinois adjacent to the Gold Line pipeline system.  It consists of a six bay truck rack with 78,000 barrels of total storage capacity.

Bayway Terminal. Bayway Terminal is located in Linden, New Jersey adjacent to the Bayway Refinery.  It consists of a four-track, 120 rail car crude oil receiving facility with a planned unloading capacity of 75,000 barrels per day that delivers crude oil to storage tanks at the adjacent refinery.

Ferndale Terminal. Ferndale Terminal is located in Ferndale, Washington adjacent to the Ferndale Refinery.  It consists of a two-track, 54 rail car crude oil receiving facility with a planned unloading capacity of 30,000 barrels per day that delivers crude oil to storage tanks at the adjacent refinery.

Albuquerque Terminal. Albuquerque Terminal is located in Albuquerque, New Mexico, adjacent to the ATA Pipeline. It consists of a three-bay truck rack with 232,000 barrels of total storage capacity.

Amarillo Terminal. Amarillo Terminal is located in Amarillo, Texas, adjacent to the BAM Pipeline, the SAAL Pipeline and the ATA Pipeline. It consists of a five-bay truck rack with 268,000 barrels of total storage capacity.

Billings Crude Terminal. Billings Crude Terminal is located in Billings, Montana, at the Phillips 66 Company Billings Refinery. It consists of 245,000 barrels of total storage capacity.

Buffalo Terminal. Buffalo Terminal is located near Buffalo Montana.  It consists of two meter skid units, three injection pumps and two crude tanks with approximately 300,000 barrels of total storage capacity.

Buxton Terminal.  Buxton Terminal is located in Cushing, Oklahoma.  It consists of two crude storage tanks with a total capacity of 400,000 barrels.

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Casper Terminal. Casper Terminal is located in Casper, Wyoming adjacent to the Seminoe Pipeline. It consists of a two bay-truck rack with 300,000 barrels of total storage capacity.

Cushing Terminal. Cushing Terminal is located in Cushing, Oklahoma.  It consists of one tank with a lease automatic custody transfer unit and two storage tanks with a total storage capacity of 220,000 barrels.

Glenpool Terminal.  Glenpool Terminal is located in Jenks, Oklahoma adjacent to the Cherokee East pipeline system. It consists of a two-bay truck rack with 514,000 barrels of total storage capacity.

Linden Terminal. Linden Terminal is located Linden, New Jersey.  It consists of a nine-bay refined products truck rack and a three-bay NGL truck rack with 331,000 barrels of refined products storage.

Lubbock Terminal. Lubbock Terminal is located in Lubbock, Texas adjacent to the SAAL Pipeline.  It consists of a three-bay truck rack with 176,000 barrels of total storage capacity.

Mount Vernon Terminal.  Mount Vernon Terminal is located in Mount Vernon, Missouri, adjacent to the Cherokee East pipeline system.  It consists of a four-bay refined products truck rack and a two-bay NGL truck rack with 359,000 barrels of refined products storage capacity and 118,000 barrels of NGL storage capacity.

Oklahoma City Terminal.  Oklahoma City Terminal is located in Oklahoma City, Oklahoma adjacent to the Cherokee South pipeline system. It consists of a four-bay truck rack with 290,000 barrels of total storage capacity.

Ponca City Terminal.  Ponca City Terminal is located in Ponca City, Oklahoma adjacent to the Ponca City Refinery. It consists of a two-bay refined products truck rack and a two-bay NGL truck rack with 2,500 barrels of refined products storage capacity.

Ponca Crude Terminal. Ponca Crude Terminal is located in Ponca City, Oklahoma.  It consists of three lease automatic custody transfer units and 15 above-ground crude oil storage tanks with approximately 1.2 million barrels of total storage capacity.

Sheridan Terminal. Sheridan Terminal is located in Sheridan, Wyoming adjacent to the Seminoe Pipeline. It consists of a two-bay truck rack with 94,000 barrels of total storage capacity.

Tremley Point Terminal. Tremley Point Terminal is located in Linden, New Jersey. It consists of a three-bay refined products truck rack, 1,400,000 barrels of total storage capacity and a dock facility consisting of two vessel berths.

Wichita South Terminal.  Wichita South Terminal is located in Wichita, Kansas adjacent to the Cherokee North pipeline system. It consists of 230,000 barrels of total storage capacity.

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Storage Facilities

Medford Storage Spheres.  Medford Storage Spheres are two above ground storage facilities located at the Central Division pipeline facility in Medford, Oklahoma.   The working capacity of each sphere is 35,000 barrels, and the spheres are capable of receiving and storing natural gas liquids and petrochemicals, including refinery grade propylene.

Storage Tank Nos. 1001, 1002 and 1004 at the Wichita North Terminal.  These storage tanks have a nominal shell capacity of 107,000 barrels, 107,000 barrels, and 108,000 barrels, respectively.

Storage Tank Nos. 8005 and 8010 at the Kansas City Terminal.  These storage tanks have a nominal shell capacity of 80,000 barrels and 101,000 barrels, respectively.

Storage Tank Nos. 1503, 2001, 1302 at the East St. Louis Terminal. These storage tanks have a nominal shell capacity of 172,000 barrels, two hundred thousand 200,000 barrels and 135,000 barrels, respectively.

Storage Tank No. 4901 at the Paola Terminal. This storage tank has a nominal shell capacity of 98,000 barrels.

Storage Tank Nos. 6813 and 6818 at the East St. Louis Terminal. Each of these storage tanks has a nominal shell storage capacity of 80,000 barrels.

Clemens Facility. The Clemens Facility includes underground salt dome storage caverns for LPG storage, brine ponds, a leach plant, multiple buildings, associated pipes/pumps, water supply wells, associated properties, and off-site disposal wells. These facilities are located near Brazoria, Texas. Products produced at the Sweeny Fractionator are stored in the underground caverns and then transported via pipeline to the Freeport LPG Export Terminal or the Mount Belvieu market hub.

Sorrento Storage Facility. The Sorrento Storage Facility includes the Sorrento underground salt dome storage caverns, all pumps, topside facilities, and an out-of-service brine pit located in Ascension Parish, Louisiana. The caverns consist of one cavern in active LPG storage service, two inactive caverns, and one plugged and abandoned cavern.

Refinery and Natural Gas Liquid Facilities

Sweeny Fractionator. The Sweeny Fractionator is a Natural Gas Liquid fractionation facility located in Old Ocean, Texas, close to the Sweeny Refinery. The Sweeny Fractionator includes the associated cooling tower (G0054022) and flare (G0056044), the substation (G006010), and the offplots (G0068044). It processes y-grade (mixed natural gas liquids) and produces purity ethane, propane, isobutane, normal butane and natural gasoline (C5+) for sale in local petrochemical markets or to supply the Freeport LPG Export Terminal.

Merey Sweeny Coker Facility. The Merey Sweeny Coker Facility is comprised of a petroleum coke producing facility comprised of a vacuum dilation unit, a 58,000 bpd, two (2) train, four (4) coke drum delayed coker unit, flare, cooling tower with five (5) bays, instrument air skid with

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two compressors, underground facilities for firewater and sewer services, and tanks for intermediate storage of vacuum resid at the solid waste disposal facility located within the Sweeny Refinery Complex near Old Ocean, Texas. Incoming atmospheric resid feed is processed through heaters and coke drums to produce coke for sale in local markets. Other products separated from the resid during the coke producing process are sent for further processing in other facilities in the Sweeny Complex.

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Exhibit B
Maintenance Services

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

(a)                                 Day-to-day routine and emergency supervision, administrative liaison and related services required in connection with the maintenance and repair of the Operated Assets.

(b)                                 Provision of communications, inspection, surveillance, flow control, corrosion control, and monitoring.

(c)                                  Maintenance and repair of the Operated Assets within such maintenance/repair parameters and specifications as may be in accordance with sound engineering and maintenance practices and applicable Laws.

(d)                                 Implementation of a preventative maintenance program for the Operated Assets, including, without limitation, periodic testing, adjustment and maintenance of the Operated Assets, in each case in accordance with prudent maintenance practices and applicable Laws.

(e)                                  Implementation of a tank maintenance and integrity program for the Operated Assets, including, without limitation, periodic testing, maintenance, repair and/or replacement in each case in accordance with prudent maintenance practices and applicable Laws.

(f)                                   Implementation of a marine facility maintenance and integrity program for the Operated Assets, including, without limitation, dredging, maintenance, repair, and/or replacement in each case in accordance with prudent maintenance practices and applicable Laws.

(g)                                  Preparation and retention of appropriate records and logs as required by applicable Laws and that a prudent provider of maintenance services would maintain regarding the Operated Assets, which records and logs shall be made available to Company upon request.

(h)                                 Reconstruction, reconditioning, overhaul or replacement of the Operated Assets.

(i)                                     Establishment of safety, health, environmental, training, emergency response, spill response and other programs in connection with the maintenance and repair of the Operated Assets, in each case as may be required by prudent maintenance practices or under applicable Laws.

(j)                                    Providing technical services for purposes of trouble-shooting problems, improving Operated Assets performance, upgrading the Operated Assets, repairing the Operated Assets or meeting regulatory or safety requirements.

(k)                                 Maintaining compliance with all applicable federal, state and local environmental, health and safety Laws; in addition, conducting all environmental investigation and remediation

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activities, as required by federal, state and local environmental Laws and/or prudent business practices.

(l)                                     Facilitate the acquisition of all materials (including spare parts inventories), equipment, services, supplies and labor necessary for the maintenance and repair of the Operated Assets.

(m)                             Perform all planning, design and engineering functions related to the maintenance and repair of the Operated Assets; selecting contractors and material suppliers for such activities.

(n)                                 Advise Company of major plans or significant changes in the maintenance or repair of the Operated Assets.

(o)                                 Close pipeline valves in connection with a response to any emergency affecting the Operated Assets. The pipelines shall remain down until such time that it is determined safe by Company (in consultation with Operator) to resume operation. For normal scheduled maintenance, Operator will provide Company with sufficient advance Notice for Company’s planning purposes.

(p)                                 Prepare excavation plans for pipeline right-of-way work, and advise Company of any right-of-way work which could threaten the integrity of the pipelines.

(q)                                 Such other Operated Assets maintenance, repair and related services as Company may request from time to time.

(r)                                    The Maintenance Services to be performed by Operator hereunder shall include, but shall not be limited to, pipeline repairs, terminal repairs, aerial pipeline patrols, population density counts, right-of-way maintenance, gas leakage surveys, pipeline pigging operations, cathodic protection work as required by all governmental regulatory agencies, tank cleaning, tank repair and truck rack maintenance. Operator will maintain suitable meter station, valve inspection and meter proving maintenance programs. Any operating or maintenance deficiencies so discovered in the Operated Assets, or any appurtenances thereto, will be corrected by Operator. Operator will provide inspectors for monitoring work performed by others in the vicinity of the Operated Assets.

(s)                                   Right-of-Way maintenance shall include, but not be limited to, filling of washes, mowing weeds and brush, and repair fences. In all cases where Company’s pipelines are exposed above the ground, fences, barricades or other suitable protection shall be erected to protect the pipelines and associated equipment from damage due to mowers, trucks or other vehicles. In the event that any known excavation is to be performed in the vicinity of Company’s pipelines by Operator or third parties, Operator shall locate, flag and identify the pertinent lines. Operator shall also provide a qualified inspector on-site during periods of construction activity. If a Company pipeline should be damaged, a prompt report shall be forwarded to Company describing the incident, extent of damage, and recommended course of action.

[Form of Amended and Restated Operational Services Agreement]

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Exhibit C
Operating Services

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

(a)                                 Day-to-day routine and emergency supervision of the operation of the Operated Assets.

(b)                                 Operation of the Operated Assets’ pump stations and other facilities within such operating parameters and specifications as may be in accordance with sound engineering and operating practices and applicable Laws.

(c)                                  Preparation and retention of appropriate records and logs as required by applicable Laws and that a prudent provider of operating services would maintain regarding the Operated Assets, which records and logs shall be made available to Company upon request.

(d)                                 Operator shall perform monitoring and control services (SCADA) for the pipelines included in the Operated Assets. Operator shall be responsible for the maintenance of the pipeline meter station equipment required for performance of monitoring and control services, product analysis, and custody transfer measurements in accordance with Company requirements and/or generally accepted industry practices.

(e)                                  Operator shall conduct the actual operations and maintenance of the Operated Assets in accordance with the directions for product and feedstock movements given by Company, and shall employ such of its own or outside personnel as may be necessary to perform this operation and maintenance.

(f)                                   Determine net volume received and delivered by utilizing measurement facilities comprised of components of standard make, installed, operated and maintained in accordance with the latest edition of the American Petroleum Institute Manual of Petroleum Measurement Standards and standard industry practices, and reconcile book inventory with actual inventory.

(g)                                  Payment of damages in accordance with Section 2.06 of the Agreement occurring as a result of, or settlement of, claims made in connection with the Operated Assets and Operator’s operation, maintenance and repair activities.

(h)                                 Operator shall include the operation of the pipeline meter stations, including calibration of measurement and product analysis equipment, operation of booster pumps, providing custody measurement as required by Company and the coordination of product and feedstock movements as directed by Company. Operator will provide sufficient on-the-job and outside training to its employees and contractors operating and maintaining the Operated Assets for the operation thereof in a safe and efficient manner in accordance with applicable Operator and governmental rules and regulations and Laws. Operator shall prepare, file and renew, as applicable, all operating licenses and/or permits as directed by Company. Operator shall also be responsible for arranging for payment of any fees in regard to operation of the Operated Assets.

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(i)                                     Operator will close pipeline valves in connection with a response to any emergency involving the Operated Assets. The pipelines shall remain down until such time as it is deemed safe by Company (in consultation with Operator) to resume operation.

(j)                                    Operation of the Operated Assets’ rail car receiving facilities within such operating parameters and specifications as may be in accordance with sound engineering and operating practices and applicable Laws.

(k)                                 Perform rail car inspections at Operated Assets, where applicable. For rail cars owned by Operator or its Affiliates, perform onsite running repairs on the following: break shoes and keys, air hose and air hose hangers, end running board welds, end still weld and loose platforms, knuckles, lock blocks, thowers, pins, cotter key replacement in break rigging, replacement of top and bottom outlet cover secure chains, replacement and/or securing of appliance bolts, securing of bottom and top railing, air hose replacement, tool tighten and torque packing nuts, manway gaskets, handhold, sill steps and end and side rails.

(l)                                     Such other operating services as Company may request from time to time.

[Form of Amended and Restated Operational Services Agreement]

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Exhibit D
Administrative Services

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

(a)                                 As directed by Company, preparation, filing and renewal, as applicable, of tariffs with FERC and/or state agencies.

(b)                                 As directed by Company, preparation and filing of permits, permit updates, and other documents required by any regulatory body or government agency, federal, state or local, if any, having jurisdiction over Operator, Company or their respective businesses.

(c)                                  Maintain fixed asset records of the Operated Assets and/or other regulated pipeline systems or terminals that Operator may operate upon request by Company and acceptance by Operator.

(d)                                 Product quality and assurance.

(e)                                  Such other administrative services as Company may request from time to time.

[Form of Amended and Restated Operational Services Agreement]

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Exhibit E
Construction Services

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

(a)                                 Construction, reconstruction, reconditioning, overhaul and replacement of Operated Assets and their related facilities.

(b)                                 Provide such oversight and management services as may be necessary in connection with the activities described in item (a) above.

(c)                                  Perform all planning, design and engineering functions related to the activities described in item (a) above as may be necessary.

(d)                                 Facilitate the acquisition of all materials, equipment, services, supplies and labor necessary for and related to the activities described in item (a) above.

(e)                                  Prepare and/or assist in the preparation of capital project (AFE) documents for approval by Company.

[Form of Amended and Restated Operational Services Agreement]

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Exhibit F
Accounting Procedures

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated  September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC

This Exhibit shall govern the Accounting Procedures with regard to the billing and/or reimbursement of costs incurred by Operator in connection with the performance by Operator of the Services pursuant to the Agreement. These Accounting Procedures shall be effective from the date hereof until replaced or modified by mutual agreement of the Parties.

1.                                      General Provisions

(a)                                 Statements and Billings.  Operator shall record Company’s financial transactions resulting from the Agreement in Operator’s financial system and allow Company to access its records in that system.

(b)                                 Payments by Company.  Company shall pay all charges from Operator in accordance with Section 3.05 of the Agreement.

(c)                                  Adjustments.  Except as otherwise provided in the Agreement, the actual payment of any such bills shall not prejudice the right of Company to protest or question the correctness or appropriateness thereof; provided, however, that all bills and statements rendered to Company during any calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) Months following the end of any such calendar Year, unless prior to the end of said twenty-four (24) Month period Company takes written exception thereto and makes a claim against Operator for adjustment.

(d)                                 Financial Records.  Operator shall maintain accurate books and records in accordance with GAAP (as may be modified by FERC requirements) and in accordance with the prescribed accounting requirements or system of accounts mandated by any regulatory body or government agency, both federal and state, if any, having jurisdiction over Operator, Company, or their respective businesses.

2.                                      Determination of Costs, Expenses and Expenditures.  Subject to the limitations and determinations hereinafter prescribed and the provisions of the Agreement, Operator shall be reimbursed for all costs, expenses, expenditures and fees by or on behalf of Operator in connection with the provision of the Services. Such reimbursement shall include any necessary Direct Costs (as defined in Paragraph 3 below) and the applicable portion of the Management Fee (as defined in the Omnibus Agreement).

(a)                                 It is the intent of the Parties that Services provided by employees of Operator shall be budgeted and billed by Operator on a Direct Cost basis pursuant to Section 3.03(a) of the Agreement to the extent that is feasible to measure and account for the Services directly provided by such employees to Operator by means of time sheets or other methods approved by Company. Direct Costs billed to Company shall normally include field operation and maintenance personnel, administrative personnel supporting Company on a

[Form of Amended and Restated Operational Services Agreement]

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full time or near full time basis, and Home Office personnel (such as engineering and drafting personnel) typically assigned directly to Company-related projects whose time is accounted for by time sheets or other methods approved by Company.

(b)                                 It is the intent of the Parties that routine, ongoing Services (Home Office Overhead, General and Administrative Costs (hereinafter “G&A Costs”)) benefiting Company that are not feasible to measure and account for on a Direct Cost basis shall be billed by Operator as part of the Operational and Administrative Services Fee under the Omnibus Agreement.

(c)                                  It is the intent of the Parties that any G&A Costs associated with Company capital projects be billed as a Direct Cost and submitted as a line item on capital appropriations submitted by Operator to Company for approval. Such G&A Costs shall not be included in the Operational and Administrative Services Fee under the Omnibus Agreement.

(d)                                 Operator reserves the right to submit for Company review and approval unusual G&A Costs that do not fit normal business billing patterns. Such costs might be for items that in Operator’s judgment are outside the scope of the Administrative Fee work such as engineering and drafting. (An example of this might be Operator’s attorney devoting several weeks exclusively to Company to handle a Company related issue.)

3.                                      Direct Costs.  Reimbursement of Operator shall include, but shall not be limited to, the right to reimbursement for the following Direct Costs:

(a)                                 Labor and Benefits.

(i)                                     Salaries and wages of Operator’s employees (or employees of Operator’s Affiliate) directly assigned to the operation, maintenance, project work, or other work relating to Operated Assets, including that portion of such employees’ time related to ancillary activities such as training required by Operator, and in any other activities required of Operator pursuant to the Agreement.

(ii)                                  Operator’s costs of all payroll taxes, and benefits and allowances and any other payment paid or contributed by Operator which is measured by Operator’s employees’ compensation; the above to include without limitation F.I.C.A., Operator’s costs of holiday, vacation, sickness and disability and other customary allowances, Operator’s current costs of established plans for employees’ group life insurance, hospitalization, retirement, stock purchase, and other benefit plans of a like nature. Such costs will be charged on a percentage assessment rate on the amount of salaries and wages chargeable to Company under Paragraph 3(a)(i) above. The percentage assessment rate shall be based on Operator’s actual cost experience. Company payment to Operator for Operator’s workers’ compensation insurance premium is provided for in Paragraph 3(h) below and not in this Paragraph 3(a)(ii).

(b)                                 Plant, Property and Equipment.  The cost of plant, property and equipment purchased, leased or rented from suppliers and vendors expressly for the purpose of providing Services to Company under the Agreement.

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(c)                                  Materials, Supplies, Tools and Miscellaneous Equipment.  Any materials, supplies, tools and miscellaneous equipment purchased or furnished by Operator for the benefit of Company shall be priced at cost. Equipment provided by Company warehouse shall be priced at replacement value. For equipment or materials that are transported to a location by Operator for the benefit of Company, any costs or expenses incurred by Operator in connection therewith shall be reimbursed at cost. Operator shall make reasonable efforts to ensure costs for such materials, supplies, tools and miscellaneous equipment are compatible with industry norms.

(d)                                 Reimbursable Expenses of Employees.  Operator shall bill Company for reasonable personal expenses of its (or its Affiliates’) employees whose salaries, wages and labor costs are chargeable under Paragraph 3(a)(i) above. Such reasonable personal expense shall include out-of-pocket expenditures incurred by employees in the performance of their duties on behalf of Company and which were reimbursed under the terms of Operator’s official policy governing reimbursable employee expenses.

(e)                                  Autos, Trucks and Heavy Mobile Work Equipment.  All automotive, truck and other mobile equipment shall be charged on a direct charge basis that is consistent with Operators practices in charging such costs to its own facilities. When a driver or operator is furnished with any such equipment, the rental rate of such equipment shall not include wages and expenses of the driver or operator if they will be charged separately.

(f)                                   Permits, Licenses and Bond.  Cost of permits, licenses and bond premiums necessary to perform and provide Services for the Operated Assets.

(g)                                  Outside Services.  The cost of outside services and expertise, including but not limited to engineering, fees from consultants on regulatory matters, provided that the outside services rendered were for the benefit of Company under the Agreement, including the cost of contract services required or necessary in the opinion of Operator in connection with the provision of the Services. Operator shall make reasonable efforts to ensure costs for such services are competitive with industry norms.

(h)                                 Insurance.  Workers’ compensation insurance premiums paid or allocated as respects Operator’s employees performing Services under the Agreement, not to exceed state manual rates for such insurance on a guaranteed cost basis and charged as an amount per $100 of payroll.

(i)                                     Utilities, Communication and Power.  All costs incurred by Operator on behalf of Company for utility, communication and power services, plus fuel costs.

(j)                                    Maintenance and Repair.  All costs incurred to maintain the Operated Assets and related facilities, periodically inspect the Operated Assets for damages or other conditions that could affect the safe, efficient and economical operation of the Operated Assets, and perform such repairs to the Operated Assets as may be required.

(k)                                 Legal Expenses and Claims.  (i) All costs and expenses, net of insurance proceeds, of handling, investigating and settling litigation or Claims arising by reason of the provision of the Services, or necessary to protect or recover any of Company’s property, including,

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but not limited to, attorneys’ fees, court costs, cost of investigation or procuring evidence and any judgments paid or amounts paid in settlement or satisfaction of any such litigation or claims. (Note: a “baseload” level of in-house legal assistance for Company is provided and is included by Operator in the Operational and Administrative Services Fee under the Omnibus Agreement.)

(l)                                     Damages and Losses to Operated Assets.  To the extent not covered by insurance, all costs or expenses necessary for the repair or replacement of the Operated Assets made necessary because of damages or losses incurred by fire, floods, earthquake, storm, theft, chemicals spills, accident, or other cause, except those costs or expenses which Operator is liable for pursuant to Article VI of the Agreement to which this Exhibit is attached. Operator shall furnish Company Notice of damages or losses incurred as soon as practicable after a report thereof has been received.

(m)                             Right-of-Way Costs.  The costs of rights-of-way and land purchases, damages and appraisals, and legal, regulatory and permit fees specifically related thereto.

(n)                                 Taxes.  All Taxes of every kind and nature assessed or levied upon or incurred in connection with the Operated Assets that have been paid by Operator for the benefit of Company, including any charges or penalties for late payment thereof, provided such late charge or fee did not arise from Operator’s gross negligence of willful misconduct in the filing and payment of the appropriate Tax.

(o)                                 Regulatory Costs.  The cost of complying with mandated regulatory programs, including, but not limited to, DOT operator qualification training.

(p)                                 Other Expenditures.  Any other expenditure not covered or dealt with in the foregoing provisions of Paragraphs 3(a) through (o), and that is incurred by Operator in the necessary and proper conduct of the Services, and that may be captured and billed to Company on a Direct Cost basis.

[Form of Amended and Restated Operational Services Agreement]

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Exhibit G
Coverage of Louisiana Workers’ Compensation Law

Attached to and made a part of that certain Amended and Restated Operational Services Agreement (the “Agreement”), dated September [•], 2017, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC.

The following provisions and terms shall apply in all cases where employees of Operator and its Affiliates (“employees” defined to include direct, borrowed, special, seconded or statutory employees) are covered by the Louisiana Workers’ Compensation Law, Louisiana Revised Statutes (“La. R.S.”) 23:1021 et seq, as to Work or services performed under this Agreement:

1.             In all cases where employees (as defined above) are covered by the Louisiana Workers’ Compensation Law, La. R.S. 23:1021 et seq., Company and Operator agree that the work and operations performed by Operator and its employees pursuant to the Agreement are an integral part of and are essential to the ability of Company and its Affiliates to generate goods, products and services, and that Operator’s work and services shall be considered part of Company’s and its Affiliates  trade, business, and occupation, for purposes of La. R.S. 23:1061. Furthermore, Company and Operator agree that Company and its Affiliates are the principal or statutory employer of Operator’s employees for purposes of La. R.S. 23:1061 only. Irrespective of Company’s and its Affiliates’ status either as the principal or statutory employer or as the special employer (as defined in La. R.S. 23:1031) of Operator’s employees, and regardless of any other relationship or alleged relationship between Company and Operator’s employees, Operator shall be and remain at all times primarily responsible for the payment of Louisiana workers’ compensation benefits to such employees. This Exhibit is limited to and shall apply only in and to the extent of instances involving coverage of the Louisiana Worker’s Compensation Law.

2.             Notwithstanding any other provision of this Agreement, Operator shall, in addition to and without limitation of other insurance requirements, under all circumstances cause insurance described in Article VII  of the Agreement to be endorsed to designate, protect, and insure Company and its Affiliates in any employment or alleged employment capacity including, but not limited to, as an alternate employer, as a principal and statutory employer, as a borrowing or “special” employer, as a seconded employer and as a maritime employer against all claims whatsoever, whether for workers’ compensation benefits, maintenance and cure, wages, death benefits, disability, or otherwise, related to employment or use of Operator’s employees or any other workers furnished by Operator to perform work under this Agreement  and shall cause such insurers and their underwriters to waive unconditionally any rights of subrogation against Company and its Affiliates.

[Form of Amended and Restated Operational Services Agreement]

EXHIBIT B

FORM OF ASSIGNMENT OF INTERESTS

Exhibit B

ASSIGNMENT OF EQUITY INTERESTS

PHILLIPS 66 DE HOLDINGS 20A LLC

PHILLIPS 66 DE HOLDINGS 20B LLC

PHILLIPS 66 DE HOLDINGS 20C LLC

PHILLIPS 66 DE HOLDINGS 20D LLC

PHILLIPS 66 DE PRIMARY LLC

MEREY SWEENY L.P.

SWEENY COKER, L.L.C.

THIS ASSIGNMENT OF EQUITY INTERESTS (this “Agreement”) is made effective as of October 1, 2017 (the “Effective Time”), by and between Phillips 66 Company, a Delaware corporation (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation (“PDI”), Phillips 66 Partners GP LLC, a Delaware limited liability company (the “General Partner”), Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Phillips 66 Partners Holdings LLC, a Delaware limited liability company (“Holdings”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), dated as of September [  ], 2017, by and among P66 Company, PDI, the General Partner and the Partnership;

WHEREAS, PDI is the sole member of each of Phillips 66 DE Holdings 20A LLC (formerly known as Phillips 66 PDI Sub 20 LLC), a Delaware limited liability company (“DE A LLC”), Phillips 66 DE Holdings 20B LLC (formerly known as Phillips 66 PDI Sub 24 LLC), a Delaware limited liability company (“DE B LLC”), Phillips 66 DE Holdings 20C LLC (formerly known as Phillips 66 PDI Sub 25NV LLC), a Delaware limited liability company (“DE C LLC”), Phillips 66 DE Holdings 20D LLC (formerly known as Phillips 66 PDI Sub 26 LLC), a Delaware limited liability company (“DE D LLC”), and Phillips 66 DE Primary LLC (formerly known as Phillips 66 PDI Sub 25V LLC), a Delaware limited liability company (“DE P LLC” and, together with DE A LLC, DE B LLC, DE C LLC and DE D LLC, the “DE LLCs”);

WHEREAS, reference is made to (a) that certain Limited Liability Company Agreement of Phillips 66 PDI Sub 20 LLC, dated October 13, 2014 (the “DE A LLC Agreement”); (b) that certain Limited Liability Company Agreement of Phillips 66 PDI Sub 24 LLC, dated October 9, 2014 (the “DE B LLC Agreement”); (c) that certain Limited Liability Company Agreement of Phillips 66 PDI Sub 25NV LLC, a Delaware limited liability company, dated October 9, 2014 (the “DE C LLC Agreement”); (d) that certain Limited Liability Company Agreement of Phillips 66 PDI Sub 26 LLC, dated October 9, 2014 (the “DE D LLC Agreement”) and (e) that certain Limited Liability Company Agreement of Phillips 66 PDI Sub 25V, dated October 9, 2014 (the “DE P LLC Agreement”) (clauses (a) through (e), collectively, the “DE LLC Agreements”);

WHEREAS, P66 Company owns (a) all of the limited partner interests (the “MSLP Interests”) in Merey Sweeny, L.P., a Delaware limited partnership (“MSLP”), and (b) all of the

[Form of Assignment of Equity Interests]

limited liability company interests (the “Sweeny Coker LLC Interests”) in Sweeny Coker, L.L.C., a Delaware limited liability company and the sole general partner of MSLP (“Sweeny Coker LLC” and, together with the DE LLCs and MSLP, the “Contributed Entities”);

WHEREAS, reference is also made to (a) that certain Second Amended and Restated Limited Partnership Agreement of MSLP, dated June 18, 1999, as amended February 15, 2010 (as so amended the “MSLP Partnership Agreement”) and (b) that certain Second Amended and Restated Limited Liability Company Agreement of Sweeny Coker, L.L.C., dated June 18, 1999, as amended March 6, 2017 (as so amended, the “Sweeny Coker LLC Agreement” and, together with the DE LLC Agreements, the “LLC Agreements”);

WHEREAS, pursuant to this Agreement:

(a)           P66 Company desires to assign to PDI all of P66 Company’s right, title and interest in and to the MSLP Interests and the Sweeny Coker LLC Interests (collectively, the “P66 Company Assigned Interests”), and PDI desires to accept P66 Company’s assignment of such P66 Company Assigned Interests;

(b)           PDI desires to assign to the General Partner and the Partnership, collectively, all of PDI’s right, title and interest in and to (i) the P66 Company Assigned Interests and (ii) 100% of the limited liability company interests of each of the DE LLCs, and the General Partner and the Partnership desire to accept PDI’s assignment of such interests;

(c)           the General Partner desires to assign to the Partnership all of the General Partner’s right, title and interest in and to the interests transferred to it pursuant to this Agreement, and the Partnership desires to accept the General Partner’s assignment of such interests; and

(d)           the Partnership desires to assign to Holdings all of the Partnership’s right, title and interest in and to the interests transferred to it pursuant to this Agreement, and Holdings desires to accept the Partnership’s assignment of such interests;

WHEREAS, after giving effect to each of the assignments described in the recitals above, Holdings will own 100% of the P66 Company Assigned Interests and 100% of the limited liability company interests of each of the DE LLCs and will be (a) the sole member of Sweeny Coker, L.L.C. and each of the DE LLCs and (b) the sole limited partner of MSLP.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Assignment.

(a)           Effective as of the Effective Time, P66 Company hereby irrevocably assigns, transfers, and conveys to PDI all of its right, title and interest in and to the P66 Company Assigned Interests and all such rights and obligations associated with such interests as set forth in the MSLP Partnership Agreement, the Sweeny Coker LLC Agreement, the Delaware Limited Liability

[Form of Assignment of Equity Interests]

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Company Act (as amended, the “LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (as amended, the “LP Act”), as applicable.

(b)           Effective immediately following PDI’s acceptance of the P66 Company Assigned Interests (the “PDI Interim Effective Time”), PDI hereby irrevocably assigns, transfers, and conveys:

(i)                                     to the General Partner:

(A)                               [  ]% of the limited liability company interests in each of the DE LLCs and all such rights and obligations associated with such interests as set forth in the DE LLC Agreements and the LLC Act;

(B)                               [  ]% of the limited liability company interests in Sweeny Coker LLC and all such rights and obligations associated with such interests as set forth in the Sweeny Coker LLC Agreement and the LLC Act; and

(C)                               [  ]% of the limited partner interests in MSLP and all such rights and obligations associated with such interests as set forth in the MSLP Partnership Agreement and the LP Act (clauses (A) through (C), collectively, the “Assigned GP Interests”); and

(ii)                                  to the Partnership:

(A)                               all of the remaining limited liability company interests in the DE LLCs and Sweeny Coker LLC and all such rights and obligations associated with such interests as set forth in the LLC Agreements and the LLC Act; and

(B)                               all of the remaining limited partner interests in MSLP and all such rights and obligations associated with such interests as set forth in the MSLP Partnership Agreement and the LP Act (clauses (A) and (B), collectively, the “Assigned LP Interests” and, together with the Assigned GP Interests, the “Assigned Interests”).

(c)           Effective as of immediately following the assignments described in Section 1(b)(i) (the “GP Interim Effective Time”), the General Partner hereby irrevocably assigns, transfers, and conveys to the Partnership all of its right, title and interest in and to the Assigned GP Interests, together with all such rights and obligations associated with such interests as set forth in the MSLP Partnership Agreement, the LLC Agreements, the LLC Act and the LP Act, as applicable.

(d)           Effective as of immediately following the assignments described in Section 1(b)(ii) and Section 1(c) (the “Partnership Effective Time”), the Partnership hereby irrevocably assigns, transfers, and conveys to Holdings all of its right, title and interest in and to the Assigned Interests, together with all such rights and obligations associated with such interests as set forth in the MSLP Partnership Agreement, the LLC Agreements, the LLC Act and the LP Act, as applicable.

[Form of Assignment of Equity Interests]

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2.             Acceptance, Assumption and Acknowledgment.

(a)           Effective as of the Effective Time, PDI hereby accepts P66 Company’s assignment of the P66 Company Assigned Interests pursuant to Section 1(a) and hereby acknowledges and agrees to be bound by the terms of the MSLP Partnership Agreement and the Sweeny Coker LLC Agreement as a limited partner of MSLP and as a member of Sweeny Coker LLC, respectively, and assumes and agrees to perform all of P66 Company’s agreements and obligations existing or arising with respect to the P66 Company Assigned Interests.

(b)           Effective as of the PDI Interim Effective Time, each of the General Partner and the Partnership hereby accepts PDI’s assignment of the Assigned GP Interests pursuant to Section 1(b)(i) and the Assigned LP Interests pursuant to Section 1(b)(ii), respectively, and hereby acknowledges and agrees to be bound by the terms of the MSLP Partnership Agreement and the LLC Agreements as a limited partner of MSLP and as a member of each of the DE LLCs and Sweeny Coker LLC, respectively, and assumes and agrees to perform all of PDI’s agreements and obligations existing or arising with respect to the Assigned GP Interests or Assigned LP Interests, as applicable.

(c)           Effective as of the GP Interim Effective Time, the Partnership hereby accepts the General Partner’s assignment of the Assigned GP Interests pursuant to Section 1(c) and assumes and agrees to perform all of the General Partner’s agreements and obligations existing or arising with respect to the Assigned GP Interests.

(d)           Effective as of the Partnership Effective Time, Holdings hereby accepts the Partnership’s assignment of the Assigned Interests pursuant to Section 1(d) and hereby acknowledges and agrees to be bound by the terms of the MSLP Partnership Agreement and the LLC Agreements as a limited partner of MSLP and as the sole member of each of the DE LLCs and Sweeny Coker LLC, respectively, and assumes and agrees to perform all of the Partnership’s agreements and obligations existing or arising with respect to the Assigned Interests.

3.             Effect of Assignments.

(a)           Effective as of the Effective Time and notwithstanding any provision of the MSLP Partnership Agreement or the Sweeny Coker LLC Agreement to the contrary: (i) PDI shall own the P66 Company Assigned Interests in accordance with this Agreement; (ii) PDI is hereby admitted as a limited partner of MSLP and as a member Sweeny Coker LLC, and this Agreement shall be included in the books and records of MSLP and Sweeny Coker LLC to reflect such admission; (iii) immediately following the admission of PDI as a limited partner of MSLP, P66 Company hereby ceases to be a limited partner of MSLP and ceases to have any right, title or interest in or to the the MSLP Interests and shall have no further obligations with respect to the MSLP Interests or otherwise under the MSLP Partnership Agreement; (iv) immediately following the admission of PDI as a member of Sweeny Coker LLC, P66 Company hereby ceases to be a member of Sweeny Coker LLC and ceases to have any right, title or interest in or to the Sweeny Coker LLC Interests and shall have no further obligations with respect to the Sweeny Coker LLC Interests or otherwise under the Sweeny Coker LLC Agreement; and (v) each of MSLP and Sweeny Coker LLC is hereby continued without dissolution.

[Form of Assignment of Equity Interests]

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(b)           Effective as of the PDI Interim Effective Time and notwithstanding any provision of the MSLP Partnership Agreement or any of the LLC Agreements to the contrary: (i) the General Partner and the Partnership shall own the GP Membership Interests and the LP Membership Interests, respectively, in accordance with this Agreement; (ii) the General Partner is hereby admitted as (A) a limited partner of MSLP and (B) a member of each of the DE LLCs and Sweeny Coker LLC, as applicable, with respect to the Assigned GP Interests, and this Agreement shall be included in the books and records of each of the Contributed Entities to reflect such admission; (iii) the Partnership is hereby admitted as (A) a limited partner of MSLP and (B) a member of each of the DE LLCs and Sweeny Coker LLC, as applicable, with respect to the Assigned LP Interests, and this Agreement shall be included in the books and records of each of the Contributed Entities to reflect such admission; (iv) immediately following the admission of the General Partner and the Partnership as limited partners or members, as applicable, of each Contributed Entity, PDI hereby ceases to be a limited partner or member, as applicable, of such Contributed Entity and ceases to have any right, title or interest in or to the Assigned Interests and shall have no further obligations with respect to the Assigned Interests or otherwise under the MSLP Partnership Agreement or the LLC Agreements; and (v) each of the Contributed Entities is hereby continued without dissolution.

(c)           Effective as of the GP Interim Effective Time and notwithstanding any provision of the MSLP Partnership Agreement or any of the LLC Agreements to the contrary: (i) the Partnership shall own the Assigned GP Interests in accordance with this Agreement; (ii) the General Partner hereby ceases to be a limited partner or member, as applicable, of such Contributed Entity and ceases to have any right, title or interest in or to the Assigned Interests and shall have no further obligations with respect to the Assigned Interests or otherwise under the MSLP Partnership Agreement or the LLC Agreements; (iii) the Partnership shall continue as the sole member of each of the Contributed Entities; and (iv) each of the Contributed Entities is hereby continued without dissolution.

(d)           Effective as of the Partnership Effective Time and notwithstanding any provision of the MSLP Partnership Agreement or any of the LLC Agreements to the contrary: (i) Holdings shall own the Assigned Interests in accordance with this Agreement; (ii) Holdings is hereby admitted as (A) a limited partner of MSLP and (B) a member of each of the DE LLCs and Sweeny Coker LLC, as applicable, with respect to the Assigned GP Interests, and this Agreement shall be included in the books and records of each of the Assigned Entities to reflect such admission; (iii) immediately following the admission of Holdings as a substitute limited partner or as a substitute member, as applicable, of each Contributed Entity, the Partnership hereby ceases to be a limited partner or member, as applicable, of such Contributed Entity, and ceases to have any right, title or interest in or to the Assigned Interests and shall have no further obligations with respect to the Assigned Interests or otherwise under the MSLP Partnership Agreement or the LLC Agreements; (iv) each of the Contributed Entities is hereby continued without dissolution; and (v) all references (A) to P66 Company in each of the MSLP Partnership Agreement and the Sweeny Coker LLC Agreement and (B) to PDI in each of the DE LLC Agreements, in each case are hereby deleted and “Phillips 66 Partners Holdings LLC” is hereby substituted in lieu thereof.

4.             Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that state.

[Form of Assignment of Equity Interests]

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5.             Further Assurances.  Each of the parties to this Agreement agrees to take such further action as may be necessary or appropriate to effect the purposes of this Agreement.

6.             General.  This Agreement is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns.  This Agreement is expressly subject to the terms, provisions and limitations of the Contribution Agreement and, in the event of any conflict between the terms of this Agreement and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control.  This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank.]

[Form of Assignment of Equity Interests]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Time.

P66 COMPANY:

Phillips 66 Company

By:	Exhibit Copy, Not for Execution
Name:	John D. Zuklic
Title:	Vice President and Treasurer

PDI:

Phillips 66 Project Development Inc.

By:	Exhibit Copy, Not for Execution
Name:	John D. Zuklic
Title:	Vice President and Treasurer

Signature Page to Assigment of Equity Interests

[Form of Assignment of Equity Interests]

THE GENERAL PARTNER:

Phillips 66 Partners GP LLC

By:	Exhibit Copy, Not for Execution
Name:	J. T. Liberti
Title:	Vice President and Chief Operating Officer

THE PARTNERSHIP:

Phillips 66 Partners LP

By: Phillips 66 Partners GP LLC, its General Partner

By:	Exhibit Copy, Not for Execution
Name:	J. T. Liberti
Title:	Vice President and Chief Operating Officer

HOLDINGS:

Phillips 66 Partners Holdings LLC

By: Phillips 66 Partners LP, its Sole Member

By: Phillips 66 Partners GP LLC, its General Partner

By:	Exhibit Copy, Not for Execution
Name:	J.T. Liberti
Title:	Vice President and Chief Operating Officer

Signature Page to Assigment of Equity Interests

[Form of Assignment of Equity Interests]

EXHIBIT C

FORM OF ASSIGNMENT OF TERM NOTE

[FORM OF] BORROWER ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), dated as of [            ], is among [             ], a [          ], as assignor (“Assignor”), [          ], a [            ], as assignee (“Assignee”), and Toronto Dominion (Texas) LLC, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) for itself and the Lenders under the Credit Agreement referred to below (the “Lenders”).

RECITALS

A.                                    [Phillips 66 (“Phillips 66”)] [Assignor], the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of April 27, 2017 (as amended, supplemented or modified from time to time, the “Credit Agreement”), under which the Lenders extended term loans to [the Borrower] [Assignor].  Assignee will become a party to the Credit Agreement as a Borrower under the Credit Agreement following the execution and delivery of this Agreement to the Administrative Agent.

B.                                    As contemplated by Section 9.6(d) of the Credit Agreement, Assignor and Assignee are entering into this Agreement pursuant to which Assignor will assign and delegate to Assignee [all] [a portion of] its Loans and other payment obligations under the Credit Agreement.

C.                                    In consideration of the mutual promises and covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Agreement (including in the Recitals above) have the meanings assigned to such terms in the Credit Agreement.  [Additionally, capitalized terms used in Section 8 have the meanings assigned to such terms in the Credit Agreement dated as of June 7, 2013 (as amended, supplemented or modified prior to the Closing Date, the “PSXP Credit Agreement”), among PSXP, Phillips 66 Partners Holdings LLC, the several banks and financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.]

2.                                      Borrower Assignment Effective Date.  Effective as of the Borrower Assignment Effective Date, Assignee joins in and becomes a party to (a) the Credit Agreement as a Borrower and a Loan Party thereunder for all purposes thereof, and (b) the other Loan Documents to which Assignor is a party, in the case of each of clause (a) and (b), to the extent set forth herein.

3.                                      Assignment and Assumption.  Effective as of the Borrower Assignment Effective Date, Assignor hereby irrevocably assigns to Assignee, with respect to 364-Day Term Loans having an aggregate principal amount of $[         ](1) and Three-Year

(1)  Must be equal to or greater than $5,000,000.

[Form of Borrower Assignment and Assumption Agreement]

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Term Loans having an aggregate principal amount of $[         ](2) (the “Assumed Loans”), Assignor’s rights under the Credit Agreement and the other Loan Documents to which Assignor is a party and delegates to Assignee the Assumed Loans and other payment obligations thereunder, and Assignee hereby irrevocably accepts such rights and assumes the Assumed Loans and other payment obligations thereunder (the “Assumed Obligations”) from Assignor, in each case on the terms contained herein and in the other Loan Documents.  All obligations of Assignor under the Credit Agreement with respect to Loans and other payment obligations that are not assigned hereunder remain in effect, and Assignor shall pay and perform such obligations in accordance with their terms.  The obligations of Assignor and Assignee under the Credit Agreement are several and not joint.

4.                                      Lenders’ Acceptance of Assignment and Assumption by Assignee.  The Administrative Agent, for itself and on behalf of the Lenders, hereby acknowledges (i) that no Lender has delivered to the Administrative Agent notice of any failure to satisfy any of the conditions set forth in Section 4.2 of the Credit Agreement, (ii) the assignment and assumption set forth in Section 3, and (iii) the liability of Assignee as a Borrower in place of the liability of Assignor as a Borrower arising out of or related to the Credit Agreement, and each other Loan Document, but only to the extent set forth in Section 3, and agrees that Assignee shall have the same rights under or arising out of or related to the Credit Agreement and each other Loan Document as Assignor to such extent as if Assignee was and had been a party to the Credit Agreement and each other Loan Document in addition to Assignor.

5.                                      Effectiveness.  This Agreement will become effective on the date (the “Borrower Assignment Effective Date”) on which the conditions set forth in Section 4.2 of the Credit Agreement with respect to this Agreement have been satisfied or waived.

6.                                      Representations and Warranties of Assignor. Assignor represents and warrants to Assignee and the Administrative Agent as follows:

(a)                                 Corporate Existence and Power.  Assignor is a [           ] duly incorporated or organized, validly existing and in good standing under the laws of the State of [          ] and has all corporate (or other applicable organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution and delivery by Assignor of this Agreement and the performance by Assignor of its obligations under this Agreement and any other Loan Documents to which it is a party (i) are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, (ii) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (iii) do not contravene, or constitute a breach or a default

(2)  Must be equal to or greater than $5,000,000.

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under, any provision of its charter, bylaws or other organizational documents, (iv) do not contravene any applicable Law, and (v) do not result in the creation or imposition of any Lien prohibited by the Credit Agreement on any assets of Assignor or any of its Subsidiaries, except, in the case of clauses (ii) and (iv) as would not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Enforceability.  This Agreement constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.

(d)                                 Drop Down Transaction.  The assignment of the Assumed Loans and delegation of the Assumed Obligations is done in connection with a Drop Down Transaction.  Such Drop Down Transaction has been consummated in compliance with applicable Laws and required regulatory approvals, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

7.                                      Representations and Warranties of Assignee. Assignee represents and warrants to Assignor and the Administrative Agent as follows:

(a)                                 Corporate Existence and Power.  Assignee is a [            ] duly incorporated or organized, validly existing and in good standing under the laws of the State of [            ] and has all corporate (or other applicable organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution and delivery by Assignee of this Agreement and the performance by Assignee of its obligations under the Credit Agreement and any other Loan Documents to which it is a party or will become a party as a result of this Agreement (i) are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, (ii) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (iii) do not contravene, or constitute a breach or a default under, any provision of its charter, bylaws or other organizational documents, (iv) do not contravene any applicable Law, and [(v) do not result in the creation or imposition of any Lien prohibited by the Credit Agreement on any assets of Assignee or any of its Subsidiaries,](3) [(v) will not violate or result in a default under any Material Agreement, any indenture, agreement or other instrument binding upon Assignee or any of its Restricted Subsidiaries or by which any property or asset of Assignee or any of its Restricted Subsidiaries is bound,](4) except, in the case of clauses (ii) [and] (iv) [and (v)](5), as would not reasonably be expected to result in a Material Adverse Effect.

(3)  Insert if Assignee is not PSXP.

(4)  Insert if Assignee is PSXP.

(5)  Insert if Assignee is PSXP.

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(c)                                  Enforceability.  The Loan Documents to which Assignee is a party as a result of this Agreement constitute, with respect to the Assumed Obligations, the legal, valid and binding obligations of Assignee, enforceable against Assignee in accordance with their respective terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.

(d)                                 Sanctions.  Phillips 66 has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries, [PSXP, PSXP GP,](6) and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Assignee, its Subsidiaries, and their respective officers and employees and, to the knowledge of Assignee, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Assignee, any Subsidiary, or, to the knowledge of Assignee, any of their respective directors, officers or employees, or (b) to the knowledge of Assignee, any agent of Assignee or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established by the Credit Agreement, is a Sanctioned Person.

(e)                                  Drop Down Transaction.  The assumption of the Assumed Loans and the Assumed Obligations is done in connection with a Drop Down Transaction.  Such Drop Down Transaction has been consummated in compliance with applicable Laws and required regulatory approvals, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

[8.                                  Covenants of Assignee.  The provisions of Sections 5.3 (Existence; Conduct of Business), 5.6 (Compliance with Laws), 5.7 (Books and Records; Inspection Rights), and 6.2 (Fundamental Changes; Dispositions) of the PSXP Credit Agreement and the definitions of the terms used in such provisions contained in the PSXP Credit Agreement, in each case as in effect on the Closing Date, are hereby incorporated into this Agreement by reference, mutatis mutandis, and Assignee covenants with the Lenders that it shall comply with such covenants.](7)

[8.                                  Covenants of Assignee.  The provisions of Sections 5.3 (Existence; Conduct of Business) and 6.2 (Fundamental Changes) of the Credit Agreement and the definitions of the terms used in such provisions contained in the Credit Agreement are hereby incorporated into this Agreement with conforming modifications as set forth below, and Assignee covenants with the Lenders that it shall comply with such covenants.

Section 5.3                                   Existence; Conduct of Business.  The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or

(6)  Insert if PSXP is Assignee.

(7)  Include this provision if Assignee is PSXP; otherwise delete.

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desirable in the normal conduct of its business; provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 6.2  or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.2                                   Fundamental Changes.  The Borrower will not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other Person; provided that (i) any Person may consolidate or merge with or into the Borrower in a transaction in which the Borrower is the surviving Person, and (ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may consolidate or merge with or into the Borrower, and the Borrower may consolidate or merge with or into any Person, as long as the surviving entity, if other than the Borrower, has an Investment Grade Rating and assumes each of the obligations of the Borrower under the Loan Documents pursuant to an agreement executed and delivered to the Lenders in a form reasonably satisfactory to the Required Lenders](8)

9.                                      Further Assurances. The parties shall execute and deliver such other instruments and documents and take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

10.                               Notices. All notices and other communications required to be given or made to Assignee under this Agreement, the Credit Agreement or, any other Loan Document must be given or made to the Administrative Loan Party at the address provided in the Credit Agreement.

11.                               Guarantee.  [Phillips 66][Assignor] and each Guarantor hereby guarantee the payment of the Assumed Obligations in accordance with Article 10 of the Credit Agreement and agree that such Assumed Obligations will be Obligations under the Credit Agreement.

12.                               Ratification.  Each Loan Party hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Agreement will not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Loan Documents to which it is a party, which Loan Documents will remain in full force and effect, (b) ratifies and affirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party, as modified hereby, and (c) acknowledges, renews and extends its continued liability under the Credit Agreement

(8)  Include this provision if Assignee is Phillips 66 Company or Phillips 66 Project Development Inc.; otherwise delete.

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and the other Loan Documents to which it is a party, in accordance with the terms thereof and hereof.  The Initial Guarantor expressly ratifies the Required Guarantee and ratifies and confirms that the Required Guarantee remains in full force and effect, including with respect to the Obligations of Assignor and Assignee as affected hereby.

13.                               General. This Agreement is a Loan Document. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all current and prior agreements and understandings, whether written or oral, with respect to such subject matter.  The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of this Agreement.  The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision of this Agreement, and any invalid or unenforceable provision will be modified so as to be enforced to the maximum extent of its validity or enforceability.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all counterparts taken together will be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page will be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Loan Party and the Administrative Agent.  This Agreement will bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Obligations but is not intended to and will not confer any rights or remedies upon any person other than the parties and their respective successors and assigns, but neither Assignor nor Assignee may assign any rights, obligations or liabilities under this Agreement except in accordance with the terms of the Credit Agreement.  No person or entity other than the parties to this Agreement and their respective successors and assigns will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT ARE GOVERNED BY, AND WILL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

GUARANTORS:

PHILLIPS 66

By:	Exhibit Copy, Not for Execution
Name:
Title:

PHILLIPS 66 COMPANY

By:	Exhibit Copy, Not for Execution
Name:
Title:

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[Other Guarantors, if applicable]

By:
Name:
Title:

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EXHIBIT D

FORM OF AMENDED AND RESTATED LEASE

EXHIBIT D

THIRD AMENDED AND RESTATED LEASE AGREEMENT

WITH OPTION TO PURCHASE

BETWEEN

PHILLIPS 66 COMPANY
AS LESSOR

AND

MEREY SWEENY, L.P.

AS LESSEE

DATED AS OF

           , 2017

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7.3	Lessee’s Right to Self-Insure	14
7.4	Insurance Requirements	15

ARTICLE VIII INDEMNITIES		15

8.1	Release and Indemnification by Lessee	15
8.2	Release and Indemnification by Lessor	15
8.3	Application of Indemnities	15
8.4	Extension of Releases and Indemnities	16
8.5	Limitation on Indemnities For Personal Injury/Death	16
8.6	Disclaimer of Consequential Damages	16
8.7	Survival	16

ARTICLE IX PROPERTY TAXES		16

9.1	Payment of Property Taxes	16
9.2	Joint Assessment	17
9.3	Contesting Real Property Tax	18
9.4	Other Taxes	18

ARTICLE X ASSIGNMENT		18

10.1	Assignment or Subletting	18
10.2	Assignment to an Affiliate or Sale to a Third Party	18
10.3	Covenants Running With The Land	19

ARTICLE XI DEFAULT		19

11.1	Defaults	19
11.2	Remedies	20

ARTICLE XII CONDEMNATION		20

12.1	Condemnation in Whole	20
12.2	Condemnation in Part	20
12.3	Application of Condemnation Proceedings	20
12.4	Notice of Condemnation	20

ARTICLE XIII ENVIRONMENTAL		21

13.1	Release Reporting and Corrective Action	21
13.2	Daily Operations	21

ARTICLE XIV FORCE MAJEURE		21

14.1	Excused Performance	21
14.2	Burden of Proof	22

ARTICLE XV NOTICES		22

15.1	Methods of Notice	22
15.2	Notice Addresses	22
15.3	Change of Address	23

ARTICLE XVI GENERAL PROVISIONS		23

16.1	Estoppel Certificate	23
16.2	Severability	23
16.3	Captions	23
16.4	Amendments	23
16.5	Waivers	23
16.6	Recording	24
16.7	Holding Over	24
16.8	Cumulative Remedies	24

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16.9	Binding Effect; Choice of Law	24
16.10	Subordination	24
16.11	Signs and Fences	24
16.12	No Broker	24
16.13	Records and Audit	24
16.14	Counterparts	25
16.15	Confidentiality	25
16.16	Further Assurances	25
16.17	Survival	25

Exhibit A — LEGAL DESCRIPTION OF THE PREMISES
Exhibit B — PERMITTED ENCUMBRANCES
Exhibit C — MEMORANDUM OF LEASE WITH OPTION TO PURCHASE
Exhibit D — EXCLUDED ASSETS

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THIRD AMENDED AND RESTATED LEASE AGREEMENT
WITH OPTION TO PURCHASE

This Third Amended and Restated Lease Agreement with Option to Purchase (“Lease”) is made and entered into this     day of      , 2017 by and between Phillips 66 Company, a Delaware corporation, herein referred to as Lessor, and Merey Sweeny, L.P., a Delaware limited partnership, herein referred to as Lessee.

RECITALS

WHEREAS, Lessor and Lessee’s Affiliates have entered into a Contribution, Conveyance and Assumption Agreement, dated as of            , 2017 (“Contribution Agreement”) for Lessor to sell and Lessee and Lessee’s Affiliates to purchase certain Assets; and

WHEREAS, Lessor and Lessee desire to amend and restate that certain Second Amended and Restated Lease dated as of August 1st, 2017 to set out more fully the respective rights and obligations of the parties thereto.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Lease agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1                               Definitions.  Capitalized terms used in this Lease without other definition shall have the meanings specified in this Section 1.1 unless the context requires otherwise.

“Affiliate” means with respect to any Person:  (i) any other Person that beneficially owns, directly or indirectly, fifty percent (50%) or more of such Person’s stock or fifty percent (50%) or more of the ownership interest entitled to vote in such Person, or (ii) any other Person as to which fifty percent (50%) or more of the voting stock or fifty percent (50%) or more of the ownership interest entitled to vote therein, is beneficially owned, directly or indirectly, either by such Person or by an Affiliate of such Person as defined in clause (i) above.  Lessee and Lessor shall not be considered Affiliates of one another.  With respect to Lessor, the term “Affiliate” shall not include the Partnership and its Subsidiaries; and with respect to Lessee, the term “Affiliate” shall not include Lessor’s Subsidiaries (other than the Partnership and its Subsidiaries).

“Appurtenant Easements” shall mean those third-party easements, licenses, leases or other interests in real property that are in Lessor’s Affiliates names that are located at or near the Refinery and which benefit the Premises or the Assets.

“Assessor” shall mean the Brazoria County (Texas) Chief Appraiser.

“Assets” means, collectively, (a) a petroleum coke producing facility comprised of a vacuum distillation unit, delayed coker unit, flare, cooling tower, instrument air skid, and certain underground facilities and tanks at the solid waste disposal facilities, each located within the Sweeny Refinery Complex near Old Ocean, Texas, and (b) all other assets, other than the Excluded Assets (as defined below), owned, held, used or held for use by Lessee or any of its Affiliates in connection with the operation of the assets referred to in clause (a) located at or near the Refinery.

[Form of Third Amended and Restated Lease Agreement]

“Base Price Index” shall mean the Price Index for the month nearest before the Effective Date for which the Price Index is published.

“Base Term” shall have the meaning as defined in Section 2.2.

“Closing” shall have the meaning as defined in Section 3.2(b).

“Closing Date” shall have the meaning as defined in Section 3.2(b).

“Condemnation” shall mean the taking or expropriation of property by any Person in the exercise of the power of eminent domain or a conveyance of property in lieu of such taking or expropriation.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corrective Action” shall mean any response action, corrective action, investigation, monitoring, operation and maintenance, abatement, clean up, removal, disposal, treatment, equipment installation, covering or remediation with respect to a Release (other than a Release into the air) at, on, under or from the Premises or the Refinery, including preparing and signing any manifests required for the off-site transportation, treatment or disposal of Hazardous Materials and actions to prevent or abate migration of Hazardous Materials (other than through the air) at or from the Assets to real property owned, leased or used by Lessor or any third party or at or from any of Lessor’s assets at the Refinery to real property owned, leased or used by Lessee or any third party.

“Effective Date” shall mean October 1, 2017, all in accordance with the terms for closing set forth in the Contribution Agreement.

“Environmental Laws” all applicable federal, state and local laws and regulations and other legally enforceable requirements and rules of common law relating to the prevention of pollution or protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Materials.

“Excluded Assets” means any of the assets set forth on Exhibit D hereto.

“Force Majeure” shall mean any cause that is beyond the reasonable control of a Party, and either results from an event or condition which is unforeseeable, or if reasonably foreseeable cannot by the exercise of reasonable diligence be prevented or avoided, including flood, landslide, earthquake, hurricane, tornado, storm or other unusually adverse weather condition, fire, lightning and other acts of God, acts of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, civil war, rebellion, revolution, insurrection or military or usurped power, martial law, embargo, blockade, riot or civil disturbance, epidemic, famine, sabotage, explosions, theft, casualty, injunction, strikes, lockouts or other labor difficulties; or any restrictions by governmental agencies or authorities or changes in the law which would make the performance of an obligation impossible or illegal.  Force Majeure shall not include the non-availability of financing, lack of funds, or changes in market conditions.

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or

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petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

“Improvements” shall mean all improvements, facilities, fixtures, machinery, equipment, buildings and any other property constructed, built, installed, placed, equipped or otherwise located on or within the Premises by Lessee or on Lessee’s behalf, whether classified as real or personal property.

“Invitee” shall mean any Person whose presence at the Premises or Refinery, as applicable, is at the invitation of a Party hereto as a guest and not as a result of a contract or subcontract with such Party.

“Late Payment Rate” shall mean the lesser of the maximum legal interest rate and 1.5% per month.

“Lease” shall mean this Third Amended and Restated Lease Agreement with Option to Purchase.

“Legal Requirements” shall mean any federal, state or local charter, act, statute, law, ordinance, code, rule, regulation or order or other applicable legislative or administrative action of the United States of America or the State of Texas, or any agency, department, authority, political subdivision or other instrumentality thereof, or a final decree, judgment or order of a court.

“Lessee” shall mean Merey Sweeny, L.P.

“Lessee’s Operations” means the operation of the Assets for any lawful purpose, subject to any Reasonable Restrictions.

“Lessor” shall mean Phillips 66 Company.

“Option” shall have the meaning as defined in Section 3.1.

“Parties” shall mean Lessor and Lessee, collectively.

“Partnership” shall mean Phillips 66 Partners LP, a Delaware limited partnership.

“Partnership Change in Control” shall have the meaning as defined in Section 2.13.

“Party” shall mean Lessor or Lessee, individually.

“Permitted Encumbrances” shall mean those easements, leases, restrictions, and encumbrances that are described in Exhibit B attached hereto and incorporated herein for all purposes, and any non-material easements, leases, restrictions, and encumbrances that are not filed of record.

“Person” shall mean any individual, partnership, corporation, limited liability company, association, business, trust, estate, government or political subdivision hereof, governmental agency or other entity.

“Premises” shall mean that certain real property that is at or near the Refinery situated in the County of Brazoria, State of Texas, as described on Exhibit A and incorporated herein for all purposes.

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“Price Index” shall mean the Consumer Price Index for all Urban Consumers for the Houston-Galveston-Brazoria Metropolitan Area, published by the Bureau of Labor Statistics of the United States Department of Labor (all items figure — 1982-1984 = 100).

“Property Taxes” shall mean all property taxes, and other general and special assessments, of every kind related to the value of the Premises, Assets and Improvements that are levied or assessed upon or against, or attributable to, all or any portion of the Premises, Assets or Improvements.

“Reasonable Restrictions” means, with respect to the Premises, an engineering control, or a deed restriction or institutional control that limits the use of the Premises or the Refinery to industrial uses and/or restricts use of the groundwater, except as needed for Refinery purposes which: (a) is in writing; (b) is reasonable in scope and extent; and (c) does not unreasonably impair or unreasonably interfere with Lessee’s use of the Assets in accordance with the terms of this Lease.

“Refinery” shall mean the refinery, including the real property, located in Old Ocean, Texas, commonly known as the Phillips 66 Sweeny Refinery, as described on that certain Special Warranty Deed from ConocoPhillips Company to Phillips 66 Company on April 27th, 2012 and recorded in the official deed records of Brazoria County on May 16th, 2012 under document number 2012021275.  The Refinery for purposes of this Lease shall not include Lessor’s facilities and piping that are located outside of the Refinery fence lines.

“Release” shall mean any presence, spilling, leaking, seeping, pumping, pouring, emitting, emptying, injecting, discharging, escaping, leaching, dumping, disposing or releasing of a Hazardous Material into the environment (including the soil, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems, but not the air unless such air release is deposited on the Premises) of any kind whatsoever, including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing a Hazardous Material.  Migration or continued Releasing after the Effective Date of a Release that occurred prior to the Effective Date shall not be considered a new Release for purposes of this Lease and instead shall be considered part of the prior Release.

“Release of a Hazardous Material from its Operations” shall mean Releases from equipment, including pipe lines, owned by either Lessee or Lessor, or their respective Affiliates, as appropriate at the Premises or Refinery.

“Renewal Terms” shall have the meaning as defined in Section 2.3.

“Reportable Quantity” shall mean, with respect to a Release, a Release that is one or more barrels, or less than one barrel if required to be reported to a government agency pursuant to Environmental Laws.

“Shared Services Agreement” shall mean, the Amended & Restated Shared Services Agreement (MSLP) dated       , 2017, entered into by and between Lessor and Lessee.

“Subsidiary” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50%

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of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Term” shall mean, collectively, the Base Term, plus any additional Renewal Terms if said Renewal Terms are exercised by Lessee, unless terminated earlier pursuant to the terms of this Lease.

“Title Company” shall have the meaning as defined in Section 3.2(b).

1.2                               Interpretations.  As used in this Lease, the terms “herein”, “herewith” and “hereof” are references to this Lease, taken as a whole, the term “includes” or “including” shall mean “including, without limitation”, and references to a “Section”, “subsection” or “Exhibit”, shall mean a Section, subsection or Exhibit of this Lease, as the case may be, unless in any such case the context requires otherwise.  All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law, statute, code, regulation, rule, ordinance or similar Legal Requirement includes any amendment or modification thereof.  A reference to a Person includes its successors and permitted assigns.  The singular shall include the plural and the masculine shall include the feminine, and vice versa.

1.3                               Entire Agreement.  This Lease consists of this document and the exhibits which are listed in the table of contents and attached hereto or shall be attached hereto in accordance with the provisions hereof, and which are specifically incorporated herein and made a part hereof by this reference.  This Lease sets forth the full and complete understanding of the Parties relating to the subject matter contained herein, and shall supersede any and all prior negotiations, understandings, other agreements, representations or warranties by such Parties with respect to the subject matter hereof.

1.4                               Conflicting Provisions. In the event of any conflict between this document and the Contribution Agreement, the terms and provisions of the Contribution Agreement, as amended from time to time, shall control.

ARTICLE II

PREMISES; EASEMENTS; TERM

2.1                               Premises.  As of the Effective Date, Lessor hereby exclusively leases to Lessee and Lessee exclusively leases from Lessor for the Term, at the rental, and upon all of the conditions set forth herein, the Premises.

2.2                               Term.  The base term of this Lease shall be forty (40) years, commencing on the Effective Date and terminating forty (40) years thereafter, unless terminated earlier pursuant to the terms of this Lease (the “Base Term”); provided, however,

(a)         Lessee shall have the right to terminate this Lease at any time by giving not less than one hundred eighty (180) days prior written notice to Lessor. Upon the expiration or termination of this Lease (except for a termination pursuant to Section 2.2(b) below), unless Lessee exercises the Option under Article III, Lessor shall have the option,

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exercisable by written notice to Lessee given within sixty (60) days after the effective date of Lessee’s notice of termination or expiration of this Lease, to elect to convey the Premises to Lessee on the effective date of the termination of this Lease, such conveyance to be made in accordance with and closed on the same terms as would be applicable if Lessee had exercised the Option pursuant to Section 3.1 of this Lease; provided, however, that Lessor shall not have the option to convey the Premises to Lessee, if in the subjective good faith judgment of Lessee or its counsel, the sale of the Premises would result in Lessee or the Premises being in violation of any applicable permits or Legal Requirements. Lessee agrees to reasonably cooperate with Lessor to structure lawful and commercially reasonable solutions to the above stated restriction on Lessor’s option to convey the Premises, if applicable;

(b)         if Lessee abandons all or substantially all of Lessee’s Operations on the Premises, this Lease shall automatically terminate on the first (1st) anniversary of the date of such abandonment; and

(c)          if Lessee shall exercise the Option pursuant to Section 3.1 of this Lease, this Lease shall automatically terminate upon the conveyance of fee title to the Premises to Lessee in accordance with Section 3.2(b) of this Lease.

2.3                               Renewal Terms. So long as Lessee is not in default under this Lease, Lessee shall have the option to extend this Lease for up to three (3) ten (10) year periods (“Renewal Terms”) commencing upon the expiration of the Base Term. Each successive ten (10) year option shall be deemed exercised by Lessee provided that Lessee gives at least ninety (90) days written notice prior to the expiration of the Base Term or any Renewal Term, as the case may be, of its desire to renew for the next successive Renewal Term. If Lessee elects not to exercise any Renewal Term, then this Lease shall terminate at the end of the then current Base Term or Renewal Term, as the case may be, and in the event of such termination, Lessee’s options for any future Renewal Terms shall also terminate.

2.4                               Termination; Expiration. Upon the termination or expiration of this Lease, unless the Premises has been or is to be conveyed to Lessee, then Lessee shall return the Premises to Lessor as follows:

(a)         Lessee shall surrender the Premises to Lessor in the condition in which the Premises is required by this Lease to be maintained and operated during the Term, ordinary wear and tear, and damage from fire and other casualty excepted;

(b)         Title to the Premises shall revert to Lessor free and clear of this Lease and any interest of Lessee in and to this Lease or the Premises;

(c)          Lessee shall remain liable for the breach of any of its obligations hereunder that were attributable to periods of time prior to the effective date of such termination or expiration, and for any of its obligations (including, without limitation, indemnities), that were provided herein to survive the expiration or termination of this Lease;

(d)         Lessee shall discharge and cause to be released of record, or otherwise provide security satisfactory to Lessor for, any liens created, incurred or suffered to exist by Lessee under the terms of this Lease and that are then in existence, even if Lessor joined in the creation of such liens;

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(e)          If Lessee has not exercised the Option, as defined in Article III, and Lessor has not conveyed the Premises to Lessee pursuant to Section 2.2(a), Lessee shall surrender the Assets remaining on the Premises to Lessor and all of Lessee’s right, title of interest in and to all real property and all tangible and intangible personal property that constitute the Assets, shall immediately vest in Lessor; and

(f)           Lessee shall execute, acknowledge and deliver any releases, deeds (for Improvements on the Premises), bills of sale, assignments or other documents reasonably required by Lessor to evidence the foregoing;

2.5                               Quiet Enjoyment. Subject to the provisions of this Lease, and so long as Lessee is not in default under the provisions of this Lease, Lessor covenants and warrants that upon the payment of the rent reserved herein and Lessee’s performance of all of its obligations hereunder, Lessee shall peaceably and quietly hold, use, enjoy and occupy the Premises in accordance with the terms and provisions of this Lease for the Term hereof without disturbance by Lessor or by anyone lawfully claiming by, through or under Lessor.

2.6                               Lessee’s Easements and Rights-of-Way. Lessor shall promptly furnish or make available to Lessee or to third parties that are providing services to Lessee, at no additional cost to Lessee, all other easements and rights-of-way over the Refinery reasonably necessary for Lessee’s Operations on the Premises, including pipeline, pipe rack, electrical, communication, roadway and construction easements, to construct any Improvements on the Premises, or to comply with the provisions of this Lease or the Shared Services Agreement; provided, however, all such easements and rights-of-way shall be non-exclusive on Lessor’s standard approved form for granting easements and rights-of-way to third parties, and none of these easements or rights-of-way shall unreasonably interfere with Lessor’s operations on the Refinery. All such easements and rights-of-way shall be recorded at the sole expense of Lessee. Upon completion of any construction, maintenance, replacement or removal operations Lessee shall repair and restore the easements and rights-of-way used by Lessee, as near as reasonably practical to do so, to substantially the same condition that existed prior to such activity.

2.7                               Lessee’s Access and Use Rights. By execution of this Lease, during the Term Lessor hereby grants to Lessee, its employees, invitees, licensees, agents and contractors, as necessary for Lessee’s Operations on the Premises or the easements or rights-of-way that may be granted to Lessee pursuant to Section 2.6 above, or for Lessee to comply with the provisions of this Lease or the Shared Services Agreement, the following rights, subject to compliance with Lessor’s applicable Refinery safety, health and security rules and regulations:

(a)         The easement and right of access, ingress or egress on, over and across any and all portions of the Refinery to the Premises, to the Appurtenant Easements, or to the easements or rights-of-way that may be granted to Lessee pursuant to Section 2.6 above; and

(b)         The easement and right of access to walk on all walkways and drive all types of vehicles on all roads on the Refinery.

2.8                               Lessor Reserved Easements and Rights-of-Way. Lessor, by and through this Lease, hereby reserves unto itself, its successors and assigns, the right to maintain, utilize, inspect, operate, protect, repair, replace with same or different size facilities, dismantle and remove any of Lessor’s existing pipe lines, pipe racks, equipment, electrical facilities, rail facilities, communications facilities, roadways and construction rights-of-ways, that are located on the Premises for Lessor’s operations at the

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Refinery; provided, however, that Lessor hereby agrees, at Lessee’s sole cost and expense, to remove and relocate any of Lessor’s reserved pipe lines, pipe racks, electrical facilities, rail facilities, communications facilities, roadways and construction rights-of-ways to a new and suitable location on the Premises that is specified by Lessee, at any time upon sixty (60) days’ notice in writing from Lessee to Lessor. In addition, Lessee shall promptly furnish or make available to Lessor or to third parties that are providing services to Lessor, at no additional cost to Lessor, all other easements and rights-of-way over and across the Premises that are reasonably necessary for Lessor to conduct its business at the Refinery. All such easements and rights-of-way shall be non-exclusive, on Lessee’s standard approved form for granting easements and rights-of-way to third parties, and none of these easements or rights-of-way shall unreasonably interfere with Lessee’s Operations on the Premises. All such easements and rights-of-way shall be recorded at the sole expense of Lessor. Upon completion of any construction, maintenance, replacement or removal operations Lessor shall repair and restore the rights-of-way used by Lessor, as near as reasonably practical to do so, to substantially the same condition that existed prior to such activity.

2.9                               Lessor’s Reserved Access Rights. Lessor, by and through this Lease, hereby reserves unto itself, its successors and assigns, as necessary for Lessor’s operations at the Refinery or for Lessor to comply with the provisions of this Lease or the Shared Services Agreement the following rights, subject to compliance with Lessee’s applicable Premises safety, health and security rules and regulations:

(a)         The easement and right of access, ingress or egress on, over and across any and all portions of the Premises, the easements or rights-of-way, and

(b)         The easement and right of access to walk on all walkways and drive all types of vehicles on all roads on the Premises.

2.10                        Access Procedures. Lessor and Lessee shall mutually establish a procedure to enable the other Party and its employees, Invitees, licensees, agents and contractors reasonable access to the Premises and the Refinery, as applicable, to conduct Corrective Action as required by this Lease or by Legal Requirements and to carry out the intent of this Lease and the Contribution Agreement.

2.11                        Third Party or Affiliate Easements on the Premises. Lessor shall not grant or assign to any third parties any new easements, rights-of-way, licenses or any similar real property interests on the Premises without the prior written consent of Lessee, which consent shall not be unreasonably withheld, delayed or conditioned.

2.12                        Appurtenant Easements. As of the Effective Date, to the extent Lessor has the legal right to do so, Lessor hereby leases to Lessee and Lessee leases from Lessor for the Term, at the rental and upon all of the conditions set forth herein, the Appurtenant Easements. To the extent that any Appurtenant Easements that would otherwise be leased under this Lease, are not capable of being leased to Lessee without the consent of, or waiver by, any other party thereto or any other Person, or if such lease or attempted lease would constitute a breach thereof or a violation of any Legal Requirement, this Lease shall not constitute a lease, or an attempted lease of any such Appurtenant Easements. Promptly after the Effective Date, and for a period of one (1) year, Lessor shall use reasonable commercial efforts to obtain a consent or waiver to a lease from Lessor to Lessee of each such Appurtenant Easement that, but for the second sentence of this Section, would be leased; provided, however, that Lessor shall not be required to pay or provide any consideration to obtain such consent or waiver. However, until such time as such consent or waiver shall have been obtained, Lessor and Lessee shall reasonably cooperate in order that Lessee shall obtain the economic and other benefits under the Appurtenant Easements. Lessee shall have the right to take any actions necessary to keep such Appurtenant Easements in effect, including obtaining such consent or waiver described above.

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2.13                        Change of Control. Upon the occurrence of a Partnership Change in Control (as hereinafter defined), Lessee shall provide Lessor with a notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof. Within 180 Days following receipt of such notice, Lessor may elect to terminate this Lease, effective no earlier than the effective date of such Partnership Change in Control. In the event this Lease is terminated early as a result of Partnership Change in Control, Lessor shall have no further obligations to Lessee except for those incurred prior to the date of such early termination. A “Partnership Change in Control” means Phillips 66 Company ceases to Control the general partner of Phillips 66 Partners LP.

ARTICLE III

OPTION TO PURCHASE

3.1                               Option. Lessor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants Lessee an exclusive and irrevocable option to purchase the Premises (the “Option”) for the price and upon the terms and conditions specified in this Article III. Lessee may exercise this Option at any time during the Term by giving Lessor written notice of exercise. Upon exercise of this Option by Lessee, Lessor shall be obligated to sell and convey the Premises to Lessee, and Lessee shall be obligated to purchase the Premises for the price and upon the terms and conditions specified in this Article III; provided, however, that Lessee shall not have the right to exercise this Option, if in the subjective good faith judgment of Lessor or its counsel, the sale of the Premises would result in Lessor or the Premises being in violation of any applicable permits or Legal Requirements. Lessor agrees to reasonably cooperate with Lessee (but at no cost or liability to Lessor) in Lessee’s efforts to structure lawful and commercially reasonable solutions to the above stated restriction on Lessee’s right to exercise the Option, if applicable.

3.2                               Terms of Sale and Conveyance; Closing. If Lessee exercises the Option in accordance with Section 3.1 above, the following covenants and agreements shall apply:

(a)         The purchase price for the Premises shall be the then current fair market value, as determined by a neutral, third party appraiser, to be reasonably agreed upon by Lessor and Lessee;

(b)         The consummation of the purchase and sale of the Premises (“Closing”) shall occur within ninety (90) days after the date on which Lessee exercises the Option (“Closing Date”) through an escrow to be established by Lessee with a title company selected by Lessee (“Title Company”). Lessor shall convey the Premises to Lessee (i) by a deed or other recordable conveyance instrument customarily used in Brazoria County, Texas, at the time of conveyance in form and substance reasonably acceptable to Lessee, (ii) except for the Permitted Encumbrances, attached hereto as Exhibit B and incorporated herein, warranting title thereto only against the claim of every person whomsoever claiming by, through or under Lessor, but not otherwise by, and (iii) free and clear of any liens and other encumbrances created or caused on or after the Effective Date of this Lease by Lessor or its employees, agents or contractors without the consent of Lessee, unless otherwise permitted by this Lease, but otherwise subject to all liens and encumbrances of record, and subject to taxes for the year in which such Closing occurs; and

(c)          Lessor and Lessee shall cause the following to occur on the Closing Date:

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(i)             Lessor’s executed and acknowledged conveyance instrument, conveying title to the Premises to Lessee shall be recorded in the Official Public Records of Real Property of Brazoria County, Texas, such instrument to include an express disclaimer of all warranties and representations by Lessor (except the special warranty of title), sufficient to evidence the “AS-IS, WHERE-IS” nature of the transaction;

(ii)          Lessee shall pay Lessor the purchase price for the Premises in cash;

(iii)       If Lessee so elects, the Title Company shall issue to Lessee, at Lessee’s sole cost and expense, an owner’s title insurance policy in such amount as Lessee reasonably requests, insuring Lessee’s title to the Premises;

(iv)      Lessee shall pay any documentary transfer tax, sales tax or other conveyance tax imposed by Brazoria County (or any other governmental authority) in respect to the conveyance of the Premises, the cost of the title insurance premium, any escrow and recording fees and all other customary closing costs; and

(v)         Lessee shall pay or reimburse Lessor for the costs incurred by Lessor associated with any issuance, re-issuance or transfer of any permits, any new or amended contracts with service providers, or any additional agreements required in order to implement such sale and conveyance.

3.3                               Assignment by Lessee. Lessee shall have the right to assign the Option only in connection with a permitted assignment of all of Lessee’s rights, interests and estates under this Lease. The Option is appurtenant to and cannot be separated from the leasehold estate of Lessee without prior written consent from Lessor (which consent may be granted, withheld, delayed or conditioned in Lessor’s sole and absolute discretion).

3.4                               Rule Against Perpetuities. The rights granted to Lessee under this Article III are intended to be fully and immediately vested as of the date hereof. However, in the event it should ever be determined that the rule against perpetuities is applicable to the Option, then notwithstanding any of the other provisions of this Article III, it is agreed that the term of the Option shall expire on the soonest occurrence of (a) the date that is twenty-one years after the date of death of the last to die of all of the present members of the United States House of Representatives, as of the date hereof, and all of their presently existing lineal descendants, or (b) the date of expiration of the Term.

ARTICLE IV

RENT AND PAYMENTS

4.1                               Rent. Lessee shall pay to Lessor as rent for the Premises and the Appurtenant Easements for the Term the sum of $10.00 per year.

4.2                               Rent Adjustment. Rent payable pursuant to Section 4.1 above will be adjusted on each anniversary of the Effective Date by a fraction whose numerator is the Price Index published for the then most recent anniversary month of the first month of the Term and whose denominator is the Base Price Index. Rent shall not be reduced below the amount first due pursuant to Section 4.1.

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4.3                               Additional Rent.

(a)                                 This Lease is what is commonly called a “triple net lease”, it being understood that Lessor shall receive the rent set forth in Section 4.1 and Lessee shall pay any and all Property Taxes and other costs or expenses of any nature whatsoever to the extent related to Lessee’s lease or Lessee’s Operations of the Premises. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent.

(b)                                 If Lessee should default as defined in Article XI of this Lease in performing any term, covenant or condition of this Lease which involves the expenditure of money by Lessee to third parties, Lessor may (but shall not be obligated to) make such payment or, on behalf of Lessee, expend such sum as may be necessary to perform or fulfill such term, covenant or condition. Any sums so paid or expended by Lessor, with interest at the Late Payment Rate from the date of such payment or expenditure, shall be additional rent and shall be payable by Lessee on demand. No such payment or expenditure by Lessor shall be construed as a waiver of Lessee’s default or of Lessee’s obligation to perform any term, covenant or condition of this Lease nor shall it affect any other right or remedy of Lessor under this Lease.

(c)                                  No abatement, diminution or reduction in additional rent shall be claimed by or allowed to Lessee for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Legal Requirements, or by Force Majeure; and no diminution in the amount of the space used by Lessee caused by legally required changes in the construction, equipment, fixtures, operation or use of the Premises shall entitle Lessee to any abatement, diminution or reduction of additional rent required to be paid by Lessee under this Lease.

4.4                               Late Payments. Any amounts not paid by one Party to the other Party when due under any provisions of this Lease shall bear interest at the Late Payment Rate from the date such payment is due until the date payment is made in full.

ARTICLE V

USE OF THE PREMISES

5.1                               Use. The Premises may be used and occupied by Lessee for Lessee’s Operations, offices, and for any other uses or activities related to or associated with Lessee’s Operations, subject to any Reasonable Restrictions imposed by Lessor from time to time, provided that Lessee has received reasonable prior written notice of any such Reasonable Restrictions.

5.2                               Acknowledgement of Potential Future Restrictions. Lessor and Lessee acknowledge that any Corrective Action may be conducted pursuant to governmental order or action, agreement with the governmental agencies or on a voluntary basis. Lessee acknowledges that any such activity may result in a restriction on the future use of the land beneath the Refinery, including the Premises, to non-residential, industrial or particular commercial uses, restriction on the use of groundwater, imposition of institutional controls, or imposition of engineering controls. This Lease is hereby made subject to any governmental order or action, or agreement with the governmental agencies concerning such Corrective Action. After consultation with Lessee, Lessor shall use reasonable efforts to ensure such restrictions are Reasonable Restrictions.

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5.3                               Compliance with Legal Requirements Other than Environmental Laws. Lessee shall, at Lessee’s expense, comply with all applicable Legal Requirements (other than Environmental Laws) in effect during the Term or any part of the Term hereof regulating the use and occupancy by Lessee of the Premises. Compliance with Environmental Laws is addressed in Section 13.2 below. In the event Lessee requires access to the Premises after the termination of this Lease to comply with its obligations under this Lease, Lessor shall provide such access to the Premises, at no cost to Lessee, as is reasonably necessary for Lessee to complete its obligations. Lessor agrees that it will, at Lessee’s sole cost and expense, cooperate with Lessee in supplying information and signing documentation as Lessee may reasonably request in order to satisfy its requirements under this Section 5.3, and Lessee shall indemnify and defend Lessor from and against any liability resulting from such cooperation with Lessee; provided, however, if Lessor’s action or inaction is the sole factor necessitating compliance with any Legal Requirements affecting the Premises, in which event Lessor shall pay the reasonable costs, charges and expenses connected with or arising out of such need to comply.

5.4                               Indemnity for Compliance with Legal Requirements Other than Environmental Laws. Subject to the terms and provisions of Article VIII of the Contribution Agreement, Lessee shall indemnify, release, defend and hold Lessor harmless from and against any and all claims, demands, suits, causes of action, proceedings, judgments, damages, liabilities, expenses and costs (including court courts and reasonable attorneys’ fees) for its failure to comply with Legal Requirements at the Premises. Lessor shall indemnify, release, defend and hold Lessee harmless from and against any and all claims, demands, suits, causes of action, proceedings, judgments, damages, liabilities, expenses and costs (including court courts and reasonable attorneys’ fees) for its failure to comply with Legal Requirements at the Refinery.

5.5                               Suitability of the Premises. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, LESSEE HEREBY ACCEPTS THE PREMISES “AS IS, WHERE IS” IN ITS CONDITION EXISTING ON THE EFFECTIVE DATE, AND LESSOR DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING ANY WARRANTY OF SUITABILITY FOR A PARTICULAR USE AND ANY OTHER WARRANTY PERTAINING TO THE USE OR CONDITION OF THE PREMISES WHATSOEVER. LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES FOR THE CONDUCT OF LESSEE’S BUSINESS.

ARTICLE VI

MAINTENANCE, UTILITIES, IMPROVEMENTS, AND LIENS

6.1                               Lessee’s and Lessor’s Obligations. Lessee shall, at its sole cost and expense, maintain or cause to be maintained all Assets and Improvements located on the Premises. Any Party committing any injury to the Premises during the Term shall be responsible, to the extent it causes such injury, for repairing and/or restoring the Premises at its sole cost and expense to the condition that existed prior to such injury. Lessor shall, at its sole cost and expense, maintain all of Lessor’s personal property located within the Premises.

6.2                               Utilities Obligations. Lessor agrees to provide certain utilities and services to the Premises pursuant to the Shared Services Agreement. Lessee agrees to provide certain services to the Lessor pursuant to the Shared Services Agreement.

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6.3                               Improvements.

(a)                                 Subject to the terms and conditions of this Section 6.3, Lessee may, at any time and from time to time, at its sole cost and expense, construct, build, place, install, equip, maintain, operate, locate or remove any Improvements deemed desirable by Lessee on or within the Premises, provided that the Improvements shall be made or removed in accordance with all applicable Legal Requirements. Lessor, as the landlord of the Premises, shall reasonably cooperate (at no cost or liability to Lessor) with Lessee in applying for and obtaining any permits, licenses or approvals needed to construct, build, place, install, equip, maintain, operate or remove the Improvements.

(b)                                 Ownership and title to the Improvements shall be and remain the sole property of Lessee regardless of whether such Improvements constitute fixtures or personalty. Subject to Lessor’s rights under Section 2.4(f) above, Lessee may add or remove all or any portion of the Improvements, or any part thereof, at any time and from time to time during the Term, irrespective of the manner or method of attachment of the same to the Premises.

(c)                                  The Parties agree that title to all Improvements at any time on the Premises have been severed by the agreement and intention of the Parties and shall remain severed from the Premises, shall be considered with respect to the interests of the Parties hereto as the personal property of Lessee and, even though attached to or affixed to or installed upon the Premises, shall not be considered to be fixtures or a part of the Premises.

6.4                               Liens.

(a)                                 Except for services provided by Lessor to Lessee under the Shared Services Agreement, if any lien shall at any time be filed against the Premises by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Lessee or anyone holding the Premises through or under Lessee, Lessee shall cause the same to be discharged of record or adequately bonded (unless otherwise secured to the reasonable satisfaction of Lessor) within forty-five (45) days after receipt of notice of the lien filing from Lessor. If Lessee shall fail to do so, then, Lessor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due, by deposit in a court of competent jurisdiction or by bonding, and Lessor may defend the prosecution of an action for the foreclosure of such lien by the lienor and pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Lessor for any such purpose, and all other reasonable expenses of Lessor, including reasonable attorney’s fees and disbursements, together with interest at the Late Payment Rate from the date paid or deposited, shall be additional rent and shall be paid by Lessee on demand. Lessee shall cause any such lien filed against the Assets or Improvements to be discharged prior to termination of this Lease. If requested by Lessor, Lessee shall post on behalf of Lessor, and keep posted on the Premises, any notices that Lessor may require for the protection of Lessor and of the Premises from any such lien.

(b)                                 Except for services provided by Lessee to Lessor under the Shared Services Agreement, if any lien shall at any time be filed against the Premises, by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Lessor or anyone holding the Refinery through or under Lessor, Lessor shall cause the same (at least as it pertains to the Premises) to be discharged of record or adequately bonded (unless otherwise secured to the reasonable satisfaction of Lessee) within forty-five (45) days after receipt of notice of the lien filing. If Lessor shall fail to do so, then, Lessee may, but shall not be obligated to, procure the discharge of the same, in whole or in part, either by paying all or a portion of the amount claimed to be due, by deposit in a court of competent jurisdiction or by bonding, and Lessee may defend the prosecution of an action for

[Form of Third Amended and Restated Lease Agreement]

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the foreclosure of such lien by the lienor and pay all or a portion of the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Lessee for any such purpose, and all other reasonable expenses of Lessee, including reasonable attorney’s fees and disbursements, together with interest at the Late Payment Rate from the date paid or deposited, shall be promptly paid by Lessor on demand. Lessor shall cause any such lien filed against the Assets or Improvements to be discharged prior to termination of this Lease.

(c)                                  Nothing in this Lease shall be deemed to be, or be construed in any way as constituting, the consent or request of Lessor, expressed or implied, by inference or otherwise, to any Person for the performance of any labor or the furnishing of any materials for any Improvement of or to the Premises, or as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Lessor’s interest in the Premises or giving Lessor any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Lessee’s interest in the Premises, including the Assets and Improvements located thereon.

ARTICLE VII

LESSEE’S INSURANCE

7.1                               Insurance Coverage. Lessee shall during the Term of this Lease provide and maintain at Lessee’s sole cost and expense the following:

(a)                                 Commercial General Liability insurance, including contractual liability, with limits of $1,000,000 each claim;

(b)                                 Workers’ Compensation insurance as required by laws and regulations applicable to Lessee and its employees hereunder and Employer’s Liability insurance protecting Lessee against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of $1,000,000 each claim;

(c)                                  Business Automobile Liability insurance covering all vehicles used in Lessee’s Operations with a limit of $1,000,000 each accident; and

(d)                                 Excess Liability insurance covering Commercial General Liability, Workers’ Compensation and Business Automobile Liability with a limit of $9,000,000 aggregate.

7.2                               Failure to Obtain Insurance. If Lessee shall fail to keep in effect any insurance required under Section 7.1 above, Lessor may (but shall not be obligated to) obtain and pay for such insurance. However, Lessor will provide Lessee thirty (30) days prior written notice of such intent and allow Lessee thirty (30) days to comply with such insurance requirement(s).

7.3                               Lessee’s Right to Self-Insure. Notwithstanding anything to the contrary contained herein, Lessee shall have the right, but not the obligation, to self-insure any and all liabilities arising out of this Lease and/or the insurance required in Section 7.1. Lessee may exercise such right by providing Lessor with a letter of self-insurance referencing the obligations and liabilities of this Lease with any financial information reasonably requested by Lessor to demonstrate the self-insuring Party’s ability to self-insure.

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7.4                               Insurance Requirements. On or before the Effective Date, Lessee shall provide Lessor with certificates or other documentary evidence reasonably satisfactory to Lessor of the insurance coverages and endorsements set forth above that are required to be obtained by Lessee. The above insurance shall include a requirement that Lessee’s insurer provide Lessor with thirty (30) days advance written notice of cancellation, material change, or non-renewal. Lessee’s insurance shall be primary, without right of contribution from any other insurance carried by or on behalf of Lessor with respect to its interest in the Premises. Lessee’s Workers Compensation insurance shall contain a waiver of subrogation against Lessor. Lessee’s Commercial General Liability and Business Automobile Liability insurance shall name Lessor as an additional insured with respect to this Lease.

ARTICLE VIII

INDEMNITIES

8.1                               Release and Indemnification by Lessee. Subject to the limitation set forth in Section 8.5, Lessee shall release, indemnify, defend and hold Lessor and Lessor’s Affiliates harmless from and against any and all claims, demands, suits, causes of action, proceedings, judgments, damages, liabilities, expenses and costs (including court costs and reasonable attorneys’ fees) for:

(a)                                 any damage to or loss of property of Lessee, Lessee’s Affiliates, and their respective employees, contractors, representatives, agents or Invitees arising out of, in connection with or resulting from activities or operations conducted on the Premises, the Appurtenant Easements or the Refinery, and

(b)                                 any personal injury or death to the employees, contractors, representatives, agents or Invitees of Lessee or Lessee’s Affiliates arising out of, in connection with or resulting from activities or operations conducted on the Premises, the Appurtenant Easements or the Refinery.

8.2                               Release and Indemnification by Lessor. Subject to the limitation set forth in Section 8.5, Lessor shall release, indemnify, defend and hold Lessee and Lessee’s Affiliates harmless from and against any and all claims, demands, suits, causes of action, proceedings, judgments, damages, liabilities, expenses and costs (including court courts and reasonable attorneys’ fees) for:

(a)                                 any damage to or loss of property of Lessor, Lessor’s Affiliates, and their respective employees, contractors, representatives, agents or Invitees arising out of, in connection with or resulting from activities or operations conducted on the Premises, the Appurtenant Easements or the Refinery, and

(b)                                 any personal injury or death to the employees, contractors, representatives, agents or Invitees of Lessor or Lessor’s Affiliates arising out of, in connection with or resulting from activities or operations conducted on the Premises, the Appurtenant Easements or the Refinery.

8.3                               Application of Indemnities.

(a)                                 THE PARTIES HEREBY EXPRESS THEIR INTENT THAT THE RELEASES OF LIABILITY AND INDEMNITIES CONTAINED IN SECTIONS 8.1 AND 8.2 ABOVE BE LIBERALLY CONSTRUED. SUCH RELEASES OF LIABILITY AND INDEMNITIES SHALL APPLY TO ANY LOSS, DAMAGE, PERSONAL INJURY OR DEATH WHICH ARISES FROM THE PERFORMANCE OF THIS LEASE, AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING STRICT LIABILITY, BREACH OF

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WARRANTY (EXPRESS OR IMPLIED), IMPERFECTION OF MATERIALS, CONDITION OF ANY SITE, OR THE NEGLIGENCE OF THE INDEMNITEE (OR RELEASED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, AND WHETHER THE CLAIM THEREFOR IS BASED ON COMMON LAW, CIVIL LAW, MARITIME LAW, STATUTE OR CONTRACTUAL OBLIGATION BETWEEN THE INDEMNITEE AND A THIRD PARTY

(b)                                 NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELEASES OF LIABILITY AND INDEMNITIES CONTAINED IN SECTIONS 8.1 AND 8.2 SHALL NOT APPLY TO ANY CLAIM OR LIABILITY CAUSED BY THE WILLFUL MISCONDUCT OF THE INDEMNIFIED OR RELEASED PARTY AND FURTHER SHALL NOT IN ANY EVENT APPLY TO AWARDS OR ASSESSMENTS OF PUNITIVE DAMAGES.

8.4                               Extension of Releases and Indemnities. To the maximum extent permitted by applicable law, the releases of liability and indemnities contained in Sections 8.1 through 8.3 above that are afforded to a Party shall extend to (a) the directors, employees, contractors, subcontractors and Invitees of such Party, and (b) to such Party’s Affiliates and to their respective directors, employees, contractors, subcontractors and Invitees.

8.5                               Limitation on Indemnities For Personal Injury/Death. Liability under the indemnities contained in Sections 8.1 and 8.2 above for the aggregate total of personal injuries and/or deaths arising from any single occurrence shall be limited to Five Million Dollars ($5,000,000). If in the course of defense by either Party of any claims subject to this Section 8.5 either Party believes its potential liability under the indemnity is likely to exceed the Five Million Dollar ($5,000,000) limitation, said Party shall have the option of notifying the other Party that it will unconditionally agree to pay the other Party the first Five Million Dollars ($5,000,000.) of judgments, losses, expenses and costs (including court costs and attorneys’ fees). Said Party shall transfer the defense of all pending suits and claims subject to this Section 8.5 to the other Party, and will cooperate in arranging for an orderly transition in the responsibility for handling such suits and claims. The other Party may, at its option, require that said Party provide security in a form satisfactory to the other Party to guarantee payment of Five Million Dollars ($5,000,000) less any amount of judgments, expenses and costs already incurred by said Party (all of which will be credited against the Five Million Dollar ($5,000,000) maximum liability).

8.6                               Disclaimer of Consequential Damages. Neither Party shall be liable to the other Party for any incidental, special, indirect or consequential damages of any nature howsoever caused, including loss of profits or business interruptions, connected with or arising out of this Lease.

8.7                               Survival. The provisions of this Article VIII shall survive the termination or expiration of this Lease.

ARTICLE IX

PROPERTY TAXES

9.1                               Payment of Property Taxes.

(a)                                 Except as otherwise provided in Section 9.1(b), so long as the Premises, Assets and Improvements are taxed as a separate parcel from the Refinery, Lessee will pay and discharge, as and when the same shall become due and payable without penalty, the Property Taxes with respect to any period during the Term in which they shall be or become due and payable and which:

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(i)             shall be levied, assessed or imposed on or against the Premises, Assets or Improvements or any interest of Lessor or Lessee in the Premises, Assets or Improvements; or

(ii)          shall be or become liens on or against the Premises, Assets or Improvements or any interest of Lessor or Lessee in the Premises, Assets or Improvements;

(b)                                 Nothing in this Lease shall require Lessee to pay any estate, inheritance, succession or transfer tax of Lessor or any income, excess profits or revenue tax on the rent payable by Lessee under this Lease; provided, however, that if at any time during the Term the methods of taxation prevailing at the Effective Date shall be altered so that in lieu of, as a supplement to, or a substitute for the whole or part of any Property Tax which Lessee has agreed to pay pursuant to this Section 9.1, there shall be levied, assessed or imposed (i) a tax, assessment, levy imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received under this Lease or (ii) a license fee measured by the rent payable by Lessee under this Lease, then Lessee shall pay the same.

(c)                                  Upon written request from Lessor, Lessee shall promptly furnish Lessor with satisfactory evidence that such Property Taxes have been paid. If any Property Taxes paid by Lessee shall cover any period of time prior to or after the expiration of the Term hereof, Lessee’s share of such Property Taxes shall be equitably pro-rated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such Property Taxes by their due date, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor on demand, together with any interest charge actually incurred by Lessor as to such Property Taxes.

9.2                               Joint Assessment. If the Premises, Assets and Improvements are not separately assessed, Lessor shall pay the Property Taxes as and when the same shall become due and payable without penalty, but Lessor shall forward a copy of the property tax bills to Lessee within five (5) business days of Lessor’s receipt of the tax bills and, subject to Section 9.3 below, Lessee shall reimburse Lessor within thirty (30) days of receipt of Lessor’s invoice, together with proof of payment thereof, an amount equal to Lessee’s pro-rata share of the Property Taxes for the parcel on which the Premises are located, as more particularly described in Exhibit A for that tax year and, with the express understanding and agreement between Lessor and Lessee that there will be a subsequent true-up of Lessee’s ultimate liability for Lessee’s proportion of the Property Taxes in accordance with the subsequent terms of this Section 9.2, and that this Section 9.2 sets no precedent in the subsequent determination of the allocation. In the event the Premises, Assets and Improvements are subsequently separately assessed, the aforementioned true-up shall occur within thirty (30) days of receipt by either Party of such separate assessment. Lessee’s liability shall be an equitable proportion of the Property Taxes for the Premises, Assets and Improvements. Lessor and Lessee hereby agree that such proportion will be mutually agreed to by Lessor and Lessee, acting in good faith. In the event that Lessor and Lessee are unable to mutually agree upon such proportion, the Parties shall mutually engage a competent, independent appraiser, whose opinion of proportion shall be binding upon both Parties. The apportionment set forth in this Section 9.2 is solely for the Parties’ benefit in estimating the liability for Property Taxes between them, and each Party hereby covenants and agrees to keep such allocation confidential and to not disclose, communicate or otherwise provide such apportionment at any time to any independent appraiser engaged under this Section 9.2 or in any court proceeding related thereto. The cost of engaging such appraiser shall be borne equally by Lessor and Lessee. These agreed upon allocated assessed values shall remain in effect until changed by the Parties, with either Party having the right to request a review of the allocation on an annual basis. Additionally, if the Premises, Assets or Improvements are not separately assessed, Lessor and Lessee also shall jointly attempt to have the Assessor separately assess the Premises, Assets and Improvements in such a way as to clearly and separately identify the value of the Premises, Assets and Improvements.

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9.3                               Contesting Real Property Tax. Lessor and Lessee shall each have the right to contest or review, with due diligence and in good faith, the amount or validity of any Property Taxes associated with the Premises, Assets and Improvements, but only with the knowledge and consent of the other Party, it being the express intent of the Parties that they shall work together in cooperation with each other with any such contest or review. For Property Taxes that pertain to the years 2017 and beyond, Lessee shall have the right to contest or review, with due diligence and in good faith, the amount or validity of any Property Taxes associated with the Premises, Assets or Improvements by appropriate legal proceedings provided that if the contested Property Tax is not paid before the start of legal proceedings, then before instituting any proceedings Lessee shall furnish to Lessor a surety company bond, cash deposit or other security mutually agreed upon by Lessor and Lessee as reasonably satisfactory, as security for the payment of the Property Tax, in an amount sufficient to pay the Property Tax, that may be assessed against the Premises, Assets or Improvements in the legal proceedings. If the property valuation contested is jointly assessed, Lessee shall have a responsibility for surety bond only for that portion of valuation that constitutes the Premises, Assets or Improvements and in an amount determined by mutual consent of Lessor and Lessee. On termination of the legal proceedings or at any time when Lessor and Lessee shall reasonably deem the security to be insufficient for the purpose, Lessee shall, upon demand, deliver to Lessor additional security as is reasonably sufficient for the purpose, and upon failure of the Lessee to do so, the security originally deposited shall be applied to the payment, removal and discharge of the Property Tax and any interest, penalties, charges, and costs accruing in the legal proceedings and the balance, if any, shall be paid by Lessee. If the security shall be insufficient for this purpose, Lessee shall promptly pay over to Lessor an amount sufficient, together with the security originally deposited hereunder, to pay the same. In the event of any default by Lessee as defined in Article XI of this Lease, for failure to pay the Property Taxes, Lessor is authorized to use the security deposited under this Section 9.3 to apply on account of such default or to pay the Property Tax. The balance, if any, shall be paid to Lessee. Lessor agrees that it will, at Lessee’s sole cost and expense, cooperate with Lessee in connection with Lessee’s contesting or reviewing any Property Taxes pursuant to this Section 9.3, provided that Lessor shall not be subject to any liability arising out of any such cooperation, including any liability for the payment of any Property Taxes, costs or expenses.

9.4                               Other Taxes. Lessee shall pay, prior to delinquency, any franchise taxes, excise taxes, business and occupation taxes, gross sales taxes, gross receipt taxes, occupational license taxes and similar taxes that are assessed or levied on Lessee’s use or operation of the Premises.

ARTICLE X

ASSIGNMENT

10.1                        Assignment or Subletting. Neither this Lease nor the leasehold created hereby shall be assigned or transferred by either Party without the prior written consent of the other Party, which consent may be withheld at such other Party’s sole discretion, nor shall Lessee enter into any sublease of the Premises by any third party without the prior written consent of Lessor, which consent may be withheld at Lessor’s sole discretion.

10.2                        Assignment to an Affiliate or Sale to a Third Party. Notwithstanding Section 10.1,

(a)                                 Lessor may assign or sell its rights under this Lease to an Affiliate without Lessee’s consent, provided (i) such Affiliate is bound by all of the terms and provisions of this Lease, including Lessee’s rights under Article III, (ii) any such assignment shall not relieve the Lessor from any of its obligations under this Lease incurred prior to the date of such assignment, and (iii) Lessor is still

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liable to Lessee in the event of a default by such Affiliate, its successors or permitted assigns, of any of the obligations to be performed by Lessee under this Lease.

(b)                                 Subject to Lessee’s rights under Article III, Lessor may assign or sell its rights under this Lease to a third party purchaser of all or substantially all of its interest in the Refinery without Lessee’s consent, provided (i) such third party is bound by all of the terms and provisions of this Lease, including Lessee’s rights under Article III and (ii) any such assignment shall not relieve the Lessor from any of its obligations under this Lease incurred prior to the date of such assignment.

(c)                                  Lessee may assign or transfer its rights and obligations hereunder to an Affiliate without Lessor’s consent provided (i) such Affiliate is bound by all of the terms and provisions of this Lease, including Lessor’s rights under Article III, (ii) any such assignment shall not relieve the Lessee from any of its obligations under this Lease incurred prior to the date of such assignment, and (iii) Lessee is still liable to Lessor in the event of a default by such Affiliate, its successors or permitted assigns, of any of the obligations to be performed by Lessee under this Lease.

10.3                        Covenants Running With The Land. Subject to Section 10.1 above, all of the limitations, covenants, conditions, restrictions, rights, duties, powers and obligations created or which arise by reason of this Lease shall constitute covenants which shall run with the property burdened and benefited, and shall be binding on all Persons having any right, title or interest in the property burdened or any part thereof, their heirs, successors and assigns. By acceptance of a deed of conveyance or any other instrument granting an interest in property benefited or burdened by the interests or estates granted herein, each grantee or transferee, including mortgagees taking title by foreclosure, consents to and agrees to be so bound.

ARTICLE XI

DEFAULT

11.1                        Defaults. A Party shall be in default under this Lease upon the occurrence of any one or more of the following events:

(a)                                 The failure by such Party to make any payment of any amount required to be made by such Party hereunder, as and when due, where such failure shall continue for a period of thirty (30) days after receipt by such Party of written notice thereof from the other Party; or

(b)                                 The failure by such Party to observe or perform any other material covenants, conditions or provisions of this Lease to be observed or performed by such Party, where such failure shall continue for a period of thirty (30) days after receipt by such Party of written notice thereof from the other Party; provided, however, that if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then such Party shall not be deemed to be in default if such Party commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(c)                                  If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of a Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days; or if by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of the property of such Party shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or if a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of

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the federal bankruptcy laws or pursuant to any other similar state statute applicable to such Party, as now or hereafter in effect, shall be filed against such Party and shall not be dismissed within sixty (60) days after such filing; or

(d)                                 If a Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limitation of the generality of the foregoing, if a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the federal bankruptcy laws or pursuant to any other similar state statute applicable to such Party, as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a Party shall make an assignment for the benefit of its creditors; or if a Party shall admit in writing its inability to pay its debts generally as they become due; or if a Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or any part of its property.

11.2                        Remedies. In the event of any such default by a Party, the other Party may, upon the occurrence thereof and during the continuation of such default, exercise any right or remedy which the other Party may have under the laws of the State of Texas by reason of such default, but excluding any right to terminate or rescind this Lease or evict Lessee.

ARTICLE XII

CONDEMNATION

12.1                        Condemnation in Whole. In the event of Condemnation of the entire Premises, this Lease shall terminate upon the final vesting of title in the condemning Person.

12.2                        Condemnation in Part. If a portion of the Premises shall be taken in Condemnation, this Lease shall not automatically terminate but shall, at the option of Lessee, continue with respect to the portion of the Premises that was not so condemned or transferred, unless Lessee provides Lessor with written notice of its election to terminate this Lease within thirty (30) days after such Condemnation.

12.3                        Application of Condemnation Proceedings. Any awards made in any Condemnation proceeding described herein shall be paid as follows:

(a)                                 Lessor shall be entitled to the award made for, or equitably attributable to, the value of its fee interest in the Premises and any personal property of the Lessor on the Premises;

(b)                                 Lessee shall be entitled to the award made for, or equitably attributable to, (i) the value of its leasehold estate in the Premises, (ii) the value of any Assets and Improvements and damages to any of Lessee’s other personal property on the Premises, and (iii) any other compensation or benefits paid as a consequence of the interruption of Lessee’s business or operations on the Premises; and

(c)                                  If all or any part of the Premises shall be condemned for a temporary use, Lessee shall be entitled to the award.

12.4                        Notice of Condemnation. If either Party receives notice of any proposed Condemnation of the Premises, such Party shall promptly provide the other Party with notice of any impending proceeding related to such Condemnation and shall not, in the absence of the other Party, settle with the condemning Person or agree on just compensation for such Condemnation. Each Party shall have the

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right to make a claim against the condemning Person in any Condemnation proceeding for the amount of the actual provable damage suffered as a result of the Condemnation.

ARTICLE XIII

ENVIRONMENTAL

13.1                        Release Reporting and Corrective Action.

(a)                                 Lessee shall report any Release of a Hazardous Material from Lessee’s Operations onto the Premises in an amount equal to or greater than the Reportable Quantity for that substance to Lessor and, as required by Legal Requirements, to the appropriate government agency(ies) and/or authority(ies). Lessor shall report any Release of a Hazardous Material from its Operations onto the Premises in an amount equal to or greater than the Reportable Quantity for that substance to Lessee and, as required by Legal Requirements, to the appropriate government agency(ies) and/or authority(ies).

(b)                                 Lessee shall be responsible for prompt response to Releases of a Hazardous Material from Lessee’s Operations in accordance with Environmental Laws. Lessor shall be responsible for prompt response to Releases of a Hazardous Material from its Operations in accordance with Environmental Laws.

(c)                                  Lessee shall simultaneously provide to Lessor a copy of any information submitted to such governmental agency or authority. To the extent practicable, Lessee will also provide Lessor with drafts of such reports prior to submitting them to such governmental agency or authority. Lessor shall simultaneously provide to Lessee a copy of any information submitted to such governmental agency or authority in connection with a Release at or on the Refinery.

(d)                                 In the event a Release of Hazardous Material occurs from Lessee’s Operations that affects an area of the Premises or Refinery, Lessee will be responsible to remediate such affected areas to the degree required under Environmental Laws. In the event a Release of Hazardous Material occurs from Lessor’s Operations that affects an area of the Premises, Lessor will be responsible to remediate such affected area to the degree required under Environmental Laws.

(e)                                  Lessee shall immediately notify Lessor in the event that a governmental agency shall require additional response measures in response to a Release that occurs after the Effective Date.

13.2                        Daily Operations. Lessee shall, at its sole cost and expense, comply with all Environmental Laws applicable to the Assets and the Improvements.

ARTICLE XIV

FORCE MAJEURE

14.1                        Excused Performance. Each Party shall be excused from performance hereunder and shall not be considered to be in default or be liable in damages or otherwise with respect to any obligation hereunder, except the obligation to pay money in a timely manner for liabilities actually incurred, if and to the extent that its failure of, or delay in, performance is due to an occurrence of Force Majeure, provided that:

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(a)                                 Such Party gives the other Party written notice describing the particulars of the occurrence causing the Force Majeure, including the expected duration, as soon as is reasonably practicable;

(b)                                 The suspension of performance is of no greater scope and of no longer duration than is reasonably required by the occurrence of the Force Majeure;

(c)                                  The Party affected by the occurrence of Force Majeure shall act diligently and use reasonable efforts to remedy or remove the same and to mitigate the effects thereof, provided that such Party shall not be required to settle any labor dispute on unfavorable terms;

(d)                                 No obligations of the Party which arose before the occurrence of Force Majeure causing the suspension of performance are excused as a result of the occurrence; and

(e)                                  When the affected Party is able to resume performance of its obligations under this Lease, such Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

14.2                        Burden of Proof. If the Parties are unable in good faith to agree there has been an occurrence of Force Majeure, the Party claiming Force Majeure shall have the burden of proof as to whether there was an occurrence of Force Majeure.

ARTICLE XV

NOTICES

15.1                        Methods of Notice. Unless otherwise specifically provided to the contrary in this Lease, all notices, instructions, requests, correspondence or other communications permitted or required to be given under this Lease shall be in writing and shall be deemed to be effective upon delivery and receipt as follows: (a) upon delivery when being delivered by hand to an authorized representative of the Party to whom directed; (b) upon delivery when delivered by United States certified mail, postage prepaid, return receipt requested, to the address of the receiving Party set forth below; (c) upon delivery when delivered by overnight delivery service, charges prepaid.

15.2                        Notice Addresses.

(a)                                 If to Lessee, to:

Merey Sweeny, L.P.

1075 W. Sam Houston Parkway N., Suite 200

Houston, TX 77043

Attn: General Counsel

(b)                                 If to Lessor, to:

Phillips 66 Company

1075 W. Sam Houston Parkway N., Suite 200

Houston, TX 77043

Attn: General Counsel

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15.3                        Change of Address. Each Party may change its address at any time by giving written to the other Party in accordance with this Article XV.

ARTICLE XVI

GENERAL PROVISIONS

16.1                        Estoppel Certificate. Lessor and Lessee each agree that from time to time, upon not less than fifteen (15) days’ prior written notice from the other Party, to execute, acknowledge and deliver to the other Party a statement in writing certifying and stating (a) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating such modifications, (b) the dates to which the rent and additional rent have been paid and the current amount of the rent and additional rent, (c) whether or not, to the best knowledge of the signer, the other Party is in default in keeping, observing or performing any term, covenant, or condition contained in this Lease and, if in default, specifying each such default, (d) whether the signing party currently has any claim against the other Party under this Lease and, if so, the nature and the dollar amount, if any, of such claim, (e) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the signing party to be performed, and, if so, specifying the same, and (f) such further information with respect to this Lease as the other Party may reasonably request, it being intended that any statement delivered pursuant to this Section 16.1 shall be binding on the signing Party and may be relied upon by the other Party, any prospective purchaser of the Premises or any prospective mortgagee.

16.2                        Severability. Every provision of this Lease is severable. If any term or provision hereof is held to be illegal, invalid or unenforceable for any reason by any duly constituted court, agency or tribunal, the legality, validity, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.3                        Captions. The table of contents, section headings and other captions contained in this Lease are for reference purposes only and do not interpret, define or limit the scope, extent or intent of this Lease or any provision hereof.

16.4                        Amendments. No change, amendment or modification of this Lease shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by both Parties.

16.5                        Waivers. Any failure of either Party to enforce any of the provisions of this Lease or to require compliance with any of its terms at any time during the Term of this Lease, shall in no way affect the validity of this Lease, or any part hereof, and shall not be deemed a waiver of any of the rights of such Party thereafter to enforce any and each such provision or of any subsequent breach by the other Party of the same or any other provision. Each Party’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of such Party’s consent to or approval of any subsequent act by the other Party. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent. Any consent or approval given pursuant to this Lease shall be limited to its express terms and shall not otherwise increase the obligations of the Party giving such consent or approval or otherwise reduce the obligations of the Party receiving such consent or approval.

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16.6                        Recording. Contemporaneously with the execution of this Lease, Lessor and Lessee shall execute, acknowledge and record in the Official Records of Brazoria County, Texas, a Memorandum of Lease With Option to Purchase in the form of Exhibit C attached hereto and incorporated herein. Upon termination of this Lease, Lessee agrees to execute a memorandum acknowledging such termination. All recording costs shall be borne by Lessee.

16.7                        Holding Over. This Section 16.7 is made expressly subject to Lessee’s rights set forth in this Lease to remove its Assets and Improvements from the Premises, to restore the surface of the Premises and to perform any required environmental remediation under this Lease upon the termination or expiration of this Lease, and the exercise of such rights provided for under this Lease shall not be deemed to constitute a holdover under this Section 16.7. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term or the termination of this Lease without the express written consent of Lessor, which consent can be withheld by Lessor in its sole discretion, such occupancy shall be a tenancy from month to month at a rental rate to be determined at the time of said expiration or termination based on actual fair market value per month plus additional rent and all other charges payable hereunder, and upon all the terms hereof applicable to the month to month tenancy.

16.8                        Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

16.9                        Binding Effect; Choice of Law. This Lease shall bind and inure to the benefit of the parties, their successors and assigns. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Texas, including with respect to matters of construction, validity and performance, without giving effect to any choice of law rules that may direct the application of the laws of another jurisdiction.

16.10                 Subordination. This Lease shall be superior in interest to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidation, replacements and extensions thereof.

16.11                 Signs and Fences. Lessee shall be permitted to place any sign upon the Premises and/or erect a fence around all or any portion of the Premises without Lessor’s prior written consent, provided that any such sign or fence shall comply with all Legal Requirements. Lessee shall be permitted to place a sign or signs upon the Refinery only with the Lessor’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

16.12                 No Broker. Lessor and Lessee each warrant and represent to the other that no broker was involved in the negotiation and/or consummation of this Lease. Lessor and Lessee each agrees to indemnify, defend and hold the other harmless from and against any claims, liabilities, costs, damages and expenses (including reasonable attorneys’ fees) arising out of or connected with a breach of the foregoing warranty and representation.

16.13                 Records and Audit. Lessor shall maintain a true and correct set of records pertaining to any bills, statements or invoices sent to Lessee under this Lease and all transactions related thereto. Lessor further agrees to retain all such records for a period of not less than five (5) years after the date of such bill, statement or invoice. Any representative or representatives authorized by Lessee may audit, at its own cost and during reasonable business hours, any and all such records at any time or times during the Term of this Lease and during the five (5) year period following its termination or expiration. The foregoing obligations in this Section 16.13 shall survive the termination or expiration of this Lease.

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16.14                 Counterparts.  This Lease may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties.

16.15                 Confidentiality.  During the Term of this Lease, it may become necessary or desirable, from time to time, for either Party to provide or disclose to the other Party non-public information that is either confidential or proprietary.  The disclosing Party may orally request such information to be kept confidential if such information is not in a written format, and in such case shall identify and confirm such confidential information in writing to the other Party no later than fifteen (15) days after such disclosure.  If the confidential or proprietary information is in a written format, the disclosing Party shall label such information as either confidential or proprietary.  The other Party shall not reproduce, copy, use or disclose (except when required by Legal Requirements) any such information in whole or in part to a third party for any purpose without the consent of the disclosing Party.  The other Party shall restrict the internal disclosure of any such confidential or proprietary information to only those employees, officers and directors who have a “need to know” such information, and shall restrict those individuals from disclosing, using or permitting the disclosure of such information.  In the event the other Party is required by Legal Requirements to disclose any such confidential or proprietary information, the other Party shall cooperate with the disclosing Party to minimize the amount of such information furnished.  At the specific request of the disclosing Party, the other Party shall endeavor to secure the agreement of the receiving Person to maintain specified portions of such information in confidence.  In the case of any disclosure of any such confidential or proprietary information, whether or not such disclosure is permitted by this Section 16.15, the other Party shall promptly give written notice thereof to the disclosing Party.

16.16                 Further Assurances.  Each Party agrees to take or cause to be taken such further actions to execute, deliver and file all further documents and instruments, and to take any further action that may be reasonably necessary or requested in order to fully effectuate the purposes, terms, conditions and intent of this Lease.

16.17                 Survival.  Notwithstanding any provision of this Lease to the contrary, the expiration or other termination of this Agreement shall not relieve the Parties of obligations that by their nature should survive such expiration or termination, whether or not specifically stated herein, including any indemnities, payment obligations, confidentiality, and audit rights.

[Form of Third Amended and Restated Lease Agreement]

25

IN WITNESS WHEREOF, this Lease has been signed on behalf of each of the Parties hereto on the date or dates shown below.

LESSOR:

PHILLIPS 66 COMPANY
a Delaware corporation

By:	Exhibit Copy, Not for Execution
Name:	Bill A. Hallett
Title:	Attorney-in-Fact
Date Executed:

LESSEE:

MEREY SWEENY, L.P.
a Delaware limited partnership

By: Sweeny Coker L.L.C., its general partner

By:	Exhibit Copy, Not for Execution
Name:	Greg L. Cardwell
Title:	Attorney-in-Fact
Date Executed:

[Form of Third Amended and Restated Lease Agreement]

26

EXHIBIT A TO THE LEASE

LEGAL DESCRIPTION OF THE PREMISES

TRACT 1 - COKER UNIT

DESCRIPTION OF A 7.907-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 7.907-acre (344,417 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 7.907-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 7.907-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2973.29 feet to an angle point;

THENCE South, a distance of 1131.22 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#1 WEISSER ENG.” set at Plant Coordinate S 331.00, W 1833.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 151.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#2 WEISSER ENG.” set at Plant Coordinate S 482.00, W 1833.00 for the interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 43.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#3 WEISSER ENG.” set at Plant Coordinate S 482.00, W 1790.00 for the southeast corner of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 406.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#4 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1790.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 630.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#5 WEISSER ENG.” set at Plant Coordinate S 888.00, W 2420.00 for the southwest corner of said tract herein described;

THENCE North with the west line of said tract herein described, a distance of 557.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#6 WEISSER ENG.” set at Plant Coordinate S 331.00, W 2420.00 for the northwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE East with the north line of said tract herein described, a distance of 587.00 feet to the POINT OF BEGINNING and containing 7.907 acre (344,417 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 2 - FLARE CORRIDOR

DESCRIPTION OF A 0.318-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.318-acre (13,848 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.318-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.318-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2930.29 feet to an angle point;

THENCE South, a distance of 1688.21 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#4 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1790.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 32.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#43 WEISSER ENG.” set at Plant Coordinate S 920.00, W 1790.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 55.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#44 WEISSER ENG.” set at Plant Coordinate S 920.00, W 1845.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 193.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#45 WEISSER ENG.” set at Plant Coordinate S 1113.00, W 1845.00 for an interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 20.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#46 WEISSER ENG.” set at Plant Coordinate S 1113.00, W 1825.00 for a northeast corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE South with an east line of said tract herein described, a distance of 192.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#47 WEISSER ENG.” set at Plant Coordinate S 1305.00, W 1825.00 for an interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 28.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#48 WEISSER ENG.” set at Plant Coordinate S 1305.00, W 1797.00 for a northeast corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 31.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#49 WEISSER ENG.” set at Plant Coordinate S 1336.00, W 1797.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 28.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#50 WEISSER ENG.” set at Plant Coordinate S 1336.00, W 1825.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 201.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#51 WEISSER ENG.” set at Plant Coordinate S 1537.00, W 1825.00 for an interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 48.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#52 WEISSER ENG.” set at Plant Coordinate S 1537.00, W 1777.00 for an interior corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 30.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#53 WEISSER ENG.” set at Plant Coordinate S 1507.00, W 1777.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 40.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#54 WEISSER ENG.” set at Plant Coordinate S 1507.00, W 1737.00 for a northeast corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 40.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#55 WEISSER ENG.” set at Plant Coordinate S 1547.00, W 1737.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 98.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#56 WEISSER ENG.” set at Plant Coordinate S 1547.00, W 1835.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 424.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#57 WEISSER ENG.” set at Plant Coordinate S 1123.00, W 1835.00 for an interior corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 30.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#58 WEISSER ENG.” set at Plant Coordinate S 1123.00, W 1865.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 235.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#59 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1865.00 for a northwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE East with a north line of said tract herein described, a distance of 75.00 feet to the POINT OF BEGINNING and containing 0.318 acre (13,848 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 3 - SUBSTATION 5

DESCRIPTION OF A 0.256-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.256-acre (11,154 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.256-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.256-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 1904.29 feet to an angle point;

THENCE South, a distance of 920.07 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#23 WEISSER ENG.” set at Plant Coordinate S 120.00, W 764.00 for the northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 78.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#24 WEISSER ENG.” set at Plant Coordinate S 198.00, W 764.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 143.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#25 WEISSER ENG.” set at Plant Coordinate S 198.00, W 907.00 for the southwest corner of said tract herein described;

THENCE North with the west line of said tract herein described, a distance of 78.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#26 WEISSER ENG.” set at Plant Coordinate S 120.00, W 907.00 for the northwest corner of said tract herein described;

THENCE East with the north line of said tract herein described, a distance of 143.00 feet to the POINT OF BEGINNING and containing 0.256 acre (11,154 square feet) of land.

[Form of Third Amended and Restated Lease Agreement]

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 4 - UNDERGROUND ELECTRICAL CONDUIT

DESCRIPTION OF A 0.230-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.230-acre (10,024 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.230-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.230-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2047.29 feet to an angle point;

THENCE South, a distance of 947.09 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#11 WEISSER ENG.” set at Plant Coordinate S 147.00, W 907.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#12 WEISSER ENG.” set at Plant Coordinate S 157.00, W 907.00 for a southeast corner of said tract herein described;

THENCE North 89°14’32” West with a south line of said tract herein described, a distance of 373.28 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#13 WEISSER ENG.” set at Plant Coordinate S 152.06, W 1280.25 for an interior corner of said tract herein described;

THENCE South 00°33’23” East with an east line of said tract herein described, a distance of 236.89 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#14 WEISSER ENG.” set at Plant Coordinate S 388.94, W 1277.95 for a southeast corner of said tract herein described;

THENCE South 89°21’35” West with a south line of said tract herein described, a distance of 184.06 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#15 WEISSER ENG.” set at Plant Coordinate S 391.00, W 1462.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#16 WEISSER ENG.” set at Plant Coordinate S 381.00, W 1462.00 for a northwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE North 89°21’35” East with a north line of said tract herein described, a distance of 173.96 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#17 WEISSER ENG.” set at Plant Coordinate S 379.06, W 1288.05 for an interior corner of said tract herein described;

THENCE North 00°33’23” West with a west line of said tract herein described, a distance of 402.08 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#18 WEISSER ENG.” set at Plant Coordinate N 23.00, W 1291.95 for an interior corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 33.05 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#19 WEISSER ENG.” set at Plant Coordinate N 23.00, W 1325.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#20 WEISSER ENG.” set at Plant Coordinate N 33.00, W 1325.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 42.95 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#21 WEISSER ENG.” set at Plant Coordinate N 33.00, W 1282.05 for a northeast corner of said tract herein described;

THENCE South 00°33’23” East with an east line of said tract herein described, a distance of 175.07 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#22 WEISSER ENG.” set at Plant Coordinate S 142.06, W 1280.35 for an interior corner of said tract herein described;

THENCE South 89°14’32” East with a north line of said tract herein described, a distance of 373.38 feet to the POINT OF BEGINNING and containing 0.230 acre (10,024 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 5 - VACUUM UNIT

DESCRIPTION OF A 2.174-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 2.174-acre (94,720 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 2.174-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 2.174-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

[Form of Third Amended and Restated Lease Agreement]

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2465.29 feet to an angle point;

THENCE South, a distance of 466.15 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#7 WEISSER ENG.” set at Plant Coordinate N 334.00, W 1325.00 for the northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 320.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#8 WEISSER ENG.” set at Plant Coordinate N 14.00, W 1325.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 296.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#9 WEISSER ENG.” set at Plant Coordinate N 14.00, W 1621.00 for the southwest corner of said tract herein described;

THENCE North with the west line of said tract herein described, a distance of 320.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#10 WEISSER ENG.” set at Plant Coordinate N 334.00, W 1621.00 for the northwest corner of said tract herein described;

THENCE East with the north line of said tract herein described, a distance of 296.00 feet to the POINT OF BEGINNING and containing 2.174-acre (94,720 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 6 - COOLING TOWER AND WORK SHOP

DESCRIPTION OF A 1.195-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 1.195-acre (52,048 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 1.195-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 1.195-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22. Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2512.29 feet to an angle point;

[Form of Third Amended and Restated Lease Agreement]

THENCE South, a distance of 1358.16 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#33 WEISSER ENG.” set at Plant Coordinate S 558.00, W 1372.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 160.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#34 WEISSER ENG.” set at Plant Coordinate S 718.00, W 1372.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 298.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#35 WEISSER ENG.” set at Plant Coordinate S 718.00, W 1670.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 202.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#36 WEISSER ENG.” set at Plant Coordinate S 516.00, W 1670.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 104.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#31 WEISSER ENG.” set at Plant Coordinate S 516.00, W 1566.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 42.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#32 WEISSER ENG.” set at Plant Coordinate S 558.00, W 1566.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 194.00 feet to the POINT OF BEGINNING and containing 1.195 acre (52,048 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

[Form of Third Amended and Restated Lease Agreement]

EXHIBIT B TO THE LEASE

PERMITTED ENCUMBRANCES

1.             The lien of taxes and assessments for the current year and subsequent years;

2.             Taxes or special assessments that are not shown as existing liens by the public records;

3.             Matters that would be shown by an accurate survey and inspection of the property;

4.             All covenants, restrictions, conditions, easements, reservations, rights-of-way, and similar matters of record, to the extent valid, subsisting and enforceable; and

5.             All covenants, restrictions, conditions, easements, reservations, and rights-of-way, and records of which are in Lessee’s custody or control, to the extent valid, subsisting and enforceable.

[Form of Third Amended and Restated Lease Agreement]

B-1

EXHIBIT C TO THE LEASE

MEMORANDUM OF LEASE WITH OPTION TO PURCHASE

STATE OF TEXAS	§
§
COUNTY OF BRAZORIA	§

MEMORANDUM OF LEASE WITH OPTION TO PURCHASE

THIS MEMORANDUM OF LEASE WITH OPTION TO PURCHASE (this “Memorandum of Lease”) is effective as of the    day of    , 2017 (the “Effective Date”), between Phillips 66 Company (“Lessor”) and Merey Sweeny, L.P. (“Lessee”).

W I T N E S S E TH:

1.             LEASE. Upon and subject to the covenants, conditions, agreements and limitations set forth in that certain Third Amended and Restated Lease Agreement with Option to Purchase (the “Lease”) of even date herewith between Lessor and Lessee, Lessor hereby leases and demises to Lessee and Lessee hereby leases and takes from Lessor the leased premises in Brazoria County, Texas, described in Exhibit A (the “Leased Premises”) attached hereto and hereby made a part hereof, for a term of forty (40) years with three (3) renewal options of ten (10) years each, unless terminated earlier pursuant to the terms of the Lease.

2.             LESSEE EASEMENTS. Upon and subject to the covenants, conditions, agreements and limitations set forth in the Lease, the Lease creates for the benefit of Lessee and the Leased Premises certain easements and rights of way on, over and across certain property of Lessor in Brazoria County, Texas, being the refinery, including the real property, located in Old Ocean, Texas, commonly known as the Phillips 66 Sweeny Refinery, as described on that certain Special Warranty Deed from ConocoPhillips Company to Phillips 66 Company on April 27th, 2012 and recorded in the official deed records of Brazoria County on May 16th, 2012 under document number 2012021275 (the “Refinery”).

3.             LESSOR EASEMENTS. Upon and subject to the covenants, conditions, agreements and limitations set forth in the Lease, the Lease reserves for the benefit of Lessor and the Refinery certain easements and rights of way on, over and across the Leased Premises.

4.             OPTION TO PURCHASE THE LEASED PROPERTY. Reference is particularly made to Article 3 of the Lease whereby Lessor grants to Lessee an option to purchase the Leased Premises for the price and on and subject to the provisions and conditions more particularly specified in the Lease.

5.             INCORPORATION OF LEASE. The Lease is, by this reference, incorporated in and made part of this Memorandum as if fully set forth herein.  This Memorandum of Lease is recorded in the Official Records of Brazoria County, Texas solely for the purpose of providing public notice of the Lease, and does not alter, modify, amend or change in any way the Lease.  The Lease shall determine and govern the rights and duties of Lessor and Lessee with respect to the Premises and the Refinery.

6.             COUNTERPARTS. This Memorandum of Lease may be executed in any number of counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Form of Third Amended and Restated Lease Agreement]

EXECUTED on the date(s) set forth below, but effective for all purposes as of the Effective Date.

LESSOR:		LESSEE:
PHILLIPS 66 COMPANY		MEREY SWEENY, L.P.
a Delaware corporation		a Delaware limited partnership

By: Sweeny Coker L.L.C, its general partner
By:	Exhibit Copy, Not for Execution	By:	Exhibit Copy, Not for Execution
Name:	Bill A. Hallett		Name:	Greg L. Cardwell
Title:	Attorney-in-Fact		Title:	Attorney-in-Fact

STATE OF TEXAS	)
	)	SS
COUNTY OF HARRIS	)

On the 7th day of August in the year 2017 before me, the undersigned, personally appeared Bill A. Hallett, as Attorney-in-Fact for Phillips 66 Company, a Delaware corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

GIVEN under my hand and seal of office, this 7th day of August, 2017.

Notary Public in and for the State of Texas

My commission expires:

STATE OF TEXAS	)
	)	SS
COUNTY OF HARRIS	)

On the 7th day of August in the year 2017 before me, the undersigned, personally appeared Greg L. Cardwell, as Attorney-in-Fact for Sweeny Coker L.L.C., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

GIVEN under my hand and seal of office, this 7th day of August, 2017.

Notary Public in and for the State of Texas

My commission expires:

[Form of Third Amended and Restated Lease Agreement]

EXHIBIT A

TO MEMORANDUM OF LEASE WITH OPTION TO PURCHASE

LEGAL DESCRIPTION OF THE PREMISES

TRACT 1 - COKER UNIT

DESCRIPTION OF A 7.907-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 7.907-acre (344,417 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 7.907-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 7.907-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2973.29 feet to an angle point;

THENCE South, a distance of 1131.22 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#1 WEISSER ENG.” set at Plant Coordinate S 331.00, W 1833.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 151.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#2 WEISSER ENG.” set at Plant Coordinate S 482.00, W 1833.00 for the interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 43.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#3 WEISSER ENG.” set at Plant Coordinate S 482.00, W 1790.00 for the southeast corner of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 406.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#4 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1790.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 630.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#5 WEISSER ENG.” set at Plant Coordinate S 888.00, W 2420.00 for the southwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE North with the west line of said tract herein described, a distance of 557.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#6 WEISSER ENG.” set at Plant Coordinate S 331.00, W 2420.00 for the northwest corner of said tract herein described;

THENCE East with the north line of said tract herein described, a distance of 587.00 feet to the POINT OF BEGINNING and containing 7.907 acre (344,417 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 2 - FLARE CORRIDOR

DESCRIPTION OF A 0.318-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.318-acre (13,848 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.318-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.318-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2930.29 feet to an angle point;

THENCE South, a distance of 1688.21 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#4 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1790.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 32.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#43 WEISSER ENG.” set at Plant Coordinate S 920.00, W 1790.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 55.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#44 WEISSER ENG.” set at Plant Coordinate S 920.00, W 1845.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 193.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#45 WEISSER ENG.” set at Plant Coordinate S 1113.00, W 1845.00 for an interior corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE East with a north line of said tract herein described, a distance of 20.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#46 WEISSER ENG.” set at Plant Coordinate S 1113.00, W 1825.00 for a northeast corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 192.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#47 WEISSER ENG.” set at Plant Coordinate S 1305.00, W 1825.00 for an interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 28.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#48 WEISSER ENG.” set at Plant Coordinate S 1305.00, W 1797.00 for a northeast corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 31.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#49 WEISSER ENG.” set at Plant Coordinate S 1336.00, W 1797.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 28.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#50 WEISSER ENG.” set at Plant Coordinate S 1336.00, W 1825.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 201.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#51 WEISSER ENG.” set at Plant Coordinate S 1537.00, W 1825.00 for an interior corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 48.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#52 WEISSER ENG.” set at Plant Coordinate S 1537.00, W 1777.00 for an interior corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 30.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#53 WEISSER ENG.” set at Plant Coordinate S 1507.00, W 1777.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 40.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#54 WEISSER ENG.” set at Plant Coordinate S 1507.00, W 1737.00 for a northeast corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 40.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#55 WEISSER ENG.” set at Plant Coordinate S 1547.00, W 1737.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 98.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#56 WEISSER ENG.” set at Plant Coordinate S 1547.00, W 1835.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 424.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#57 WEISSER ENG.” set at Plant Coordinate S 1123.00, W 1835.00 for an interior corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 30.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#58 WEISSER ENG.” set at Plant Coordinate S 1123.00, W 1865.00 for a southwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE North with a west line of said tract herein described, a distance of 235.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#59 WEISSER ENG.” set at Plant Coordinate S 888.00, W 1865.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 75.00 feet to the POINT OF BEGINNING and containing 0.318 acre (13,848 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 3 - SUBSTATION 5

DESCRIPTION OF A 0.256-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.256-acre (11,154 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.256-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.256-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 1904.29 feet to an angle point;

THENCE South, a distance of 920.07 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#23 WEISSER ENG.” set at Plant Coordinate S 120.00, W 764.00 for the northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 78.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#24 WEISSER ENG.” set at Plant Coordinate S 198.00, W 764.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 143.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#25 WEISSER ENG.” set at Plant Coordinate S 198.00, W 907.00 for the southwest corner of said tract herein described;

THENCE North with the west line of said tract herein described, a distance of 78.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#26 WEISSER ENG.” set at Plant Coordinate S 120.00, W 907.00 for the northwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE East with the north line of said tract herein described, a distance of 143.00 feet to the POINT OF BEGINNING and containing 0.256 acre (11,154 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 4 - UNDERGROUND ELECTRICAL CONDUIT

DESCRIPTION OF A 0.230-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 0.230-acre (10,024 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 0.230-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 0.230-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2047.29 feet to an angle point;

THENCE South, a distance of 947.09 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#11 WEISSER ENG.” set at Plant Coordinate S 147.00, W 907.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#12 WEISSER ENG.” set at Plant Coordinate S 157.00, W 907.00 for a southeast corner of said tract herein described;

THENCE North 89°14’32” West with a south line of said tract herein described, a distance of 373.28 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#13 WEISSER ENG.” set at Plant Coordinate S 152.06, W 1280.25 for an interior corner of said tract herein described;

THENCE South 00°33’23” East with an east line of said tract herein described, a distance of 236.89 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#14 WEISSER ENG.” set at Plant Coordinate S 388.94, W 1277.95 for a southeast corner of said tract herein described;

THENCE South 89°21’35” West with a south line of said tract herein described, a distance of 184.06 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#15 WEISSER ENG.” set at Plant Coordinate S 391.00, W 1462.00 for a southwest corner of said tract herein described;

[Form of Third Amended and Restated Lease Agreement]

THENCE North with a west line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#16 WEISSER ENG.” set at Plant Coordinate S 381.00, W 1462.00 for a northwest corner of said tract herein described;

THENCE North 89°21’35” East with a north line of said tract herein described, a distance of 173.96 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#17 WEISSER ENG.” set at Plant Coordinate S 379.06, W 1288.05 for an interior corner of said tract herein described;

THENCE North 00°33’23” West with a west line of said tract herein described, a distance of 402.08 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#18 WEISSER ENG.” set at Plant Coordinate N 23.00, W 1291.95 for an interior corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 33.05 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#19 WEISSER ENG.” set at Plant Coordinate N 23.00, W 1325.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 10.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#20 WEISSER ENG.” set at Plant Coordinate N 33.00, W 1325.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 42.95 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#21 WEISSER ENG.” set at Plant Coordinate N 33.00, W 1282.05 for a northeast corner of said tract herein described;

THENCE South 00°33’23” East with an east line of said tract herein described, a distance of 175.07 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#22 WEISSER ENG.” set at Plant Coordinate S 142.06, W 1280.35 for an interior corner of said tract herein described;

THENCE South 89°14’32” East with a north line of said tract herein described, a distance of 373.38 feet to the POINT OF BEGINNING and containing 0.230 acre (10,024 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 5 - VACUUM UNIT

DESCRIPTION OF A 2.174-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 2.174-acre (94,720 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 2.174-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 2.174-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22, Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod

[Form of Third Amended and Restated Lease Agreement]

found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2465.29 feet to an angle point;

THENCE South, a distance of 466.15 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#7 WEISSER ENG.” set at Plant Coordinate N 334.00, W 1325.00 for the northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with the east line of said tract herein described, a distance of 320.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#8 WEISSER ENG.” set at Plant Coordinate N 14.00, W 1325.00 for the southeast corner of said tract herein described;

THENCE West with the south line of said tract herein described, a distance of 296.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#9 WEISSER ENG.” set at Plant Coordinate N 14.00, W 1621.00 for the southwest corner of said tract herein described;

THENCE North with the west line of said tract herein described, a distance of 320.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#10 WEISSER ENG.” set at Plant Coordinate N 334.00, W 1621.00 for the northwest corner of said tract herein described;

THENCE East with the north line of said tract herein described, a distance of 296.00 feet to the POINT OF BEGINNING and containing 2.174-acre (94,720 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

TRACT 6 - COOLING TOWER AND WORK SHOP

DESCRIPTION OF A 1.195-ACRE TRACT

OF LAND OUT OF THE POLLY AND CHANCE

LEAGUE A-119, BRAZORIA COUNTY, TEXAS

Being a tract of land containing 1.195-acre (52,048 square feet) out of the Polly and Chance League, A-119, Brazoria County, Texas.  Said 1.195-acre tract being part of the residue of a 288.14-acre tract described as Tract No. 5 as conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22 of the Brazoria County Deed Records, Brazoria County, Texas.  Said 1.195-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at the northeast corner of the residue of a 22.45-acre tract described as Tract No. 33 being conveyed to Phillips 66 Company (now Phillips Petroleum Company) by deed recorded in Volume 86365, Page 22. Brazoria County Deed Records, Brazoria County, Texas, located in the west right-of-way line of F.M. Road 524 (100 feet wide), from which a 5/8-inch iron rod found for the southeast corner of the residue of a 10.13-acre tract as described by deed recorded in Volume 1336, Page 830 Brazoria County Deed Records, Brazoria County, Texas, bears South 00°11’14” East (called South 44°54’00” East in deed of said 22.15-acre tract), a distance of 3065.02 feet;

[Form of Third Amended and Restated Lease Agreement]

THENCE North 89°59’32” West with the north line of the residue of said 22.45-acre tract, at a distance of 565.46 feet pass the northwest corner of said 22.45-acre tract and a northeast corner for the residue of said 288.14-acre tract and continuing for a total distance of 2512.29 feet to an angle point;

THENCE South, a distance of 1358.16 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#33 WEISSER ENG.” set at Plant Coordinate S 558.00, W 1372.00 for a northeast corner and the POINT OF BEGINNING of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 160.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#34 WEISSER ENG.” set at Plant Coordinate S 718.00, W 1372.00 for a southeast corner of said tract herein described;

THENCE West with a south line of said tract herein described, a distance of 298.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#35 WEISSER ENG.” set at Plant Coordinate S 718.00, W 1670.00 for a southwest corner of said tract herein described;

THENCE North with a west line of said tract herein described, a distance of 202.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#36 WEISSER ENG.” set at Plant Coordinate S 516.00, W 1670.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 104.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#31 WEISSER ENG.” set at Plant Coordinate S 516.00, W 1566.00 for an interior corner of said tract herein described;

THENCE South with an east line of said tract herein described, a distance of 42.00 feet to a 5/8-inch iron rod with cap stamped “COKER COR.#32 WEISSER ENG.” set at Plant Coordinate S 558.00, W 1566.00 for a northwest corner of said tract herein described;

THENCE East with a north line of said tract herein described, a distance of 194.00 feet to the POINT OF BEGINNING and containing 1.195 acre (52,048 square feet) of land.

Note: Bearings and Coordinates called in the above description are based on the Phillips Petroleum Company Sweeny Refinery horizontal control grid as defined by a 60d Nail (Pt. #8) located at North 872.09, East 1145.39 and a 60d Nail (Pt. #9) located at South 1436.56, East 1184.62

[Form of Third Amended and Restated Lease Agreement]

EXHIBIT D TO THE LEASE

EXCLUDED ASSETS

All agreements to sell coke produced by the Assets between Lessee and third parties.

“Coke Handling Facilities” means a pile, the pit with bridge crane, crusher, coke conveyor and associated equipment currently owned by Lessor located adjacent to the Assets at the Sweeny Refinery Complex in Old Ocean, Texas.

“Inventory” means all of the following owned by Lessor as of the date hereof: petroleum coke, residual oil from the atmospheric distillation column at the Sweeny Refinery Complex, heavy oil from the fluid catalytic cracker at the Sweeny Refinery Complex, and oil from the slop systems at the Sweeny Refinery Complex.

[Form of Third Amended and Restated Lease Agreement]

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EXHIBIT E

FORM OF OMNIBUS AGREEMENT AMENDMENT

EXHIBIT E

SEVENTH AMENDMENT TO THE
OMNIBUS AGREEMENT

This Seventh Amendment (this “Seventh Amendment”) to the Omnibus Agreement (as amended, the “Omnibus Agreement”) by and among Phillips 66 Company (“Company”), on behalf of itself and the other Phillips 66 Entities (as defined in the Omnibus Agreement), Phillips 66 Pipeline LLC (“Pipeline”), Phillips 66 Partners LP (the “Partnership”), Phillips 66 Partners Holdings LLC (“Holdings”), Phillips 66 Carrier LLC (“Carrier”) and Philips 66 Partners GP LLC (the “General Partner”) is dated as of the      day of September, 2017.

WHEREAS, the Parties entered into the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment to the Omnibus Agreement effective as of March 1, 2014, December 1, 2014, March 1, 2015, March 1, 2016, October 14, 2016 and November 17, 2016, respectively; and

WHEREAS, the Parties seek to amend the Omnibus Agreement to include certain additional assets acquired by the Partnership in the fourth quarter of 2017.

NOW THEREFORE, for and in consideration of the forgoing, the mutual covenants, terms and conditions of the Agreement, as amended by this Seventh Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Omnibus Agreement.

2.                                      Section 4.01(a) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

“(a)       Company agrees to provide, and agrees to cause its Affiliates to provide, on behalf of the General Partner and for the Partnership Group’s  benefit, the Services (such Services to be provided, to the extent applicable, in connection with the Assets and any other assets acquired or developed by the Partnership Group from time to time). As consideration for the Services, the Partnership will pay Company an operational and administrative support fee of $7,568,668 per Month (as adjusted pursuant to Section 4.01(b) and (c), the “Operational and Administrative Support Fee”), payable without discount no later than the 21st Day of the Month in which Services are rendered, provided that if such Day is not a Business Day, then the Partnership shall pay such amount without interest on the next Business Day. If the Effective Date is any day other than the first day of a Month, or if this Agreement is terminated on any day other than the last day of a Month, then the Operational and Administrative Support Fee for the relevant Month shall be prorated based on the ratio of the number of days in the relevant partial Month to the number of days in the relevant full Month.”

3.                                      This Seventh Amendment shall be effective as of October 1, 2017.

[Form of Seventh Amendment to the Omnibus Agreement]

4.                                      Except as expressly set forth herein, all other terms and conditions of the Omnibus Agreement shall remain in full force and effect.

[Signature Pages Follow]

[Form of Seventh Amendment to the Omnibus Agreement]

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Seventh Amendment as of the date first above written.

PHILLIPS 66 COMPANY

By:	Exhibit Copy, Not for Execution
Robert A. Herman
Executive Vice President, Midstream

[Form of Seventh Amendment to the Omnibus Agreement]

PHILLIPS 66 PIPELINE LLC

By:	Exhibit Copy, Not for Execution
Todd Denton
President

PHILLIPS 66 CARRIER LLC

By:	Exhibit Copy, Not for Execution
Todd Denton
President

[Form of Seventh Amendment to the Omnibus Agreement]

PHILLIPS 66 PARTNERS LP

By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP

By:	Exhibit Copy, Not for Execution
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS GP, LLC

By:	Exhibit Copy, Not for Execution
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS HOLDINGS LLC

By:	Exhibit Copy, Not for Execution
J.T. Liberti
Vice President

Signature Page to Seventh Amendment to the Omnibus Agreement

[Form of Seventh Amendment to the Omnibus Agreement]

EXHIBIT F

FORM OF AMENDED AND RESTATED SHARED SERVICES AGREEMENT

Exhibit F

AMENDED AND RESTATED SHARED FACILITIES AND SERVICES AGREEMENT

(MSLP)

This Amended and Restated Shared Facilities and Services Agreement is made and entered into as of the Effective Date by and between MEREY SWEENY, L.P., a Delaware limited partnership (“MSLP”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).

W I T N E S S E T H:

WHEREAS, MSLP owns the Coker Facilities (as defined below), which are located immediately adjacent to other facilities and equipment, including the Sweeny Refinery (the “Refinery”), at the Sweeny Complex (as defined below); and

WHEREAS, Company owns or controls certain facilities and equipment at the Sweeny Complex which MSLP has requested that the Company use to provide, and Company has agreed to use to provide, certain services for the Coker Facilities.

WHEREAS, the parties executed that certain Shared Facilities and Services Agreement (MSLP) effective August 1, 2017; and

WHEREAS, the parties deem it advisable to amend and restate the Shared Facilities and Services Agreement in its entirety as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MSLP and Company agree as follows:

Article I.                                              Defined Terms

1.01                        Defined Terms. The following definitions shall for all purposes, unless clearly indicated to the contrary, apply to the capitalized terms used in this Agreement (as defined below):

(a)                                 “Affiliate” means with respect to any Person: (i) any other Person that beneficially owns, directly or indirectly, fifty percent (50%) or more of such Person’s stock or fifty percent (50%) or more of the ownership interest entitled to vote in such Person, or (ii) any other Person as to which fifty percent (50%) or more of the voting stock or fifty percent (50%) or more of the ownership interest entitled to vote therein, is beneficially owned, directly or indirectly, either by such Person or by an Affiliate of such Person as defined in clause (i) above. Other than solely for the purpose of Section 3.02(b), MSLP and Company shall not be considered Affiliates of one another. With respect to Company, the term “Affiliate” shall not include Phillips 66 Partners LP and its subsidiaries; and with respect to MSLP, the term “Affiliate” shall not include Company’s subsidiaries (other than Phillips 66 Partners LP and its subsidiaries).

(b)                                 “Agreement” means this Amended and Restated Shared Facilities and Services Agreement, together with all exhibits attached hereto, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

[Form of Amended and Restated Shared Facilities and Services Agreement]

(c)                                  “Bankruptcy” means, with respect to any Person, that: (i) such Person (A) makes a general assignment for the benefit of creditors; (B) files a voluntary Bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for such Person, a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i); or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (ii) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced, and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or all or any substantial part of such Person’s properties has been appointed and 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

(d)                                 “Business Day” means any Day except for Saturday, Sunday or a bank holiday in the State of Texas.

(e)                                  “Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual or consequential), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(f)                                   “Claim Notice” has the meaning set forth in Section 4.05 hereof.

(g)                                  “Coker Facilities” means the petroleum coke producing facility comprised of a vacuum distillation unit, delayed coker unit, flare, cooling tower, instrument air skid, certain underground facilities, and tanks at the solid waste disposal facilities, each located within the Sweeny Complex near Old Ocean, Texas.

(h)                                 “Company” has the meaning set forth in the preamble to this Agreement.

(i)                                     “Company Indemnified Party” or “Company Indemnified Parties” has the meaning set forth in Section 4.01.

(j)                                    “Company Services” has the meaning set forth in Section 2.01(a).

(k)                                 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(l)                                     “Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to Houston, Texas, local time.

[Form of Amended and Restated Shared Facilities and Services Agreement]

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(m)                             “Difference” has the meaning set forth in Section 2.02(b).

(n)                                 “Effective Date” means September 1, 2017.

(o)                                 “Force Majeure” has the meaning set forth in Section 6.02.

(p)                                 “Governmental Authority” means any applicable government, governmental administration agency, instrumentality or other instrumentality or other political subdivision thereof or any applicable court, commission or other governmental authority of competent jurisdiction.

(q)                                 “Indemnified Party” or “Indemnified Parties” means the MSLP Indemnified Parties or the Company Indemnified Parties, as applicable.

(r)                                    “Initial Term” has the meaning set forth in Section 5.01.

(s)                                   “Laboratory” means the facility owned and operated by Company that provides analysis of samples.

(t)                                    “Law” means any applicable constitutional provision, treaties, statute, act, code, law, regulation ordinance, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision or declaration issued by any Governmental Authority, including judicial or administrative orders, consents, decrees and judgments, published directives, guidelines, or other restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Party, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(u)                                 “Material Default” means: (i) the failure of a Party to pay the other Party any material amount of money payable by that Party, except a failure related to a bona fide business dispute about the amount of such payment or the liability for such payment, not accompanied by a general failure by that Party to pay the amounts it owes under this Agreement, (ii) the general, continuing failure of a Party to perform its material obligations under this Agreement, except when excused by Force Majeure or by some other provision of this Agreement, and except a failure related to a bona fide dispute about any obligation, or (iii) with respect to a Service Provider, its failure to approve any budgetary expense or capital project involving any integrity, compliance or regulatory issue that the applicable Recipient, in its reasonable judgment, deems necessary or required by any Law.

(v)                                 “Month” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to Houston, Texas, local time.

(w)                               “Monthly Charge” has the meaning set forth in Section 2.04.

(x)                                 “Monthly Cost” has the meaning set forth in Section 2.03(e).

[Form of Amended and Restated Shared Facilities and Services Agreement]

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(y)                                 “Monthly Fee” has the meaning set forth in Section 2.02(a).

(z)                                  “MSLP Indemnified Party” or “MSLP Indemnified Parties” has the meaning set forth in Section 4.02.

(aa)                          “Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to Houston, Texas, local time.

(bb)                          “Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement in accordance with Article VII, or received from a Person who is not a Party.

(cc)                            “Parties” means MSLP and Company, collectively.

(dd)                          “Partnership Change in Control” shall have the meaning set forth in Section 10.01.

(ee)                            “Party” means MSLP or Company, individually.

(ff)                              “Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body, and shall include any successor (by merger or otherwise) of such entity.

(gg)                            “PPI-FG” has the meaning set forth in Section 2.04.

(hh)                          “Quarter” means a three (3) Month period beginning January 1, April 1, July 1, or October 1.

(ii)                                  “Recipient” means the Party receiving the Service from the applicable Service Provider.

(jj)                                “Refinery” has the meaning set forth in the recitals to this Agreement.

(kk)                          “Renewal Term” has the meaning set forth in Section 5.01.

(ll)                                  “Service” means any of the Services identified in Section 2.01(a), 2.01(c) and 2.03, individually.

(mm)                  “Service Provider” means the Party providing the Service to the Recipient.

(nn)                          “Sweeny Complex” means the physical site located at or near State Highway 35 and FM 524, Old Ocean, Texas, 77463, which contains the Sweeny Refinery, the Coker Facilities, a chemical plant, and other facilities, structures, and equipment which the respective Parties or their Affiliates own and/or operate.

(oo)                          “Term” has the meaning set forth in Section 5.01.

(pp)                          “Utility” means any of the Utilities individually.

[Form of Amended and Restated Shared Facilities and Services Agreement]

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(qq)                          “Utilities” has the meaning set forth in Section 2.01(b).

(rr)                                “Year” means a period of three hundred sixty-five (365) consecutive Days, commencing January 1, unless otherwise specified, and it shall also include each successive three hundred sixty-five (365) Day period; provided, however, that any Year that contains a date of February 29 shall consist of three hundred sixty-six (366) Days.

1.02                        Terms Generally. The definitions in Section 1.01 shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections and exhibits shall be deemed references to Articles and Sections of, and exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any reference to any federal, state or local statute, act, code or other Law shall be deemed also to refer to all rules, regulations and directives promulgated thereunder (and to any successor provision).

Article II.                                         Shared Services and Utilities; Fees

2.01                        Services to be Provided by Company to MSLP. During the Term, and subject to the terms and conditions herein, Company agrees to use commercially reasonable efforts to provide, or cause to be provided, the following Company Services (as defined below), Utilities (as defined below) and use of the Laboratory, including use of the equipment and facilities described below, to MSLP in support of the operations of the Coker Facilities.

(a)                                 Company Services. The services listed below (“Company Services”) are included in calculating the Monthly Fee described in Section 2.02(a) based on Company’s estimated cost to provide each such Company Service for the applicable Month multiplied by an estimate of the Coker Facilities’ actual use of such Company Service for such Month.

Company Service	Description
Electrical Distribution System	Provision of the electrical distribution system owned or controlled by Company to maintain reliable electricity supply.
Equipment Inspection

Providing assurance of mechanical integrity of stationary and rotating equipment, including mechanical integrity, inspection of equipment, metal thickness tracking, failure analysis, relief valve data base, provision of advanced corrosion technology trained personnel, corrosion and metals engineer services, weld inspection and procedures, positive material identification of new and in-service equipment and corrosion under insulation monitoring.

[Form of Amended and Restated Shared Facilities and Services Agreement]

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Instrument Shop	Provision of Distributed Control Systems and Safety Instrumented Systems. Coordinate Honeywell’s Solution Enhancement Support Program for process control assets annual program and contract.
Dispatch C Sweeny	Coordinate movement of fuel trucks, delivery of lubricants chemicals to units, environmental waste disposal of oils and lubricants, and other internal plant movements.
Water Treater Unit	Treatment of raw water for use in cooling towers and pretreatment for boiler feed water.
Waste Water Treater	Treatment of effluent water from the Sweeny Complex.
Central Services Maintenance	General overhead for buildings and tanks.
Process Controls	Process and advanced process control of process units.
Service Shops	Provision of shop facilities for welding, machining and insulation/painting/carpentry services.
Energy Management Team	Oversight of the Sweeny Complex steam, fuel gas and electrical system to optimize energy efficiency and coordinate load changes associated with Sweeny Complex unit startups and shutdowns.
CEMS Unit	Provision of personnel and equipment for continuous emission monitoring equipment maintenance and preventive maintenance.
Centralized Control Room	Provision of facilities for Refinery operators providing services to the Coker Facilities.
San Bernard Reservoir and Pumps	Storage and pumping of raw water from the San Bernard River to the Sweeny Complex.
Automotive Garage	Provision of shop facilities for maintaining vehicles at the Sweeny Complex.
Water Well System	Provision and maintenance of wells to provide surface water for the Sweeny Complex, including the Coker Facilities.
New Gulf Reservoir and Pumps	Storage and pumping of raw water for the Sweeny Complex.
Finance Volume Accounting	Maintaining charge and yields, Utility accounting, and receipt and shipment tracking.

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Warehouse

Provision of warehousing services, including use and maintenance of warehouse facilities, maintenance of equipment, procurement services, and common, critical and capital spare parts inventory management.

Unit 52 Pumps and Accessories	Provision of pumps and accessories for the Raw Water Treater.
Emergency Preparedness

Provision of firefighting, fire monitoring, plant security, and other emergency response services (but not including environmental clean-up and remediation). Provision of training and planning/coordination emergency response teams. Development of response procedures.

Turnarounds/Project Support	Provision of turnaround services, including turnaround planning and scheduling, supervision, salaries, benefits and other general business services support for the Refinery’s Turnaround Team.
Contractor Compound	Provision of housing facilities for contractors that work in the Sweeny Complex on a daily basis, including offices, shops, lunchroom, common equipment and parking facilities.
Capital Project Process and Design

Coordination, planning and execution of capital projects FEL 0/1/2/3. Coordination of normal engineering efforts for the Sweeny Complex, including maintaining drawings, providing engineering expertise for normal maintenance and small projects, and facilitating construction of normal equipment changes and operating revisions.

Amine and Sour Water Treater

Provision of rich DEA (diethanolamine) regeneration and sour water stripping unit for stripping H2S, CO2 and ammonia from the VDU and coker and returning lean DEA to the VDU and coker. Includes pumps and accessories.

Maintenance OH	Oversight, scheduling and planning for plant wide maintenance craft activities.
Damon Reservoir & Pumps	Storage and pumping raw water from the Damon Reservoir for Sweeny Complex.

(b)                                 Utilities.

(i)                                     Subject to the terms and provisions of this Agreement, Company shall use commercially reasonable efforts to provide, or cause to be provided, electricity, fuel gas, steam, and nitrogen (collectively, the “Utilities”) necessary to operate and maintain the Coker Facilities. Notwithstanding anything to the contrary herein, it is understood that certain Utilities (such as electricity) will be furnished by utility service providers who supply utility services to Company and/or the Sweeny Complex.

[Form of Amended and Restated Shared Facilities and Services Agreement]

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(ii)                                  The costs associated with providing the Utilities are not included in the calculation of the Monthly Fee described in Section 2.02(a). Company shall bill MSLP on a monthly basis for each Utility based on Company’s actual cost to supply, or cause to be supplied, such Utility to the Coker Facilities.

(iii)                               In the event of a shutdown or reduced availability of a Utility, Company shall immediately notify MSLP of the situation and develop a plan to promptly resolve the situation to minimize the impact on the Parties’ respective operations on a non-discriminatory basis and to expedite the return of such Utility to full availability. Company shall provide its Load Shed Plan to MSLP in the same manner as such information is provided to other parties with facilities at the Sweeny Complex. The Load Shed Plan will dictate the order in which operational units are shut down or subject to reduced operations.

(c)                                  Laboratory Use. Company shall provide MSLP non-exclusive use of the Laboratory in order for MSLP to analyze samples on a routine and as-needed basis. The costs associated with the Laboratory are not included in the calculation of the Monthly Fee described in Section 2.02(a). Company shall bill MSLP on a monthly basis for use of the Laboratory based on the actual number of samples sent to the Laboratory by MSLP during the immediately preceding Year multiplied by the actual average cost to Company per sample during the immediately preceding Year divided by twelve (12). If Company’s actual average cost per sample after the third Quarter of any current Year differs from the previous Year’s actual average cost per sample, the Laboratory costs assessed to MSLP for the remainder of such current Year will be adjusted to recover or refund, as appropriate, the full amount of such difference such that Company recovers from MSLP its actual average cost per sample analyzed in the Laboratory in the Year.

(d)                                 Unless otherwise specifically identified herein, as between Company and MSLP, all costs of operating, maintaining, repairing, and replacing the equipment and facilities located at the Sweeny Complex (other than at the Coker Facilities) shall be borne by Company.

2.02                        Monthly Fee.

(a)                                 Company will calculate the Monthly Fee (as defined below) based on Company’s good faith estimate of the annual cost of Company Services to be provided by Company to MSLP pursuant to Section 2.01(a), which estimate will then be divided by twelve (12). MSLP shall pay Company such amount as a fixed monthly fee, as adjusted pursuant to Section 2.03 (the “Monthly Fee”). The Parties agree that, as of the Effective Date, the Monthly Fee is an amount equal to $[ ].

(b)                                 In the event Company determines in good faith that the aggregate Monthly Fees paid by MSLP during any current Year differs from Company’s actual cost of providing Services to MSLP hereunder during the fourth Quarter of the immediately preceding Year and the first three Quarters of such current Year by an amount greater than ten percent (10%), Company shall provide notice to MSLP of such difference between the aggregate Monthly Fees paid to Company and Company’s actual cost of providing Company Services during such time period (the “Difference”). Such notice shall state that the

[Form of Amended and Restated Shared Facilities and Services Agreement]

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Difference will be either added to or credited against, as applicable, the Monthly Fee payable by MSLP for each Month in the following Year in order to reimburse Company or MSLP, as applicable, for the amount of such Difference. Such notice shall include commercially reasonable documentation of the actual costs incurred by Company in providing the Company Services and Company’s calculation of the Difference. Company shall provide such notice to MSLP on or before the end of the third Quarter of the applicable Year, and the applicable adjustment to the Monthly Fee shall be effective beginning on January 1 of the following Year. Once Company or MSLP has been reimbursed the full amount of the Difference, the Monthly Fee shall automatically revert to the amount determined pursuant to Section 2.02(a) unless Company again provides notice as set forth in this Section 2.02(b).

(c)                                  No more than once every three (3) Years, either Party may request to modify the Monthly Fee. Such request shall include commercially reasonable support for any such modification and a proposed effective date for any such modification, which effective date shall be no later than one hundred and twenty (120) Days following the other Party’s receipt of such request. The Parties shall negotiate the proposed modifications in good faith and, if the Parties are unable to reach resolution, the current Monthly Fee shall continue in effect, provided that MSLP may terminate this Agreement by providing sixty (60) Days prior written notice of such termination to Company.

2.03                        Services to be Provided by MSLP to Company. During the Term, and subject to the terms and conditions herein, MSLP agrees to use commercially reasonable efforts to provide, or cause to be provided, the following facilities for use by Company:

(a)         Cooling Tower. MSLP will provide Company use of the cooling tower at the Coker Facilities as needed. In the event Company’s use of the cooling tower increases substantially from its use as of the Effective Date, MSLP shall determine in good faith the actual cost of Company’s use of the cooling tower each month and Company shall reimburse MSLP the full amount of such costs.

(b)         Flare Tower. MSLP will provide Company use of the flare tower at the Coker Facilities as needed. In the event Company’s use of the flare tower increases substantially from its use as of the Effective Date, MSLP shall determine in good faith the actual cost of Company’s use of the flare tower each month and Company shall reimburse MSLP the full amount of such costs.

(c)          Unused Pipeline Racks. MSLP will agree to provide, or cause to be provided, Company with access to and the use of any unused pipeline racks at the Coker Facilities to the extent such access and use by Company does not interfere or disrupt MSLP’s operations or its use of the pipeline racks as currently existing or as may be contemplated at any time in the future. To the extent any costs are actually incurred by MSLP due to Company’s access to or use of the pipeline racks, MSLP shall promptly notify Company of such costs in writing and Company shall promptly pay the full amount of such costs, or if already paid by MSLP, reimburse MSLP for the full amount of such costs.

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(d)         Unless otherwise specifically identified herein, as between MSLP and Company, all costs of operating, maintaining, repairing, and replacing assets located at or used in the operation of the Coker Facilities shall be borne by MSLP.

(e)          The Parties agree that, as of the Effective Date, the monthly costs associated with the facilities to be used, as needed, by Company totals $[ ] (“Monthly Cost”).

2.04                        Annual Adjustment. As of each anniversary of the Effective Date while this Agreement is in effect, the Service Provider may increase the Monthly Fee or Monthly Cost, as applicable, (“Monthly Charge”) annually by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUFD49207, or its successor) (the “PPI-FG”), as reported during the Month of January immediately before the effective date of the adjustment, with respect to the twelve (12) Month period ending at the end of the Month of December immediately preceding such publication, provided that if, with respect to any such twelve (12) Month period or periods, the PPI-FG decreased at any time since the most recent previous increase in the Monthly Charge, then the Service Provider may increase the Monthly Charge, only to the extent that the percentage change in the PPI-FG since the most recent previous increase in the Monthly Charge, is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.

2.05                        Capital Improvements and Replacement. If the Recipient requests improvements or replacements to any of the facilities or equipment that are necessary to perform the Services or to provide Utilities, or if the Service Provider undertakes, or causes to be undertaken, capital improvements or replacements that will benefit the Recipient and, in either event, the Recipient’s proportionate share of the cost of such improvements or replacements equals or exceeds $50,000.00, then the Service Provider shall provide prior written notice to the Recipient of the Recipient’s proportionate share of the cost of such improvements or replacements and the Parties shall cooperate in good faith to design and implement a mechanism to allow the Service Provider to recover, over a period of twenty-five (25) Years, the Recipient’s proportionate share of such costs. In the event of any termination or expiration of this Agreement prior to the Recipient’s reimbursement of the Service Provider in full for any costs for which the Recipient is responsible pursuant to this Section 2.05, such costs shall be due immediately upon such termination or expiration unless otherwise agreed by the Parties in writing. Any costs that may be recovered by the Service Provider pursuant to this Section 2.05 shall not also be recoverable through the other fees or adjustments thereto as described in Sections 2.01 and 2.02.

2.06                        Emergency. In the event of an emergency situation requiring immediate non-routine work, Service Provider shall perform, or cause to be performed, any work necessary to address or resolve the emergency situation. To the extent Recipient’s proportionate share of any such emergency, non-routine work will equal or exceed $50,000.00, Service Provider shall promptly notify Recipient of the emergency situation requiring such non-routine work.

2.07                        Laws. If new Laws require a Service Provider to make substantial and unanticipated expenditures in connection with the provision of the Services and/or Utilities, such Service Provider shall use commercially reasonable efforts to attempt to obtain a waiver, exception, or extension for the time period of compliance with the new Law in an effort to secure continued operation under the applicable Laws during the Term of this Agreement. If such Service

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Provider is unable to obtain such a waiver, exception or extension, then such Service Provider will use commercially reasonable efforts to comply with such new Law and will provide the applicable Recipient with commercially reasonable advance notice of any planned expenditures necessary for compliance. Such Recipient will reimburse the Service Provider for the Recipient’s proportionate share of the costs incurred by such Service Provider in complying with such Law or, at the Recipient’s option and if the Parties agree in writing, an alternate mechanism will be adopted to allow such Service Provider to recover over time the applicable Recipient’s proportionate share of the costs incurred by such Service Provider in complying with such Laws.

2.08                        Records of Services. Each Service Provider shall maintain a true and correct set of records pertaining to all activities relating to its performance of the Services (and Utilities, if applicable) and any work hereunder. Each Service Provider agrees to retain all such records for a period of time not less than two (2) Years following the end of the calendar Year in which the applicable Services, Utilities, or any non-routine work was performed. Each Recipient, or its authorized representative or representatives, shall have the right during the applicable Service Provider’s Normal Business Hours, to audit, copy and inspect, at such Recipient’s sole cost and expense, any and all records of such Service Provider relating to its performance of its obligations hereunder (but not any other books and records of such Service Provider).  Audits shall not be commenced more than once by such Recipient during any calendar Year and shall be completed within a reasonable time frame not to exceed thirty (30) Days. Each Recipient may request information from any applicable Service Provider’s books and records relating to the obligations hereunder from time to time and such requests shall not constitute an audit for that calendar Year. Each Recipient shall have two (2) Years after the end of a calendar Year during which to conduct an audit of any applicable Service Provider’s books and records for such calendar Year, and any Claim arising out of or based in whole or in part on the information produced or obtained by the performance of any such audit must be made, if at all, within such two (2) Year period.

2.09                        Manner of Performing/Providing Services. Each Service Provider shall provide, or cause to be provided, the applicable Services (and Utilities, if applicable) in accordance with applicable standards and quality of work as are in place at the Coker Facilities and Sweeny Complex, as applicable, as of the Effective Date or as may be reasonably requested by the applicable Recipient. The Services (and Utilities, if applicable) shall be performed and provided in an efficient and prudent manner with the same degree of diligence and care that the applicable Service Provider would exercise in providing, or causing to be provided, similar services with respect to its own operations and in all respects in accordance with all applicable Laws relating to the applicable Recipient and Service Provider.  Service Provider shall provide, or shall cause to have provided, the applicable Services (and Utilities, if applicable) to be provided by it hereunder in a safe, professional and economical manner and shall advise the applicable Recipient in a timely fashion of all matters of significance that could affect the safety or economics relating to such Services and Utilities so that Recipient can make appropriate decisions with respect thereto.

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Article III.                                    Financial Accounting and Billing Practices

3.01                        Monthly Statement.  Promptly after the end of each Month during the Term, Company shall provide MSLP with an invoice showing the current Monthly Fee, Laboratory usage fee and utility costs, with such amount netted by the Monthly Cost.

3.02                        Payment.

(a)                                 Payment of the amount(s) identified on each Monthly statement provided to the Recipient pursuant to Section 3.01 shall be due, without discount, on the later of (i) two (2) Business Days after such Monthly Statement is received and (ii) the twenty second (22nd) Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day.  Any amount not paid by the applicable due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)                                 All payments to be made to the applicable Service Provider pursuant to Section 3.02(a) or Section 2.03(a)-(c) shall be made by automated clearing house to an account specified by such Service Provider from time to time, provided that as long as such Service Provider is an Affiliate of the applicable Recipient, the Parties may settle such Recipient’s financial obligations to such Service Provider through such Recipient’s normal interaffiliate settlement processes.  Any bank charges incurred by such Recipient in remitting funds by automated clearing house shall be for Recipient’s account.  Acceptance by a Service Provider of any payment from a Recipient for any charge or service after termination or expiration of this Agreement shall not be deemed to be a renewal of this Agreement or a waiver by such Service Provider of any default by such Recipient hereunder.

(c)                                  If the Recipient reasonably disputes any Monthly statement, in whole or in part, the Recipient shall promptly notify Company in writing of the dispute and shall pay the undisputed portion of such Monthly statement according to the terms of this Section 3.02, and shall promptly seek to resolve the dispute through good faith negotiations with the Service Provider.

3.03                        Taxes.  All Services and Utilities provided pursuant to this Agreement are provided exclusive of any applicable sales or use tax.  Any applicable sales/use tax will be billed separately on the invoice and is the responsibility of the applicable Recipient.

Article IV.                                     Liability Standard and Indemnification

4.01                        Liability Standard. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, COMPANY SHALL ONLY BE LIABLE TO MSLP FOR GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, AND NEITHER COMPANY NOR SUCH OF ITS AFFILIATES OR AGENTS AS IT SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS,

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CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES (EACH, A “COMPANY INDEMNIFIED PARTY” AND COLLECTIVELY, THE “COMPANY INDEMNIFIED PARTIES”) SHALL BE LIABLE TO MSLP OR PERSONS WHO HAVE ACQUIRED INTERESTS IN MSLP, WHETHER AS PARTNERS, ASSIGNEES OR OTHERWISE, FOR ERRORS IN JUDGMENT OR FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT, IT BEING THE INTENTION OF THE PARTIES THAT THE COMPANY INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT) (SOLE, PARTIAL OR CONCURRENT).

4.02                        NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, MSLP SHALL ONLY BE LIABLE TO COMPANY FOR GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, AND NEITHER MSLP NOR SUCH OF ITS AFFILIATES OR AGENTS AS IT SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES (EACH, A “MSLP INDEMNIFIED PARTY” AND COLLECTIVELY, THE “MSLP INDEMNIFIED PARTIES”) SHALL BE LIABLE TO MSLP OR PERSONS WHO HAVE ACQUIRED INTERESTS IN MSLP, WHETHER AS PARTNERS, ASSIGNEES OR OTHERWISE, FOR ERRORS IN JUDGMENT OR FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT, IT BEING THE INTENTION OF THE PARTIES THAT THE MSLP INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT) (SOLE, PARTIAL OR CONCURRENT).

4.03                        Indemnification.

(a)                                 FROM AND AFTER THE DATE OF THIS AGREEMENT, COMPANY SHALL INDEMNIFY AND HOLD HARMLESS THE MSLP INDEMNIFIED PARTIES FROM, AGAINST AND IN RESPECT OF ANY AND ALL CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON OTHER THAN COMPANY ARISING FROM, RELATING TO, OR ASSOCIATED WITH THE PERFORMANCE OR PROVISION OR FAILURE TO PERFORM OR PROVIDE BY COMPANY ANY OF THE SERVICES OR UTILITIES, OR THE FAILURE BY COMPANY TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, IN EACH CASE REGARDLESS OF WHETHER ANY SUCH CLAIM RESULTS FROM THE NEGLIGENCE (SOLE, PARTIAL OR CONCURRENT) OF MSLP OR ANY OF THE MSLP INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT SUCH INDEMNIFICATION SHALL NOT EXTEND TO ANY AMOUNT OF DAMAGES THAT ARE DETERMINED TO BE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OF THE MSLP INDEMNIFIED PARTIES.

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(b)                                 FROM AND AFTER THE DATE OF THIS AGREEMENT, MSLP SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY INDEMNIFIED PARTIES FROM, AGAINST AND IN RESPECT OF ANY AND ALL CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON OTHER THAN MSLP ARISING FROM, RELATING TO, OR ASSOCIATED WITH THE PERFORMANCE OR PROVISION OR FAILURE TO PERFORM OR PROVIDE BY MSLP ANY OF THE SERVICES, OR THE FAILURE BY MSLP TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, IN EACH CASE REGARDLESS OF WHETHER ANY SUCH CLAIM RESULTS FROM THE NEGLIGENCE (SOLE, PARTIAL OR CONCURRENT) OF COMPANY OR ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT SUCH INDEMNIFICATION SHALL NOT EXTEND TO ANY AMOUNT OF DAMAGES THAT ARE DETERMINED TO BE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OF THE COMPANY INDEMNIFIED PARTIES.

4.04                        Consequential Damages.  Notwithstanding anything herein to the contrary, neither Party shall be liable to the other Party for special, indirect or consequential damages resulting from or arising out of this Agreement, including loss of profits or business interruptions, however they may be caused.

4.05                        Notice of Claims.  Promptly after any Indemnified Party becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article IV, such Indemnified Party shall provide Notice to the other Party (a “Claim Notice”) outlining such Claim and a copy of all papers served with respect thereto (if any).  For purposes of this Section 4.05, receipt by an Indemnified Party of Notice of any Claim by or from any Person other than a Party that gives rise to a Claim on behalf of such Indemnified Party shall require prompt Notice from the Indemnified Party to the indemnifying Party of the receipt of such Notice as provided in the first sentence of this Section 4.05; provided, however, that the failure of any Indemnified Party to give timely Notice shall not affect its rights to indemnification hereunder except to the extent that the indemnifying Party is materially prejudiced thereby.  Each Claim Notice shall set forth all information regarding the Claim as the Indemnified Party shall then have and shall contain a statement to the extent that the Indemnified Party giving the Notice is making a Claim pursuant to a formal demand for indemnification under this Article IV.

Article V.                                          Term and Termination

5.01                        Term.  Unless terminated in accordance with this Article V, Section 2.02(c) or Section 10.01, this Agreement shall have a primary term commencing on September 1, 2017 and continuing for fifteen (15) Years (the “Initial Term”).  At the end of the Initial Term, this Agreement shall automatically extend for successive five-Year renewal terms (each a “Renewal Term”) unless terminated by Company or MSLP upon Notice from the terminating Party to the other Party no less than one hundred and eighty (180) Days prior to the end of the expiration of the Initial Term or any Renewal Term, as applicable.  The Initial Term, together with any Renewal Term, shall be referred to in this Agreement as the “Term.”

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5.02                        Termination Following a Force Majeure Event.  If a Force Majeure event prevents either MSLP or Company from performing its respective obligations under this Agreement for a period of more than twelve (12) consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such twelve (12) Month period upon at least thirty (30) Days prior Notice to the other Party.

5.03                        Special Termination by Company.  If operations at the Coker Facilities are suspended for a period of at least twelve (12) consecutive Months, then after a public announcement of such suspension is made by MSLP or its Affiliates, Company may provide Notice to MSLP of its intent to terminate this Agreement with respect to the services provided by MSLP hereunder and this Agreement with respect to the services provided by MSLP hereunder will be so terminated twelve (12) Months following the date such Notice is received by MSLP. In the event, prior to the expiration of such twelve (12) Month period, a public announcement is made that operations will be resumed at the Coker Facilities, then such Notice shall be deemed revoked and this Agreement with respect to the Services provided by MSLP hereunder shall continue in full force and effect as if such Notice had never been delivered.

5.04                        Termination for Cause. Either Party shall have the right to terminate this Agreement immediately upon the occurrence of any of the following events:  (a) upon the Bankruptcy of the other Party; or (b) upon a finding by a Party that the other Party (i) has been grossly negligent or engaged in willful or wanton misconduct in the performance of its obligations hereunder and that such gross negligence or willful or wanton misconduct has had a material adverse effect on the Refinery or the Coker Facilities or the Services and/or Utilities to be provided hereunder, or (ii) has engaged in a continued or regular pattern of gross negligence or willful or wanton misconduct that a Party reasonably determines to pose a risk of resulting in a material adverse effect on the Refinery, the Coker Facilities or the Services and/or Utilities to be provided hereunder; provided that a Party shall deliver to the other Party Notice of any such affirmative finding, which shall include a reasonably detailed description of the basis therefor.

5.05                        Right of Termination by Either Party.  Any Party may terminate this Agreement at any time upon sixty (60) Days prior Notice to the other Party if:

(a)                                 the other Party is in Material Default of any of its obligations under this Agreement; and

(b)                                 the non-defaulting Party gives Notice of such Material Default to the defaulting Party, which Notice shall set forth in reasonable detail the facts and circumstances of such Material Default; and

(c)                                  the defaulting Party fails to cure the Material Default within thirty (30) Days, or, for a Material Default not reasonably susceptible to cure within that period, to undertake to cure such Material Default and thereafter to diligently continue such efforts until the Material Default is cured.

5.06                        Effect of Termination.  The termination of this Agreement shall not relieve either Party of its obligations to pay amounts of money due hereunder which accrued prior to such termination.  Upon termination, the applicable Service Provider shall promptly make available to

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the applicable Recipient the books and records relating to the Services and/or Utilities provided by such Service Provider hereunder.

Article VI.                                     Force Majeure

6.01                        Force Majeure.  If, because of an event of Force Majeure, either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to make money payments when due, and if such Party gives Notice and reasonably full particulars of such Force Majeure in writing to the other Party within a reasonable time after the occurrence of the cause relied upon, the Party giving such Notice, so far and to the extent that it is affected by such Force Majeure, shall not be liable in damages due to such Party’s failure to carry out its obligations under this Agreement; provided, however, that the cause of the event of Force Majeure shall be remedied with all reasonable dispatch.

6.02                        Meaning of “Force Majeure”.  As used herein, the term “Force Majeure” shall mean (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties); (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines, however in all such cases, in order to qualify as Force Majeure the event must meet all of the following criteria: (a) prevent the claiming Party from performing its obligations under this Agreement, (b) be beyond the claiming Party’s reasonable control, (c) does not result from the negligence or willful misconduct of the claiming Party or any of its Affiliates, and (d) was not preventable by the claiming Party’s reasonable diligence.

6.03                        Strikes or Lockouts.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the requirement in Section 6.01 that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

6.04                        Performance by Service Provider or Third Parties.  If, because of an event of Force Majeure, a Service Provider is unable to perform any part of the Services and/or provide such Utilities to be provided by such Service Provider hereunder, the applicable Recipient may perform such Services and/or provide such Utilities itself or arrange for such Services and/or Utilities to be performed or provided by a third party, but only for the duration of such event of Force Majeure.

Article VII.                                Notices

7.01                        Notices.  Unless otherwise specifically provided herein, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if:  (a) personally delivered; (b) delivered and confirmed by telecopier or like transmission service; (c) delivered by a reputable overnight courier delivery service; or

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(d) sent by certified United States mail (postage prepaid, return receipt requested), addressed as follows:

If to MSLP:	Merey Sweeny, L.P.
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn: President
Copy to General Counsel

If to Company:	Phillips 66 Company
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn: General Manager, Sweeny Refinery

7.02                        Effective Date.  Any Notice given in the manner set forth in Section 7.01 shall be effective upon actual receipt if received during the recipient’s Normal Business Hours or at the beginning of the recipient’s next Business Day if not received during the recipient’s Normal Business Hours.

7.03                        Change of Address Notice.  Either Party may change its Notice address by giving notice to the other Party in the manner set forth in Section 7.01; provided, however, that no change of address Notice shall be effective until actually received by the other Party.

Article VIII.                           Applicable Law

8.01                        Applicable Law; Venue.  Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the Law of another jurisdiction. The Parties agree that any federal or state court of competent jurisdiction sitting in Harris County, Texas, shall have exclusive jurisdictional venue over any dispute coming under this Contract.

Article IX.                                    Confidentiality

9.01                        Confidentiality.  During the Term, each Party acknowledges that it will receive confidential business and technical information from or regarding the other Party. All information disclosed between the Parties will be deemed confidential, unless expressly designated otherwise at the time of disclosure.  The receiving Party agrees not to disclose to any third Person, except as permitted herein, any confidential information it receives from the disclosing Party.  The receiving Party agrees that it will not use the confidential information for any purpose other than the performance of this Agreement.  The receiving Party may disclose confidential information:  (a) when compelled by Law (but the receiving Party must notify the disclosing Party promptly of any request for such information before disclosing it, if practicable); and (b) only to those employees, advisers, consultants, or representatives of the receiving Party

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who have a need to know (provided that such Persons are obligated to the receiving Party in a manner consistent with the terms of this Section).  This Section 9.01 will be inoperative as to particular portion of the confidential information if such information (i) is or lawfully becomes available to the public through no fault of the receiving Party; (ii) was available to the receiving Party on a non-confidential basis prior to its disclosure to the receiving Party by the disclosing Party; (c) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party when such source is entitled, to the best of the receiving Party’s knowledge, to make the disclosure to the receiving Party; or (d) independently developed by or for the receiving Party by Persons who have not had access to the disclosing Party’s confidential information.

Article X.                                         Miscellaneous

10.01                 Assignability.  Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned).  However, either Party may assign this Agreement to any of its Affiliates by providing Notice to the other Party.  Except as provided for herein, nothing in this Agreement is intended to confer any rights, benefits or obligations upon any Person other than the Parties and their respective successors and assigns.  Upon the occurrence of a Partnership Change in Control (as hereinafter defined), MSLP shall provide Company with a notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof.  Within 180 Days following receipt of such notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control. In the event this Agreement is terminated early as a result of Partnership Change in Control, Company shall have no further payment obligations to MSLP except for those incurred prior to the date of such early termination.  A “Partnership Change in Control” means Company ceases to Control the general partner of Phillips 66 Partners LP.

10.02                 Compliance with Laws.  This Agreement is in all respects subject to all Laws.  The Parties shall at all times comply with all of these Laws as are applicable to their performance of this Agreement.  If applicable, the Parties shall comply with the provisions of Executive Order 11246 (Equal Employment Opportunity), as amended, together with all rules, regulations and relevant orders of the United States Department of Labor.  Notwithstanding the provisions of any other Section of this Agreement, no Recipient shall have any liability hereunder for any fines, penalties, or other assessments by regulatory agencies if and to the extent such fines, penalties, or other assessments result from a Service Provider’s sole negligence in performing its obligations hereunder.

10.03                 Severability.  If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable, to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties.  In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

10.04                 Non-Waiver.  The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such

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provision, condition, covenant or requirement unless so notified by such Party in writing.  No waiver by either Party of any default by the other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall be deemed to be a waiver of, or in any manner release such other Party from performance of any other provision, condition, covenant or requirement herein contained, nor be deemed to be a waiver of the same provision, condition, covenant or requirement.

10.05                 Entire Agreement.  This Agreement, together with all exhibits attached hereto, constitutes the entire Agreement between the Parties relating to the subject matter hereof and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.

10.06                 Amendments.  This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by the Parties.

10.07                 Survival. Any indemnification granted hereunder by one Party to another Party shall survive the termination of all or any part of this Agreement.

10.08                 Counterparts; Multiple Originals.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.  Each of the Parties may sign any number of copies of this Agreement.  Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.

10.09                 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

10.10                 Article Headings.  The Article Headings used in this Agreement have been inserted only for convenience to facilitate reference and they shall not be determinative in construing the meaning, interpretation or application of any Article or provision hereof

10.11                 Exhibits.  The exhibits referred to herein are attached hereto and by this reference are incorporated herein and made a part hereof.  In the event there is any conflict between this Agreement and an exhibit, the provisions of this Agreement shall be deemed controlling.

10.12                 Relationship. The Parties agree that each Service Provider shall provide the Services and/or Utilities to be provided by Service Provider to Recipient hereunder as an independent contractor and not as an agent or representative of the applicable Recipient. This Agreement is not intended to and shall not create or otherwise form a partnership or joint venture between Company or any of its Affiliates, on the one hand, and MSLP or any of its affiliates, on the other hand.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the Effective Date.

PHILLIPS 66 COMPANY

By:	Exhibit Copy, Not for Execution
Name:	Robert A. Herman
Title:	Vice President

MEREY SWEENY, L.P.
By: Sweeny Coker LLC, its general partner

By:	Exhibit Copy, Not for Execution
Name:	David P. Erfert
Title:	Vice President

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EXHIBIT G

FORM OF AMENDED AND RESTATED TOLLING SERVICES AGREEMENT

Exhibit G

AMENDED AND RESTATED TOLLING SERVICES AGREEMENT

This Amended and Restated Tolling Agreement (this “Agreement”) is made and entered into as of this      day of September, 2017 by and between MEREY SWEENY, L.P. (“Owner”), a Delaware limited partnership and PHILLIPS 66 COMPANY (“Customer”), a Delaware corporation.

WHEREAS, Owner owns a petroleum coke producing facility comprised of a vacuum distillation unit, delayed coker unit, flare, cooling tower, instrument air skid, and certain underground facilities and tanks at the solid waste disposal facilities (collectively, the “Facilities”), each located within the Sweeny Refinery Complex near Old Ocean, Texas (as hereinafter defined);

WHEREAS, the parties desire that Owner process Customer’s Feedstock (as hereinafter defined) through the Facilities to produce petroleum coke and other products;

WHEREAS, the parties executed that certain Tolling Services Agreement effective August 1, 2017; and

WHEREAS, the parties deem it advisable to amend and restate the Tolling Services Agreement in its entirety as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

When the following terms or expressions are used in this Agreement, they shall have the meanings defined below:

A.            “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that with respect to Customer, the term “Affiliate” shall not include Phillips 66 Partners LP and its subsidiaries.

B.            “Barrel” shall mean the unit of volume used for the purpose of measurement of liquid.  One “Barrel” contains 42 gallons of liquid.

C.            “BTU” means one British thermal unit.

D.            “Business Day” shall mean any day, Monday through Friday, of each week, excluding Federal Reserve Bank holidays.

E.            “Carrier(s)” shall mean that certain pipeline that delivers Customer’s Feedstock to the Facilities at the Receipt Point and/or the pipeline or handling facilities that accepts delivery of the Products at the applicable Delivery Points.

[Form of Amended and Restated Tolling Services Agreement]

F.             “Coke” shall mean petroleum coke produced by the Facilities.

G.            “Contract Quantity” shall mean the Daily average of the volume of Feedstock delivered for Customer’s account during each delivery Month during the term of this Agreement, which volume shall be equal to or less than 110,000 Barrels per Day.

H.            “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

I.             “CPI-U” shall have the meaning set forth in Section 6.1(a)(ii).

J.             “Cure Period” shall have the meaning set forth in Article XI.

K.            “Day” or “Daily” shall mean, with respect to the determination of the Contract Quantity, a period of 24 consecutive hours commencing at 12:00 a.m. on a calendar day and ending at 12:00 a.m. Central Standard Time or Central Daylight Savings Time, as applicable, on the next succeeding calendar day, and for all other purposes, a calendar day.

L.            “Delivery Points” shall mean the location(s) at which Products are delivered from the Facilities to Customer or the applicable Carrier(s).

M.           “Effective Date” shall have the meaning set forth in Article II.

N.            “Facilities” shall have the meaning set forth in the Recitals.

O.            “Feedstock” shall mean residual oil from the atmospheric distillation column at the Sweeny Refinery Complex.

P.             “Force Majeure” means:  (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts, governmental authorities, laws or regulations; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material, equipment, permits or labor; (v) accidental disruption of service; (vi) strikes, lockouts or other industrial or civil disturbances; (vii) breakage or accident to the Facilities or other facilities, machinery, tanks, or lines of pipe; (viii) breakdowns or accidents, irrespective of the cause thereof and (ix) any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the party claiming suspension and could not have been prevented by such party’s due diligence.

Q.            “Imaged Agreement” shall have the meaning set forth in Section 14.1.

R.            “Initial Term” shall have the meaning set forth in Article II.

S.             “Laws” or “Law” shall mean all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances issued by any governmental authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the

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force of law, and determinations by, or interpretations of any of the foregoing by any governmental authority having jurisdiction over the matter in question and binding on a given person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

T.            “Minimum Contract Quantity” shall be defined as a Daily average of 110,000 Barrels per Day of Feedstock delivered for Customer’s account during each delivery Month during the term of this Agreement.

U.            “Month,” “Months,” or “Monthly” shall mean, with respect to the determination of Contract Quantity, the period commencing at 12:00 a.m. on the first Day of a calendar month and ending at 12:00 a.m. on the first Day of the next succeeding calendar month, and for all other purposes, a calendar month.

V.            “Operational Imbalance(s)” shall mean the difference between (a) the mass of the Feedstock delivered by or on behalf of Customer and its Carrier(s) to the Receipt Point, and (b) the sum of the mass of the Products delivered to Customer and its Carrier(s) from the Facilities at the Delivery Points plus changes in Customer’s Feedstock and Products stored at the Facilities.

W.           “Operational Modification” shall have the meaning set forth in Section 4.3

X.            “Partnership Change in Control” shall have the meaning set forth in Section 14.5.

Y.            “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Z.            “Product” or “Products” shall mean the Coke and other petroleum-based derivatives produced by the Facilities.

AA.         “Quarter” shall mean a three-month period that commences on January 1, April 1, July 1, or October 1, as applicable, and ends on March 31, June 30, September 30, or December 31, respectively.

BB.         “Receipt Point” shall mean the location immediately upstream of the vacuum distillation unit where the Feedstock is delivered by Customer or a Carrier for processing at the Facilities.

CC.         “Renewal Term” shall have the meaning set forth in Article II.

DD.         “Resolution” shall have the meaning set forth in Section 4.2.

EE.          “Scheduled Turnaround” means planned major maintenance activities required to keep the Facilities properly maintained or running efficiently and that are typically characterized by being scheduled at least one Year in advance; involve significant mechanical

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maintenance, inspection and repair; and require complete outage of one or more units of the Facilities.

FF.          “Service Fee” shall have the meaning set forth in Section 7.2.

GG.         “Slop” shall mean oil from the slop systems at the Sweeny Refinery Complex.

HH.        “Slurry” shall mean heavy oil from the fluid catalytic cracker at the Sweeny Refinery Complex.

II.            “Sweeny Refinery Complex” shall mean the manufacturing complex located near Old Ocean, Texas that is primarily owned and operated, in most part, as of the Effective Date, by Customer or its Affiliates.

JJ.            “Term” shall have the meaning set forth in Article II.

KK.         “Tolling Fee” has the meaning set forth in Section 6.3.

LL.          “Turnaround Budget” has the meaning set forth in Section 6.3.

ARTICLE II

TERM

This Agreement shall be a binding agreement of the parties hereto upon execution.  The services described herein will commence on October 1, 2017 (the “Effective Date”), and will continue through and including September 30, 2032 (the “Initial Term”).  Prior to the expiration of the Initial Term, the parties may mutually agree to extend the term of this Agreement (the “Renewal Term”).  The Initial Term, together with the Renewal Term, if applicable, shall be referred to in this Agreement as the “Term.”

ARTICLE III

PERFORMANCE OBLIGATIONS

3.1          Subject to Section 6.2 and Article X, each Day during the term of this Agreement, Customer shall deliver or cause to be delivered at least the Minimum Contract Quantity of Feedstock to the Receipt Point for processing under the terms of this Agreement.  Unless otherwise agreed, such Feedstock shall meet the quality specifications and requirements of the Facilities, which shall match the specifications and requirements of the delivering Carriers.

3.2          Customer warrants that it has the right to cause the Feedstock, Slop and Slurry to be delivered hereunder and processed.  Custody of the Feedstock shall transfer to Owner at the Receipt Point; custody of the Slop and Slurry shall transfer to Owner at the delayed coker unit; and custody of the Products shall transfer to Customer at the Delivery Points.  At no time shall Owner take title to the Feedstock, Slop, Slurry, or Product.

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3.3          Owner shall accept custody of and shall provide processing of the Feedstock up to the Contract Quantity and any additional volumes to which the parties hereto may mutually agree.  Volumes above the Contract Quantity will be accepted by Owner for processing on a space available basis to the extent operationally feasible.  Owner will accept commercially reasonable amounts of Slop and Slurry for processing into the delayed coker unit at the Facilities to the extent operationally feasible.

3.4          Subject to Section 3.6, the mass of Products delivered during any Month shall be deemed to be equal to the mass of Feedstock delivered to Owner for Customer’s account during such Month plus changes in Customer’s Feedstock and Products stored at the Facilities during the Month.

3.5          In accordance with written authorizations and instructions given from time to time by Customer with reasonable advance notice, Owner shall be responsible for preparation and timely distribution of all shipping papers pertaining to movement of the Product from the Facilities to the Delivery Points.

3.6          The parties acknowledge that Operational Imbalances may occur each Month.  Each party agrees to use commercially reasonable efforts to keep such imbalances to a minimum.  To minimize Operational Imbalances, Owner and Customer shall each use commercially reasonable efforts to perform a mass balance of receipts, inventory and deliveries at the end of the Month in accordance with the Facilities’ actual performance and expected operating conditions.

3.7          During the period of time that Owner has custody of Customer’s Feedstock, Slop, Slurry and Product, Owner is not responsible for (a) any loss of or damage to such Feedstock, Slop, Slurry, and Product unless, and then only to the extent, such loss or damage is caused by Owner’s willful misconduct or gross negligence; (b) any loss of or damage to such Feedstock, Slop, Slurry, and Product that occurs naturally during processing at the Facilities; or (c) any loss to Customer resulting from delays by Owner in accepting the Feedstock, Slop and Slurry or redelivering such Product when requested.  Owner’s maximum liability, if any, for loss or damages to Feedstock, Slop, Slurry, and Product will be limited to the mutually agreed upon local market purchase price of the applicable Feedstock, Slop, Slurry, and Product(s) at the time of the loss.

3.8          The parties acknowledge that prudent operation of the Facilities includes necessary repairs and maintenance consistent with generally accepted industry standards, which will result in temporary outages of the Facilities during which Owner will be unable to perform the services contracted for herein.  So long as Owner endeavors to work with Customer to minimize the duration, frequency, and effect of such outages on Customer and the duration, frequency, and effect of such outages on Customer are consistent with generally accepted industry standards, Owner shall not be deemed to breach this Agreement in respect thereof and shall not be liable to Customer for any failure to perform its obligations set forth herein.

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ARTICLE IV

STORAGE, CONSTRUCTION AND MAINTENANCE

4.1          Owner will provide Customer with a commercially reasonable amount of temporary storage of Feedstock and Products.

4.2          Owner shall operate, maintain, modify and improve the Facilities in accordance with the provisions of this Agreement.  Except as provided in Section 4.3 with respect to any Operational Modifications, Section 6.5 with respect to any expenditures requested by Customer, Article XIII with respect to any changes in law, and with respect to any turnarounds, in the event that continuing to provide the services under this Agreement would require Owner to make substantial and unanticipated expenditures related to the operation, maintenance, modification or improvement of the Facilities, then either party shall have the right to call a meeting between appropriate personnel of each party.  Any such meeting shall be held at a mutually agreeable location and will be attended by personnel of each party having sufficient authority to commit his or her respective party to a Resolution (as defined below).  At the meeting, the parties will negotiate in good faith with the objective of reaching a joint resolution, which will, among other things, specify steps to be taken by Owner and/or Customer to fully accomplish such resolution and the deadlines by which resolution must be completed (the “Resolution”).  Without limiting the generality of the foregoing, the Resolution shall set forth an agreed upon time schedule for the agreed upon activities.  Such time schedule shall be reasonable under the circumstances, consistent with customary industry standards and shall take into account Owner’s economic considerations relating to the costs and fees received for providing the services under this Agreement.  Owner shall use commercially reasonable efforts to continue to provide services to Customer at the Facilities, to the extent the Facilities are operationally capable of the provision of such services, during the period contemplated by the Resolution.  In the event the parties agree to a Resolution, then neither party shall have the right to terminate this Agreement pursuant to any provision of this Section 4.2 so long as any work contemplated by such Resolution is underway and is being completed in a timely manner in accordance with the specifications included in the Resolution (including, for the avoidance of doubt, any deadlines included therein).  If either Customer or Owner elects not to agree to a Resolution and (i) the Facilities are unable to perform all of the services hereunder, then this Agreement shall automatically terminate, or (ii) the Facilities are able to perform some, but not all of the services hereunder, then Customer shall have the option, on 15 days’ prior written notice to Owner to terminate this Agreement or elect to have this Agreement apply only to the services that can be provided in the absence of the Resolution in which case the parties will cooperate in good faith to make such amendments to this Agreement as are reasonably necessary to reflect such election.  Notwithstanding anything in the foregoing, if the Facilities are unable to perform any of the services hereunder as a result of the operations or condition of facilities upstream or downstream of the Facilities or as a result of acts or omissions of Customer or its Affiliates, unless agreed upon in writing by Owner, Customer shall not have the option to terminate this Agreement nor have the option to elect to have this Agreement apply to services on less than the Minimum Contract Quantity.

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4.3          Customer may at any time make a written request to Owner for an operational modification, including the installation of additional equipment and/or capacity expansion at the Facilities (each, an “Operational Modification”), and shall include in such written request the parameters and specifications of the requested Operational Modification.  Upon receipt of such a request, Owner shall promptly evaluate the relevant factors related to such request, including, without limitation:  engineering and design criteria, limitations affecting the Operational Modification, cost and financing factors and the effect of the Operational Modification on the overall operation of the Facilities.  If Owner determines that such Operational Modification is operationally and commercially feasible, Owner shall present a proposal to Customer concerning the design and projected costs of such Operational Modification and how such costs might be funded by or recovered from Customer.  If Owner determines the Operational Modification is not commercially or operationally reasonable and prudent, it shall provide Customer with an explanation of and justification for such determination.  If Owner notifies Customer that the Operational Modification may be commercially and operationally reasonable and prudent, the parties shall negotiate in good faith to determine appropriate terms and conditions of Owner’s implementation of such Operational Modification, which shall include, without limitation, the scope and the appropriate timing of such Operational Modification as well as a reasonable recovery to Owner with regard to such Operational Modification, (which may include, without limitation, direct reimbursement of all or part of the costs by Customer, an increase in fees described in Article VI and/or an increase in the Minimum Contract Quantity).

ARTICLE V

MEASUREMENT AND QUALITY

5.1          Measurements, volume corrections, and calibrations shall be performed in accordance with the procedures and processes used at the Facilities as of the Effective Date consistent with general accepted industry practices, unless otherwise mutually agreed.  Receipts of Feedstock into the Facilities shall be measured at the meter currently owned by Customer and located on the line between Customer’s sour crude unit and Owner’s vacuum distillation unit.  Customer shall operate and maintain the meter in accordance with generally accepted industry practices.  Owner shall be permitted to access the meter and may request Customer provide meter provings at Customer’s cost on a commercially reasonable basis.  The parties acknowledge that Customer’s existing meter measuring Feedstock into the Facilities is not of custody quality.

5.2          The quality of the Feedstock, Slop, and Slurry received at the Facilities for Customer’s account and the quality of Products delivered to Customer or its Carriers will meet generally accepted industry standards, as applicable.  Owner may, from time to time, establish additional specifications that the Feedstock, Slop and/or Slurry must satisfy due to any safety, environmental or operational considerations at or relating to the Facilities.  For any service or function requested by Customer not specifically provided for in this Agreement, Customer will pay a prompt charge if the service is able to be provided by Owner or a third-party as agreed in advance by the parties hereto in writing.  Notwithstanding the foregoing, Customer waives any right to claim damages for contamination of Customer’s products due to line displacement and/or use of common lines.

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ARTICLE VI

COMPENSATION TO OWNER

6.1          For each delivery Month during the term of this Agreement, Customer shall pay to Owner the following fees in consideration for Owner’s provision of the services described herein:

(a)           (i) a fixed tolling fee equal to $[ ]/Barrel for the Minimum Contract Quantity, plus (ii) for any volumes of Feedstock in excess of the Minimum Contract Quantity that are delivered to the Facilities and accepted by Owner for processing hereunder, an excess tolling fee equal to $[ ]/ Barrel.  In either case, the fixed tolling fee and excess tolling fee will be increased, but never decreased, by an amount equal to 100% of the annual change in the Consumer Price Index for All Urban Consumers (the “CPI-U”), as reported during the Month immediately preceding the effective date of the adjustment, with the annual adjustment effective August 1st of each year;

(b)           a variable tolling fee equal to (x) the Houston Ship Channel price for natural gas as reported by Inside FERC’s Gas Market report for the delivery Month (in dollars per million BTUs) multiplied by (x) 0.21 multiplied by (x) the total number of Barrels of Feedstock processed by Owner; and

(c)           a Service Fee (as calculated pursuant to Section 7.2 below).

6.2          Subject to Section 6.4, for each delivery Month, if Customer delivers less than the Minimum Contract Quantity, Customer shall pay the fixed tolling fee and the Service Fee on the Minimum Contract Quantity.

6.3          Adjustment of Tolling Fees. The fixed tolling fee, excess tolling fee and variable tolling fee (collectively, the “Tolling Fee”) shall be adjusted in the manner set forth on Exhibit A. Prior to each such adjustment, Owner shall provide Customer with a written budget describing all of the rates, which shall be based on Owner’s good faith estimate of the costs of the applicable turnaround and calculated in accordance with Exhibit A (the “Turnaround Budget”).

6.4          Partial Period Proration.  If the Effective Date is any Day other than the first Day of a Month, then the Feedstock delivered to the Facilities for Customer’s account from the first Day of the Month through the Effective Date shall be considered for purposes of determining whether Company tendered its Minimum Contract Quantity for the Month.  If this Agreement is terminated on any Day other than the last Day of a Month, then any calculation determined with respect to a Month will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month ending on the date of such termination, and the denominator of which is the number of Days in the Month.

6.5          Recovery of Certain Expenditures Requested by Customer.  If Customer requests that Owner make any expenditures in connection with its provision of new or additional services requested by Customer hereunder at the Facilities (other than as contemplated under

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Section 4.3), such request must be conveyed in writing by Customer and, if accepted by Owner in writing, Owner shall make such expenditures upon the parties’ agreement to allow Owner to recover such expenditures over time (which may include, without limitation, direct reimbursement of all or a part of the costs by Customer, an increase in fees described in this Article VI and/or an increase in the Minimum Contract Quantity).

ARTICLE VII

TAXES AND OTHER PAYMENTS

7.1          Customer shall be responsible for the payment of any royalties, overriding royalties and other payments due or to become due on the hydrocarbons which are subject to this Agreement.  Any tax applicable to the Feedstock, Slop, Slurry or Products (including but not limited to any tax applicable to stored volumes of Products, but excluding, for the avoidance of doubt, any income or similar taxes imposed on the income of Owner) shall be borne and paid by Customer unless such tax is by Law imposed upon Owner, in which event, such tax shall be paid by Owner and charged to and reimbursed by Customer.  CUSTOMER SHALL INDEMNIFY AND HOLD OWNER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, TOGETHER WITH ALL LOSS, DAMAGE AND EXPENSE (INCLUDING COURT COSTS AND ATTORNEY’S FEES) ARISING WITH RESPECT TO THE PAYMENT OF ANY TAXES, ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS DUE OR TO BECOME DUE ON THE PRODUCTS WHICH ARE SUBJECT TO THIS AGREEMENT.

7.2          In the fourth Quarter of each calendar year, Owner shall determine, in good faith, an estimate of the total annual property taxes owed for the immediately succeeding calendar year on the Facilities owned by Owner and located on the real property near the Sweeny Refinery Complex, and then use such estimate to calculate a per-Barrel fee (“Service Fee”) to be assessed on the Customer’s Minimum Contract Quantity, regardless of whether the Minimum Contract Quantity is actually delivered.  The Service Fee will be calculated by dividing such estimate by the Minimum Contract Quantity, i.e., 110,000 Barrels per Day * the number of  Days in the immediately succeeding calendar year.  Owner will provide written notice to Customer of the Service Fee to be assessed in the upcoming calendar year in accordance with the notice provisions in Section 14.7 below.  As between the parties, Owner shall pay all property taxes on the Facilities that become due after the Effective Date.  The Service Fee shall be $[ ] per Barrel on the Customer’s Minimum Contract Quantity for the remaining portion of the 2017 calendar year.  The Service Fee shall be included on Customer’s Monthly statement described in Section 9.1 below.

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ARTICLE VIII

REPORTING AND AUDIT

8.1                               Volume and mass reconciliations shall be prepared by Owner and provided to Customer on a Monthly basis, including such supporting documentation as Customer may reasonably request.

8.2                               Either party hereto, upon notice in writing to the other party hereto, shall have the right at normal business hours to audit the accounts and records relating to accounting or billing practices under the provisions of this Agreement for any calendar year during the 24-Month period following the end of such calendar year; provided, however, that the auditing party must take written exception to and make claim upon the other party hereto for all discrepancies disclosed by such audit within such 24-Month period.  Such audit shall be conducted by the auditing party’s representative or auditor at the auditing party’s expense.  Any volume statements, payments, reconciliations or other related documents shall be final as to all of the parties hereto unless disputed in writing within the 24-Month period following the end of the calendar year in which payment has been made thereon.

ARTICLE IX

MONTHLY STATEMENT; PAYMENT; LIENS

9.1                               Monthly Statement.  Promptly after the end of each Month, Owner shall provide Customer with a Monthly statement, including such supporting documentation as Customer may reasonably request.

9.2                               Payment.

(a)                                 Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two (2) Business Days after such Monthly statement is received, and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due on the next Business Day.  Payments not paid by the later of (A) the last Day of the Month in which such Monthly statement is received and (B) the date that is two (2) Business Days after such Monthly statement is received shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)                                 All payments shall be made to Owner by automated clearing house to an account specified by Owner from time to time, provided that as long as Owner is an Affiliate of Customer, Owner and Customer may settle Customer’s financial obligations to Owner through Customer’s normal interaffiliate settlement processes.  Any bank charges incurred by Customer in remitting funds by automated clearing house shall be for Customer’s account.  Acceptance by Owner of any payment from Customer for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Owner of any default by Customer hereunder.

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(c)                                  If Customer reasonably disputes any Monthly statement, in whole or in part, Customer shall promptly notify Owner in writing of the dispute.  In such case, Customer shall pay only the undisputed portion of the amount owed and the parties shall diligently and promptly work in good faith to resolve the disputed portion.

9.3                               Liens.  Customer hereby grants to Owner a warehouseman’s lien on all of Customer’s Products in storage at the Facilities.  If a warehouse receipt is required under applicable Law for such a lien to arise, this Agreement will be deemed to be the warehouse receipt for such Product.

ARTICLE X

FORCE MAJEURE

10.1                        As soon as possible upon the occurrence of a Force Majeure, if any party hereto is affected by a Force Majeure event, such party shall provide the other party with written notice of the occurrence of such Force Majeure event.  Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Owner from performing its obligations under this Agreement (other than Customer’s payment obligations (aside from obligations relating to the Turnaround Fee, as defined in Exhibit A)).  Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended (other than Customer’s payment obligations (aside from obligations relating to the Turnaround Fee), which shall be suspended beginning twenty (20) days after the commencement of a Force Majeure event) after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Customer from performing its obligations under this Agreement.  For clarity, except as expressly provided in this Section 10.1, the fees set forth in Article VI shall not accrue while each party’s obligations are suspended, except that the payment obligations in respect of the Turnaround Fee shall be payable in all circumstances.  At the conclusion of the Force Majeure event, the fees applicable to the Month in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.

10.2                        A party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.

10.3                        The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing person or entity when such course is inadvisable in the discretion of the affected party.

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10.4                        Owner may suspend performance of the services to the extent reasonably necessary to prevent injuries to persons, damage to property or harm to the environment.

10.5                        If a Force Majeure event prevents either Owner or Customer from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either party hereto at any time after the expiration of such 12-Month period upon at least 30 Days’ notice to the other party.

ARTICLE XI

DEFAULT

If either party hereto is in material default of the provisions of this Agreement and such default has not been remedied within 60 Days after written notice from the non-defaulting party (the “Cure Period”), then the non-defaulting party may, in addition to any other rights or remedies available to it, terminate this Agreement by giving written notice of termination to the defaulting party within five (5) Days following expiration of said Cure Period.

ARTICLE XII

INDEMNIFICATION

12.1                        EXCEPT AS PROVIDED IN SECTION 3.7, CUSTOMER RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD OWNER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF CUSTOMER’S OWNERSHIP, CUSTODY OR USE OF THE FEEDSTOCK, SLOP, SLURRY, AND PRODUCTS.

12.2                        SUBJECT TO SECTION 3.7 AND EXCEPT TO THE EXTENT CAUSED BY FAILURE OF FEEDSTOCK, SLOP OR SLURRY TO MEET THE QUALITY SPECIFICATIONS IN SECTION 3.1 OR SECTION 5.2, OWNER RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD CUSTOMER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF OWNER’S CUSTODY OR USE OF THE FEEDSTOCK, SLOP, SLURRY, AND PRODUCTS.

12.3                        NEITHER PARTY WILL BE LIABLE FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, LOST PROFITS OR SPECIAL, INDIRECT, INCIDENTAL, TREBLE, SPECULATIVE, REMOTE, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE OR BUSINESS INTERRUPTION, WHETHER BASED UPON STATUTE, CONTRACT, TORT, STRICT LIABILITY, OR NEGLIGENCE (INCLUDING, BUT NOT LIMITED TO THE SOLE, JOINT, OR

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CONCURRENT NEGLIGENCE), OR IN ANY OTHER MANNER ARISING OUT OF THIS AGREEMENT, ANY INDEMNITY PROVISION, OR OTHERWISE.

12.4                        Notice of claims by Customer or Owner for any liability, loss, damage, or expense arising out of this Agreement must be made to the other party in writing within 180 Days after the same shall have accrued.  Such claims, described in reasonable detail, must be sent to the other party within said 180 days and unless so made and filed, the other party shall be wholly released and discharged therefrom and shall not be liable therefore in any court of justice.  No suit at law or in equity shall be maintained upon any claim unless instituted within two years and one Day after the cause of action accrued.

ARTICLE XIII

CHANGE IN LAW

If new Laws require Owner to make substantial and unanticipated expenditures in connection with the services Owner provides to Customer under this Agreement, Owner shall use commercially reasonable efforts to attempt to secure a waiver, exception or extension for the time of compliance with the new Law in an effort to secure continued operation under existing applicable Laws during the term of this Agreement.  If Owner is unable to secure a waiver, exception or extension for continued operation using commercially reasonable efforts, then Owner will find a commercially reasonable manner to conform to the new Laws and give Customer commercially reasonable advance notice of any planned expenditures necessary for such compliance.  Customer will reimburse Owner for Customer’s proportionate share of the costs of complying with such Laws, or at Owner’s option, and if the parties agree, the relevant fees will be increased or an alternate mechanism shall be adopted to allow Owner to recover the amount paid for such costs over time from Customer or another entity.  The Customer’s “proportionate share” of the costs of complying with such Laws referenced in the immediately preceding sentence shall be 100% if Customer is Owner’s sole customer for services of the type that Owner provides under this Agreement.

ARTICLE XIV

MISCELLANEOUS

14.1                        This Agreement may be scanned and stored electronically, or stored on computer tapes and disks, as may be practicable (the “Imaged Agreement”).  The Imaged Agreement if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form.  Neither party shall object to the admissibility of any Imaged Agreement (or photocopies of the transcription of such Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule or the best evidence rule.  However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

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14.2                        Owner shall in good faith endeavor to promptly notify Customer of any Product spills or other environmentally polluting discharges.  Notice may be sent by email to Customer’s scheduler or operational personnel.

14.3                        THIS AGREEMENT, AND ANY ACTIONS, CLAIMS, DEMANDS OR SETTLEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PRINCIPLES WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS (AS APPLICABLE) LOCATED IN HOUSTON, TEXAS, AND TO ALL COURTS COMPETENT TO HEAR AND DETERMINE APPEALS THEREFROM, AND WAIVES ANY OBJECTIONS THAT A SUIT, ACTION OR PROCEEDING SHOULD BE BROUGHT IN ANOTHER COURT AND ANY OBJECTIONS TO INCONVENIENT FORUM.

14.4                        No waiver by either party of any default under this Agreement shall be deemed to be a waiver of any future default, whether of a like or a different character.

14.5                        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  No party may assign this Agreement, nor any interest herein, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that either party hereto may (i) assign its rights and delegate its duties hereunder to an affiliate without the consent of the other party or (ii) make collateral assignments of this Agreement to secure working capital or other financing without the consent of the other party.  Such assignment shall be effective upon notice sent by the assigning party.  Upon the occurrence of a Partnership Change in Control (as hereinafter defined), Owner shall provide Customer with a notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof.  Within 180 Days following receipt of such notice, Customer may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control. In the event this Agreement is terminated early as a result of Partnership Change in Control, Customer shall have no further payment obligations to Owner except for those incurred prior to the date of such early termination.  A “Partnership Change in Control” means Customer ceases to Control the general partner of Phillips 66 Partners LP.

14.6                        It is not the intention of the parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust.  This Agreement shall not be deemed or construed to authorize any party to act as an agent, servant or employee for any other party for any purpose whatsoever except as explicitly set forth in this Agreement.

[Form of Amended and Restated Tolling Services Agreement]

14

14.7                        Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested or facsimile as follows:

If to Owner, addressed to:

Merey Sweeny LP
c/o Houston Operations Center
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn: President
Copy to Deputy General Counsel, Midstream

If to Customer, addressed to:

Phillips 66 Company
c/o Houston Operations Center
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn: General Manager, Sweeny Refinery
Copy to Deputy General Counsel, Commercial

[Form of Amended and Restated Tolling Services Agreement]

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Day and year first above written.

MEREY SWEENY LP		PHILLIPS 66 COMPANY

By: Sweeny Coker LLC, its general partner

By:	Exhibit Copy, Not for Execution	By:	Exhibit Copy, Not for Execution

Name:	David P. Erfert	Name:	Robert. A. Herman

Title:	Vice President	Title:	Executive Vice President, Refining

Signature Page to Tolling Services Agreement

[Form of Amended and Restated Tolling Services Agreement]

EXHIBIT A(1)

“Accrued Major Turnaround Cost” shall mean the product of (i) the Major Turnaround Fee, (ii) the Minimum Contract Quantity and (iii) the number of Days in the 18-Month period immediately preceding and including the month of the commencement of the applicable Scheduled Turnaround.

“Accrued Minor Turnaround Cost” shall mean the product of (i) the Minor Turnaround Fee, (ii) the Minimum Contract Quantity and (iii) the number of Days in the 18-Month period immediately preceding and including the month of the commencement of the applicable Scheduled Turnaround.

“Accrued Turnaround Cost” shall be the sum of (i) the Accrued Major Turnaround Cost and (ii) the Accrued Minor Turnaround Cost.

“Aggregate Major Turnaround Cost” shall mean the total actual costs and expenses, including catalysts, incurred in the current Scheduled Turnaround with respect to items identified as a “Major Component” as determined within approximately two Months following completion of the Scheduled Turnaround.

“Aggregate Minor Turnaround Cost” shall mean the total actual costs and expenses, including catalysts, incurred in the current Scheduled Turnaround with respect to items identified as a “Minor Component” as determined within approximately two Months following completion of the Scheduled Turnaround.

“Major Turnaround Fee” shall mean the per Barrel charge set forth in the Turnaround Budget.

“Major Turnaround Reimbursement” shall have the meaning set forth in this Exhibit A.

“Major Turnaround Surcharge” shall have the meaning set forth in this Exhibit A.

“Minor Turnaround Fee” shall mean the per Barrel charge set forth in the Turnaround Budget.

“Minor Turnaround Reimbursement” shall have the meaning set forth in this Exhibit A.

“Minor Turnaround Surcharge” shall have the meaning set forth in this Exhibit A.

“Turnaround Fee” shall be the sum of (i) the Major Turnaround Fee and (ii) the Minor Turnaround Fee.

1.                    Turnaround Fee.

(1)  Note to Draft: Subject to review and confirmation by Evercore.

[Form of Amended and Restated Tolling Services Agreement]

Not less than 18 Months prior to the commencement of each Scheduled Turnaround during the Term, Owner shall provide written notice of such Scheduled Turnaround to Customer, which written notice shall include a Turnaround Budget in accordance with Section 6.3 of this Agreement.  The Tolling Fee shall be increased for the 18-Month period immediately preceding and including the month of the commencement of such Scheduled Turnaround to include the Turnaround Fee shown on such Turnaround Budget to be assessed on each Barrel of Feedstock (using the Minimum Contract Quantity) in order to allow Owner to earn the Accrued Turnaround Cost.

Owner anticipates the next Scheduled Turnaround will commence on or around January 19, 2019 and, because such Scheduled Turnaround will occur less than 18 Months from the Effective Date, the Tolling Fees assessed beginning on the Effective Date shall include the Turnaround Fee set forth on the Turnaround Budget provided to Customer contemporaneous with execution of this Agreement.

2.                    Accrued Major Turnaround Cost True Up.

After each Scheduled Turnaround on the Facilities during the Term, Owner will calculate its actual Aggregate Major Turnaround Cost incurred in connection therewith.

a.              In the event such actual Aggregate Major Turnaround Cost is greater than 120% of the Accrued Major Turnaround Cost for such Scheduled Turnaround, then Customer will pay to Owner a turnaround surcharge equal to the amount by which such actual Aggregate Major Turnaround Cost is greater than 120% of the Accrued Major Turnaround Cost (the “Major Turnaround Surcharge”) in order to allow Owner to recover a portion of the actual Aggregate Major Turnaround Cost in excess of the Accrued Major Turnaround Cost.

b.              In the event such actual Aggregate Major Turnaround Cost is less than 80% of the Accrued Major Turnaround Cost for such Scheduled Turnaround, then Owner will pay to Customer a turnaround reimbursement equal to the amount by which such actual Aggregate Major Turnaround Cost is less than 80% of the Accrued Major Turnaround Cost (the “Major Turnaround Reimbursement”) in order to allow Customer to recover a portion of the Accrued Major Turnaround Cost in excess of the actual Aggregate Major Turnaround Cost.

c.               Such Major Turnaround Surcharge or Major Turnaround Reimbursement, as applicable, shall be paid, or credited, to the appropriate party in accordance with Article IX.

3.                    Accrued Minor Turnaround Cost True Up.

[Form of Amended and Restated Tolling Services Agreement]

After each Scheduled Turnaround on the Facilities during the Term, Owner will calculate its actual Aggregate Minor Turnaround Cost incurred in connection therewith.

a.              In the event such actual Aggregate Minor Turnaround Cost is greater than 120% of the Accrued Minor Turnaround Cost for such Scheduled Turnaround, then Customer will pay to Owner a turnaround surcharge equal to the amount by which such actual Aggregate Minor Turnaround Cost is greater than 120% of the Accrued Minor Turnaround Cost (the “Minor Turnaround Surcharge”) in order to allow Owner to recover a portion of the actual Aggregate Minor Turnaround Cost in excess of the Accrued Minor Turnaround Cost.

b.              In the event such actual Aggregate Minor Turnaround Cost is less than 80% of the Accrued Minor Turnaround Cost for such Scheduled Turnaround, then Owner will pay to Customer a turnaround reimbursement equal to the amount by which such actual Aggregate Minor Turnaround Cost is less than 80% of the Accrued Minor Turnaround Cost (the “Minor Turnaround Reimbursement”) in order to allow Customer to recover a portion of the Accrued Minor Turnaround Cost in excess of the actual Aggregate Minor Turnaround Cost.

c.               Such Minor Turnaround Surcharge or Minor Turnaround Reimbursement, as applicable, shall be paid, or credited, to the appropriate party in accordance with Article IX.

[Form of Amended and Restated Tolling Services Agreement]

SCHEDULE 1.1(a)

Excluded Assets

1.              Third party trade receivables on MSLP’s balance sheet as of the Effective Time.

2.              Inventory on MSLP’s balance sheet as of the Effective Time.

3.              The “Coke Handling Facilities,” which are a pile, the pit with bridge crane, crusher, coke conveyor and associated equipment currently owned by Phillips 66 Company located adjacent to the MSLP Assets at the Sweeny Refinery Complex in Old Ocean, Texas.

4.              All agreements to sell coke produced in the MSLP Assets between Phillips 66 Company and third parties.

SCHEDULE 2.4

Assumed Liabilities

1.                                      MSLP Environmental Facilities Revenue Bonds (approximately $100,000,000 in the aggregate)

2.                                      The ten (10) Amended and Restated Term Promissory Notes, each payable to Phillips 66 Company and executed (two each) by each of DE A LLC, DE B LLC, DE C LLC, DE D LLC, and DE P LLC (approximately $588,000,000).

3.                                      DSR Guaranty.

4.                                      Member Guaranty Agreement (Dakota Access) dated October 15, 2014.

5.                                      Member Guaranty Agreement (ETCOC) dated October 15, 2014.

6.                                      Pledge Agreement by Dakota Access Holdings LLC, and Phillips 66 DAPL Holdings LLC, Dakota Access, LLC, and Citibank, N.A., dated August 2, 2016.

7.                                      Pledge Agreement by ETCO Holdings LLC, and Phillips 66 ETCO Holdings LLC, Energy Transfer Crude Oil Company, LLC, and Citibank, N.A., dated August 2, 2016.

8.                                      Credit Agreement dated as of August 16, 2016 among Dakota Access, Energy Transfer Oil Company, Citibank, N.A., as Administrative Agent, and the other parties thereto, together with the related Financing Documents (as defined therein).

SCHEDULE 2.5

Certain Capital Contributions

The capital projects approved by the Boards of Directors for Dakota Access and Energy Transfer Crude Oil Company as of September 19, 2017.

SCHEDULE 3.4

Consents

1.                                      Assignment of Member Guaranty Agreement (Dakota Access) dated October 15, 2014.

2.                                      Assignment of Member Guaranty Agreement (ETCOC) dated October 15, 2014

SCHEDULE 3.5

Litigation

Standing Rock Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1534 (JEB) (and the two consolidated cases, Yankton Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1796 (JEB); and Oglala Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 17-267 (JEB)), United States District Court for the District of Columbia.

SCHEDULE 3.7

Environmental Matters

1.                                      Standing Rock Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1534 (JEB) (and the two consolidated cases, Yankton Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 16-1796 (JEB); and Oglala Sioux Tribe v. United States Army Corps of Engineers, Civil Action No. 17-267 (JEB)), United States District Court for the District of Columbia.

In its June 14, 2017, ruling, the District Court  found that the Army Corps’ review and consideration of construction and operation of the DAPL Assets substantially complied with the National Environmental Policy Act in many respects, but that the Army Corps failed to adequately consider the impacts of an oil spill on Indian fishing and hunting rights, environmental justice, and the degree to which the DAPL Assets’ effects are likely to be highly controversial.  The District Court remanded these matters to the Army Corps for reconsideration as part of its environmental analysis.  Additionally, the District Court ordered briefing on whether the DAPL Assets must cease operations while the remand to the Army Corps is pending, which briefing was completed on August 28, 2017.

This disclosure is made solely with respect to Sections 3.7(a), 3.7(b) and 3.7(d).

SCHEDULE 3.8

Contributed Interests

1.                                      Pledge Agreement by Dakota Access Holdings LLC, and Phillips 66 DAPL Holdings LLC, Dakota Access, LLC, and Citibank, N.A., dated August 2, 2016.

2.                                      Pledge Agreement by ETCO Holdings LLC, and Phillips 66 ETCO Holdings LLC, Energy Transfer Crude Oil Company, LLC, and Citibank, N.A., dated August 2, 2016.

SCHEDULE 3.18

Adverse Changes

SCHEDULE 5.3

Prefunded Projects

1.                                      Approximately 79% of the estimated costs associated with the upcoming Scheduled Turnaround at MSLP (as defined in the Amended and Restated Tolling Services Agreement).